Exhibit 2.1

** ** Text Omitted and Filed Separately with the Securities and Exchange

Commission. Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

FOIA CONFIDENTIAL TREATMENT REQUESTED

EXECUTION COPY

ASSET PURCHASE AGREEMENT

BY AND BETWEEN

CELSION CORPORATION

AND

EGEN, INC.

JUNE 6, 2014

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of June 6, 2014 (the “Agreement Date”), by and between Celsion Corporation, a Delaware corporation (the “Purchaser”), and Egen, Inc., an Alabama corporation (the “Company”).

RECITALS

WHEREAS, the Company is engaged in the Company Business (as defined below);

WHEREAS, the Company wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Company, the Transferred Assets (as defined below), and in connection therewith the Purchaser is willing to assume from the Company the Assumed Liabilities, all upon the terms and subject to the conditions set forth herein (the “Acquisition”);

WHEREAS, concurrently with the execution and delivery of this Agreement, and as an inducement to the willingness of the Purchaser to enter into this Agreement, the holders of (i) at least ** ** of the outstanding shares of Company Series A Preferred Stock (as defined below), (ii) at least ** ** of the outstanding shares of Company Series B Preferred Stock (as defined below), and (iii) at least ** ** of the outstanding shares of Company Common Stock (as defined below), have each executed and delivered to the Purchaser a voting agreement and irrevocable proxy in the form attached hereto as Exhibit A (each, a “Voting Agreement”), pursuant to which, among other things, each such holder has agreed to vote, following the execution and delivery of this Agreement, in favor of this Agreement, the Acquisition and the other transactions contemplated hereby; and

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Purchaser’s willingness to enter into this Agreement, each Key Employee (as defined below) is executing and delivering to the Purchaser an employment offer letter, a retention and severance agreement and an employee proprietary information agreement (collectively, the “Offer Letter”), which Offer Letter shall become effective only at the Closing (as defined below);

NOW, THEREFORE, in consideration of the representations, warranties, covenants and other agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

ARTICLE I

DEFINITIONS

1.1     Certain Definitions. As used in this Agreement, the following terms shall have the meanings indicated below.

“ABCA” means the Alabama Business Corporation Law.

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Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

“Acquisition Proposal” means, with respect to the Company, any agreement, offer, proposal or bona fide indication of interest (other than this Agreement or any other offer, proposal or indication of interest by the Purchaser), or any public announcement of intention to enter into any such agreement or make any offer, proposal or bona fide indication of interest, relating to or involving: (a) any acquisition or purchase from the Company, or from the Company Stockholders, by any Person or Group of more than a ten percent (10%) interest in the total outstanding voting securities of the Company or any tender offer or exchange offer that, if consummated, would result in any Person or Group beneficially owning ten percent (10%) or more of the total outstanding voting securities of the Company or any merger, consolidation, share exchange, business combination or similar transaction involving the Company; (b) any sale, lease, mortgage, pledge, exchange, transfer, license, acquisition or disposition of more than ten percent (10%) of the assets of the Company in any single transaction or series of related transactions; or (c) any liquidation, dissolution, recapitalization or other significant corporate reorganization of the Company or any extraordinary dividend, whether of cash or other property.

“Action” means any action, order, writ, injunction, demand, claim, suit, litigation, proceeding, arbitration, mediation, audit, investigation, inquiry or dispute.

“Affiliate” has the meaning set forth in Rule 144 promulgated under the Securities Act.

“Ancillary Agreements” means the Offer Letters, the Voting Agreements, the Bill of Sale and Assignment and Assumption Agreement, the Intellectual Property Assignment Agreements, the Lock-Up Agreement, the Registration Rights Agreement and the Acknowledgement and Agreement.

“Anti-microRNA” or “anti-miR” means a chemically modified single-stranded oligonucleotide that has been designed to bind to and inhibit a specific microRNA.

“Bill of Sale and Assignment and Assumption Agreement” means the Bill of Sale and Assignment and Assumption Agreement to be executed by the Purchaser and the Company at the Closing, substantially in the form attached hereto as Exhibit B.

“Business Day” means a day, other than Saturday or Sunday, on which commercial banks are open for business in New York, New York.

“Business Records” shall mean all books, files and records of the Company, including all books of account, ledgers, financial, accounting, scientific (including laboratory notebooks and invention disclosures) records and files, personnel records and files of the Transferred Employees, manuals and data, sales and purchase correspondence, catalogs, research material, supplier lists and correspondence (in all cases in any form or medium) of the Company or arising from, necessary for the operation of or otherwise relating to the Business; provided, however, that, in each case, the Company may exclude (a) those personnel-related books and records that are prohibited by applicable Law from being transferred to the Purchaser and (b) the Corporate Records.

“Closing Cash Payment” means a cash amount equal to (a) $3,400,000 minus (b) the Company Expense Excess.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

“Closing Stock Payment” means 2,712,188 shares of Purchaser Common Stock.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Accumulative Expense” means the total amount of the Company’s expenses from and including ** ** through and including the Closing Date, determined in accordance GAAP, excluding the Company Transaction Expenses and excluding any expenses of the Company expressly agreed to in writing by the Purchaser and set forth in a certificate executed at the Closing by the Company and the Purchaser (the “Excluded Company Expenses Certificate”).

“Company Affiliate” means with respect to the Company, any Person which, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under Common Control with, the Company. For purposes of this definition, the terms “Controls”, “Controlled by” and “under Common Control with”, with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities or other ownership interests, as trustee, personal representative or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities or other ownership interests having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Company Articles of Incorporation” means the Articles of Incorporation of the Company, formerly known as “Expression Genetics, Inc.,” filed with the Madison County, Alabama Judge of Probate (the “Filing Office”) on March 5, 2002, as amended by (a) the Articles of Amendment to the Articles of Incorporation filed with the Filing Office on June 11, 2003, (b) the Second Articles of Amendment to the Articles of Incorporation filed with the Filing Office on January 6, 2005, (c) the Third Articles of Amendment to the Articles of Incorporation filed with the Filing Office on July 12, 2006, as corrected by the Articles of Correction to the Third Articles of Amendment to the Articles of Incorporation filed with the Filing Office on September 29, 2006, (d) the Articles of Amendment to Articles of Incorporation filed with the Filing Office on September 23, 2008, and (e) the Fifth Articles of Amendment to Articles of Incorporation filed with the Filing Office on January 26, 2009.

“Company Board” means the board of directors of the Company.

“Company Business” means the business of the Company, including the research, development and clinical trials of the Primary Programs, as conducted as of or prior to the Closing Date.

“Company Bylaws” means those certain Bylaws of the Company adopted on March 5, 2002, as amended and as currently in effect.

“Company Capital Stock” means, collectively, Company Common Stock and Company Preferred Stock.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

“Company Common Stock” means common stock, par value $0.01 per share, of the Company.

“Company Common Stockholders” means the holders of the outstanding shares of Company Common Stock.

“Company Data” means all data contained in any databases of the Company, including any Trade Secrets and Personal Data, and all other information and data compilations used by, or necessary to the business of, the Company.

“Company Expense Certificate” means a certificate executed by the President of the Company and dated as of the Closing Date, accompanied by an itemized list of the Company’s expenses for each month from ** ** through the Closing Date (excluding the Company Transaction Expenses), certifying the accuracy of such itemized list of expenses and the calculation of the Company Accumulative Expense, the Company Expense Target and the Company Expense Excess.

“Company Expense Excess” means ** **.

“Company Expense Target” means ** **.

“Company Fundamental Representation” means any of the representations and warranties contained in Section 4.1 (Organization, Standing and Power), Section 4.3 (Capital Structure), Section 4.4 (Authority; Noncontravention), ** ** and Section 4.16 (Taxes).

“Company IP” means all Intellectual Property in which the Company has or purports to have an ownership interest or an exclusive license or similar exclusive right in any field or territory.

“Company IP Rights” means (a) any and all Intellectual Property used or held for use in the conduct of the Company Business, including Third-Party Intellectual Property Rights, and (b) any and all other Intellectual Property owned or purportedly owned by the Company.

“Company IT Systems” means all information technology and computer systems relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information, whether or not in electronic format, used in or necessary to the conduct of the Company Business.

“Company Material Adverse Change” and “Company Material Adverse Effect” means any change, event, circumstance, condition or effect that (a) is or is reasonably likely to be or become, individually or in the aggregate, materially adverse to the condition (financial or otherwise), assets (including Intellectual Property or other intangible assets), Liabilities (including those relating to Intellectual Property), business or results of operations of the Company; provided, however, that in no event shall any of the following be deemed, either alone or in combination, to constitute, nor shall any of the following be taken into account in determining whether there has been, a Company Material Adverse Change or Company Material Adverse Effect: (i) changes in general economic conditions, (ii) changes affecting the Company’s industry generally, (iii) acts of war or terrorism, (iv) changes resulting or arising from any public announcement of this Agreement, which is not in violation of the Confidentiality Agreement or the terms of this Agreement or any Ancillary Agreement executed by the Company, or the pendency of this Agreement or any of the transactions contemplated herein or therein, (v) changes in applicable Law or GAAP occurring after the Agreement Date (provided that in the case of clauses (i), (ii), (iii), and (v), such change, effect, event, circumstance, or condition does not affect the Company in a materially disproportionate manner relative to other companies operating in the industry in which the Company operates), or (vi) the taking by the Company of any action consented to or requested by the Purchaser in writing; or (b) materially impedes or delays the Company’s ability to consummate the transactions contemplated by this Agreement in accordance with the terms and conditions of this Agreement and applicable Laws.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

“Company Option Plans” means each stock option plan, program or arrangement of the Company.

“Company Optionholders” means the holders of the Company Options.

“Company Options” means options to purchase shares of Company Common Stock.

“Company Owned IP Rights” means Company IP Rights that are owned or are purportedly owned by the Company.

“Company Preferred Stock” means Company Series A Preferred Stock and Company Series B Preferred Stock.

“Company Preferred Stockholders” means the holders of the outstanding shares of Company Preferred Stock.

“Company Securityholders” means the Company Stockholders and the Company Optionholders.

“Company Series A Preferred Stock” means Series A preferred stock, par value $0.01 per share, of the Company.

“Company Series B Preferred Stock” means Series B preferred stock, par value $0.01 per share, of the Company.

“Company Stockholders” means the Company Common Stockholders and the Company Preferred Stockholders.

“Confidentiality Agreement” means that certain Mutual Confidentiality and Non-Disclosure Agreement dated as of ** **, by and between the Purchaser and the Company.

“Contract” means any written or oral legally binding contract, agreement, instrument, commitment or undertaking of any nature, to which the Company is a party or by which it is bound, including leases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts, letters of intent and purchase orders.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

“DNA” means deoxyribonucleic acid.

“Earnout Payment” means each of the EGEN-001 Earnout Payment and the TheraSilence Earnout Payment.

“Earnout Payment Date” means the date on which an Earnout Payment is to be made by the Purchaser to the Company pursuant to the applicable provisions of Section 3.2(c).

“Earnout Product” means each of the EGEN-001 Ovarian Cancer Product, the EGEN-001 GBM Product, the TheraSilence License Product and the TheraSilence Development Product.

“EGEN-001” means ** ** Except as provided in this definition, for purposes of this Agreement, no other compound or product developed by the Purchaser based on the TheraPlas Technology platform shall be deemed to constitute “EGEN-001.”

“EGEN-001 Earnout Payment” means each of the EGEN-001 Ovarian Cancer Payment and the EGEN-001 GBM Payment.

“EGEN-001 GBM Study” means ** **.

“EGEN-001 Milestone” means each of the EGEN-001 Ovarian Cancer Milestone and the EGEN-001 GBM Milestone.

“EGEN-001 Ovarian Cancer Study” means ** **.

“EMA” means the European Medicines Agency or any successor agency thereof performing similar functions.

“Encumbrance” means, with respect to any property or asset, any mortgage, deed of trust, lien, lease, agreement, pledge, security interest, title retention device, conditional sale or other security arrangement, collateral assignment, claim, charge, equitable interest, adverse claim of title, right-of-way, easement, encroachment, preemptive right, right of first refusal or similar restriction or right, ownership or right to use, restriction or other encumbrance of any kind in respect of such asset, including any restriction on (a) the voting of any security or the transfer of any security or other asset, (b) the receipt of any income derived from any asset, (c) the use of any asset and (d) the possession, exercise or transfer of any other attribute of ownership of any asset.

“Environmental and Safety Laws” means any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other Persons, including the public.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

“Environmental Permits” means all Permits issued by Governmental Entities as required under Environmental and Safety Laws for the Company to conduct its business and operations.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Taxes” means, subject to Section 7.17(a) and Section 7.17(c) hereof: (a) all Taxes of the Company or any of its Affiliates, or for which the Company or any of its Affiliates is liable, for any Taxable Period; (b) all Taxes related to the Excluded Assets or Retained Liabilities for any Taxable Period; and (c) all Taxes relating to the Transferred Assets or the Assumed Liabilities for any Taxable Period or portion thereof that ends on or before the Closing Date and, with respect to any Straddle Period, for the portion of such Taxable Period ending at the end of the day on the Closing Date.

“FDA” means the Food and Drug Administration of the United States Department of Health and Human Services or any successor agency thereof performing similar functions.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis.

“General Indemnity Period” means the period commencing on the Closing Date and ending on ** **.

“Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any court, tribunal, arbitrator, administrative agency, commission or other governmental official, authority or instrumentality, in each case, whether domestic or foreign, any stock exchange or similar self-regulatory organization or any quasi-governmental or private body exercising any regulatory, Taxing or other governmental or quasi-governmental authority.

“Group” shall have the definition ascribed to such term under Section 13(d) of the Exchange Act, the rules and regulations thereunder and related case law.

“Hazardous Materials” means any toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance, material or waste defined in or regulated under any Environmental and Safety Laws, but excludes office and janitorial supplies properly and safely maintained.

“Holdback Amount” means $2,100,000 comprised of the Holdback Stock.

“Holdback Stock” means 670,070 shares of Purchaser Common Stock ** **.

“IND” means an Investigational New Drug application, Clinical Trial Application or similar application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

“Indebtedness” means, without duplication, (a) all indebtedness of the Company for borrowed money or indebtedness issued or incurred in substitution or exchange for borrowed money, (b) amounts owing by the Company as deferred purchase price for property, assets or services, (c) indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security for the payment for which the Company is responsible or liable, (d) commitments or obligations by which the Company assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (e) indebtedness secured by an Encumbrance on any assets and properties of the Company, (f) obligations to repay deposits or other amounts advanced by and owing by the Company to third parties, (g) obligations of the Company under any interest rate, currency or other hedging agreement, (h) obligations of the Company under capital leases in respect of which the Company is liable as obligor or guarantor, (i) guarantees under which the Company is liable with respect to any indebtedness, obligations, claim or liability of any other Person of a type described in clauses (a) through (h) above, and (j) any accrued interest, prepayment penalties, premiums, fees and expenses due and payable in respect of any of the foregoing.

“Intellectual Property” means, collectively: (a) all United States and non-United States registered, unregistered and pending: (i) Marks; (ii) copyrights (including those in computer software), and all registrations and applications therefor; and (iii) Patents; and (b) all: (i) computer software; (ii) Trade Secrets and other Know-How; (iii) websites and webpages and related items, and all intellectual property and proprietary rights incorporated therein; and (iv) other intellectual property and proprietary rights, including rights of publicity, privacy, moral rights and rights of attribution.

“Intellectual Property Assignment Agreements” means the Patent Assignment Agreement and the Trademark Assignment Agreement, the Domain Name Assignment Agreement and any other similar documents required by applicable Law or otherwise intended to sell, assign and transfer any Transferred Assets consisting of Intellectual Property, each to be executed by the Purchaser and the Company at the Closing, in substantially the forms attached hereto as Exhibit C.

“IRS” means the Internal Revenue Service.

“Key Employee” means each employee of the Company listed on Schedule 1.1(a) attached hereto.

“Know-How” means inventions (whether or not patentable), invention disclosures, processes, methods, algorithms and formulae, know-how, trade secrets, technology, information, knowledge, practices, formulas, instructions, skills, techniques, scientific and technical data, designs, drawings, computer programs, apparatus, research tools, results of experiments and clinical and pre-clinical tests, test data, including pharmacological, toxicological and clinical data, cell lines, information regarding specially bred animals, anticancer agents, analytical and quality control data, manufacturing data and descriptions, market data, devices, assays, chemical formulations, notes of experiments, specifications, delivery systems, compositions of matter, physical, and chemical and biological materials and compounds, whether in intangible, tangible, written, electronic or other form.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

“Knowledge” means, with respect to any fact, circumstance, event or other matter in question, the knowledge of such fact, circumstance, event or other matter of (a) an individual, if used in reference to an individual, (b) with respect to the Company, ** ** (the individuals specified in clause (b) collectively, the “Company Representatives”). Any such individual or Company Representative will, in the absence of countervailing facts, be presumed to have knowledge of a particular fact, circumstance, event or other matter if (i) such fact, circumstance, event or other matter is clearly reflected in one or more documents (whether written or electronic, including electronic mails sent to or by such individual or Company Representative) in, or that are or have been in, the possession of such individual or Company Representative, including his or her personal files, or (ii) such fact, circumstance, event or other matter is clearly reflected in one or more documents (whether written or electronic) contained in the books and records of such Person.

“Laws” means any federal, state, foreign, local, municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Liabilities” means all debts, liabilities, claims, losses, damages, Taxes and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, asserted or unasserted, known or unknown, including those arising under any Law, Order or Contract.

“Marks” means all United States and foreign trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names and corporate names, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof.

“microRNA” or “miRNA” means a structurally defined functional RNA molecule usually between 19 and 25 nucleotides in length, which is derived from an endogenous, genetically-encoded non-coding RNA which is predicted to be processed into a hairpin RNA structure that is a substrate for the double-stranded RNA-specific ribonuclease Drosha and subsequently is predicted to serve as a substrate for the enzyme Dicer, a member of the RNase III enzyme family.

“microRNA mimic” means a single-stranded or double-stranded oligonucleotide with the same or substantially similar-base composition and sequence (including chemically modified bases) as a particular natural, miRNA and which is designed to mimic the activity of such miRNA.

“Milestone” means each of the EGEN-001 Milestone and the TheraSilence Milestone.

“NASDAQ” means The NASDAQ Stock Market LLC.

“NDA” means a New Drug Application, Biologics License Application, Marketing Authorization Application or similar application or submission filed with a Regulatory Authority in a country or group of countries to obtain marketing approval for a biological, pharmaceutical or other therapeutic or prophylactic product in that country or in that group of countries.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

“Order” means any order, decision, judgment, writ, injunction, directive, stipulation, consent, decree, award or other similar determination of any Governmental Entity.

“Patents” means all United States and foreign patents (including utility, utility model, plant and design patents, and certificates of invention), patent applications (including additions, provisional, non-provisional, national, regional and international applications, as well as original, continuation, continuation-in-part, divisionals, continued prosecution applications, reissues, and re-examination applications), patent or invention disclosures, registrations, applications for registrations and any term extension or other action by a Governmental Entity which provides rights beyond the original expiration date of any of the foregoing.

“Permits” mean licenses, clearances, certificates, consents, permits, approvals or other similar authorization from, or declarations, registrations or filings with, Government Entities.

“Permitted Encumbrances” means (a) statutory liens for Taxes that are not yet due and payable; (b) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by applicable Laws; (c) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements; (d) mechanics’, carriers’, workers’ or repairmen’s Encumbrances arising by operation of law in the ordinary course of business and securing payments or obligations that are not delinquent; and (e) any other Encumbrance set forth in Schedule 1.1(b) attached hereto.

“Person” means any natural person, company, corporation, limited liability company, general partnership, limited partnership, trust, proprietorship, joint venture, business organization or Governmental Entity.

“Personal Data” means a natural person’s name or any other piece of information that allows the identification of a natural person.

“Phase I Study” means a clinical trial that satisfies the requirements for a Phase I study as defined in 21 C.F.R. Part 312.21(a), or any successor regulation, or the equivalent human clinical trial outside the United States.

“Phase II Study” means a clinical trial that satisfies the requirements for a Phase II study as defined in 21 C.F.R. Part 312.21(b), or any successor regulation, or the equivalent human clinical trial outside the United States.

“Phase III Study” means a clinical trial that satisfies the requirements for a Phase III study as defined in 21 C.F.R. Part 312.21(c), or any successor regulation, or the equivalent human clinical trial outside the United States.

“Primary Product” means EGEN-001 for any indication.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

“Primary Programs” means any one or more of the EGEN-001, the TheraPlas Technology, the TheraSilence Technology, the RAST Technology, commercial nucleic acid delivery programs and reagent business and any business activity of the Company relating to any of the foregoing.

“Protocol” means a study plan setting forth the objective, design and methodology of a clinical trial.

“Purchaser Assignee” means any Person that receives any assignment, transfer, delegation, or other conveyance, whether by operation of law or otherwise, of any of the rights or obligations of the Purchaser under this Agreement, any Transferred Assets, or any Assumed Liabilities.

“Purchaser Bylaws” means the Amended and Restated Bylaws of the Purchaser filed as an exhibit to the Current Report on Form 8-K filed by the Purchaser with the SEC on December 1, 2011.

“Purchaser Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Purchaser filed as an exhibit to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 filed by the Purchaser with the SEC on August 6, 2004, as amended by (a) the Certificate of Amendment of the Certificate of Incorporation of the Purchaser filed as an exhibit to the Current Report on Form 8-K filed by the Purchaser with the SEC on March 1, 2006, and (b) the Certificate of Amendment to Certificate of Incorporation of the Purchaser filed as an exhibit to the Current Report on Form 8-K filed by the Purchaser with the SEC on October 28, 2013.

“Purchaser Common Stock” means common stock, par value $0.01 per share, of the Purchaser.

“Purchaser Material Adverse Change” and “Purchaser Material Adverse Effect” means any change, event, circumstance, condition or effect that (a) is or is reasonably likely to be or become, individually or in the aggregate, materially adverse to the condition (financial or otherwise), assets (including Intellectual Property or other intangible assets), Liabilities (including those relating to Intellectual Property), business or results of operations of the Purchaser; provided, however, that in no event shall any of the following be deemed, either alone or in combination, to constitute, nor shall any of the following be taken into account in determining whether there has been, a Purchaser Material Adverse Change or Purchaser Material Adverse Effect: (i) changes in general economic conditions, (ii) changes affecting the Purchaser’s industry generally, (iii) acts of war or terrorism, (iv) changes resulting or arising from any public announcement of this Agreement, which is not in violation of the Confidentiality Agreement or the terms of this Agreement or any Ancillary Agreement, or the pendency of this Agreement or any of the transactions contemplated herein or therein, (v) changes in applicable Law or GAAP occurring after the Agreement Date (provided that in the case of clauses (i), (ii), (iii), and (v), such change, effect, event, circumstance, or condition does not affect the Company in a materially disproportionate manner relative to other companies operating in the industry in which the Purchaser operates), or (vi) the taking by the Purchaser of any action consented to or requested by the Company in writing prior to the taking of such action after the Agreement Date; or (b) materially impedes or delays the Purchaser’s ability to consummate the transactions contemplated by this Agreement in accordance with the terms and conditions of this Agreement and applicable Laws.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

“Purchaser Stock Current Price” means $3.1340.

“Purchaser Stock Earnout Price” means, with respect to any Earnout Payment, the average of the volume weighted average prices, rounded to the nearest one-hundredth of a cent, for Purchaser Common Stock on the NASDAQ (or any subsequent exchange or trading market in which Purchaser Common Stock has its primary listing at the applicable time), as reported under the heading “VWAP” on Bloomberg page “CLSN US Equity” (or if Bloomberg Financial L.P. ceases to publish such price, any successor service reasonably chosen by the Purchaser), for each of the ten (10) consecutive trading days ending on and including the last trading day that precedes the achievement of the corresponding Milestone requiring such Earnout Payment to be made pursuant to the applicable provisions of Section 3.2(c) hereof.

“RAST Technology” means ** **

“Registered IP” means all Intellectual Property that is registered, filed, issued or granted under the authority of, with or by any Governmental Entity, including all Patents, registered copyrights and registered Marks.

“Registration Rights Agreement” means the Registration Rights Agreement to be entered into by the Company and the Purchaser at the Closing in substantially the form attached hereto as Exhibit D.

“Regulatory Authority” means any Governmental Entity having authority in any country, state or region to regulate, control, or administer any Law applicable to, the safety, efficacy reliability, investigation, development, manufacture, marketing, and sale of pharmaceuticals, medical products, biological or biopharmaceuticals, including the FDA and the EMA.

“Release” means any release, spill, leak, emission, deposit, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposing, dumping, dispersion or migration of Hazardous Materials into, under, above, onto or from any indoor or outdoor medium, including: (a) the movement of Hazardous Materials through, in, under, above, or from any medium; (b) the movement of Hazardous Materials off site from any real property; and (c) the abandonment of barrels, tanks, containers or other closed receptacles containing Hazardous Materials.

“RNA” means ribonucleic acid.

** **.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, , and the rules and regulations promulgated thereunder.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

“siRNA” means a small synthetically produced double stranded RNA that normally includes chemically modified bases which is designed to bind to and inhibit a target RNA.

“Straddle Period” means any Tax period beginning before or on the Closing Date and ending after the Closing Date.

“Subsidiary” means any corporation, association, business entity, partnership, limited liability company or other Person of which a Person, either alone or together with one or more Subsidiaries or by one or more other Subsidiaries, (a) directly or indirectly owns or controls securities or other interests representing more than fifty percent (50%) of the voting power of such Person or (b) is entitled, by Contract or otherwise, to elect, appoint or designate directors constituting a majority of the members of such Person’s board of directors or other governing body.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means (a) any net income, alternative or add on minimum tax, gross income, estimated, gross receipts, sales, use, ad valorem, value added, transfer, franchise, fringe benefit, capital stock, profits, license, registration, withholding, payroll, social security (or equivalent), employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount (whether disputed or not) imposed by any Governmental Entity responsible for the imposition of any such tax, domestic or foreign (each, a “Tax Authority”), (b) any Liability for the payment of any amounts of the type described in clause (a) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Taxable period, and (iii) any Liability for the payment of any amounts of the type described in clause (a) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to assume such Taxes or to indemnify any other Person.

“Taxable Period” means a taxable year or any other period of time which forms the basis on which any periodic liability for Tax is determined under any applicable statute, rule or regulation.

“Tax Return” means any return, statement, report or form (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment and information returns and reports) required to be filed with respect to Taxes.

“TheraPlas Technology” means ** **.

“TheraSilence Technology” means ** **.

“TheraSilence Earnout Payment” means each of the TheraSilence License Payment and the TheraSilence Development Payment.

“TheraSilence Milestone” means each of the TheraSilence License Milestone and the TheraSilence Development Milestone.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

“TheraSilence Product” means each of the TheraSilence License Product and the TheraSilence Development Product.

“Third-Party Intellectual Property Rights” means any Intellectual Property owned by a third Person.

“Trade Secrets” means any Know-How which in the reasonable business judgment of the owner thereof has value or confers a competitive advantage to such owner due to such Know-How not being generally known or not publicly disseminated.

“Transfer Taxes” means all sales, use, transfer, stamp, stock transfer, recording, registration, documentary, filing, real property transfer and similar taxes, fees or charges (together with any interest, penalties or additions in respect thereof) imposed by any Governmental Entity in connection with the transfer of the Transferred Assets that become payable in connection with the transactions contemplated by this Agreement.

“Transferred Employee” means an employee of the Company, including a Key Employee, that accepts an offer of employment by the Purchaser or an Affiliate of the Purchaser as contemplated by this Agreement and is an employee of the Purchaser or such Affiliate immediately after the Closing, each of whom is listed on Schedule 1.1(d) attached hereto.

“WARN Act” means the Workers Adjustment and Retraining Notification Act, as amended.

1.2     Other Defined Terms. The following capitalized terms are defined in this Agreement in the Section indicated below.

Defined Term	Section
Accounts Receivable	2.1(a)(ii)
Acknowledgement and Agreement	7.16
Acquisition	Recitals
Agreement	Preamble
Agreement Date	Preamble
Apportioned Obligations	7.17(c)
Articles of Dissolution	7.16
Assumed Benefit Plans	2.1(a)(xiv)
Assumed Liabilities	2.2(a)
Award Plans	4.3(b)
Benefit Plan	4.17(a)
Board Approval	4.4(b)
Cap	10.3(a)
Claim Certificate	10.5
Closing	3.1
Closing Date	3.1
Company	Preamble
Company Advisors	7.2(a)

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Defined Term	Section
Company Agreement Date Financial Statements	4.5(a)
Company Balance Sheet	4.5(a)
Company Balance Sheet Date	4.5(c)
Company Closing Financial Statements	8.3(s)
Company Disclosure Schedule	Article IV
Company Expense Shortfall	3.3(f)
Company Financial Statements	4.5(a)
Company Indemnifiable Damages	10.2(b)
Company Indemnified Persons	10.2(b)
Company Indemnifying Person	10.2(a)
Company IP Contracts	4.14(c)(i)
Company Marks	7.15
Company Permits	4.9(b)
Company Products	4.22
Company Registered IP	4.14(e)
Company Transaction Expenses	2.2(b)(vi)
Company Voting Debt	4.3(d)
Confidentiality Agreement	7.3(a)
Consents	2.4
Contingent Payments	3.6
Corporate Records	2.1(b)(ii)
Dispute Notice	3.3(b)
Disputed Amounts	3.3(e)
DOL	4.17(b)
Earnout Dispute	3.2(c)(vi)(A)
Earnout Dispute Term	3.2(c)(vi)(A)
Earnout Term	3.2(c)(ix)
EGEN-001 GBM Milestone	3.2(c)(ii)
EGEN-001 GBM Payment	3.2(c)(ii)
EGEN-001 GBM Product	3.2(c)(ii)(B)
EGEN-001 Ovarian Cancer Milestone	3.2(c)(i)
EGEN-001 Ovarian Cancer Payment	3.2(c)(i)
EGEN-001 Ovarian Cancer Product	3.2(c)(i)(A)
ERISA	4.17(a)
ERISA Affiliate	4.17(d)
Excluded Assets	2.1(b)
Excluded Contracts	2.1(b)(v)
Excluded Liabilities	2.2(b)
Fraud	10.1
Hercules	5.2(b)
Hercules Loan Agreement	5.2(b)
Holdback Balance	10.4
ICC Rules	3.2(c)(vi)(B)
Indemnifiable Damages	10.2(b)
Indemnification Funds	10.2(a)

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Defined Term	Section
Indemnified Persons	10.2(b)
Indemnifying Persons	10.2(b)
Independent Accounting Firm	3.3(c)
IRS	4.17(b)
Leased Real Property	4.12(a)
Leases	4.12(a)
Lock-Up Agreement	3.5(b)
Material Contract	4.21(a)
New Litigation Claim	7.7
Nonassignable Assets	2.4
Objection Notice	3.2(c)(vi)(A)
Offer Letter	Recitals
Parachute Payment Waiver	7.11
Post-Closing Apportioned Period	7.17(c)
Pre-Closing Apportioned Period	7.17(c)
Prohibited Transaction	4.33
Proxy Statement	7.1(a)
Purchase Price	3.2
Purchaser	Preamble
Purchaser FDA Representative	6.3
Purchaser Financial Statements	5.3
Purchaser Indemnifiable Damages	10.2(a)
Purchaser Indemnified Persons	10.2(a)
Purchaser Indemnifying Person	10.2(b)
Purchaser SEC Documents	5.3
Registration Rights Agreement	7.14
Representation Termination Date	10.1
Resale Registration Statement	7.14
Share Limit	3.4
Stockholder Approval	7.1(b)
successful treatment	3.2(c)(i) or 3.2(c)(ii)
Termination Date	9.1(b)
TheraSilence Development Milestone	3.2(c)(iii)(B)
TheraSilence Development Payment	3.2(c)(iii)(B)
TheraSilence Development Products	3.2(c)(iii)(B)
TheraSilence License	3.2(c)(iii)(A)
TheraSilence License Milestone	3.2(c)(iii)(A)
TheraSilence License Payment	3.2(c)(iii)(A)
TheraSilence License Products	3.2(c)(iii)(A)
Trading Affiliates	4.33
Transferred Assets	2.1(a)
Transferred Contracts	2.1(a)(vi)
Transferred Employee Liabilities	2.2(a)(ii)
Voting Agreement	Recitals

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

ARTICLE II

PURCHASE AND SALE; CLOSING

2.1     Purchase and Sale of the Transferred Assets.

(a)     Subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing and as of the Closing Date, the Company shall sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser shall purchase and acquire all of the Company’s right, title and interest in, to and under all of the Company’s assets (other than the Excluded Assets), including:

(i)     all cash and cash equivalents, including all available for sale securities;

(ii)     all accounts receivable, notes receivable, loans receivable, advances, letters of credit and other rights to receive payments (collectively, “Accounts Receivable”);

(iii)     all prepaid expenses or deposits;

(iv)     all of the Company’s inventory and raw materials, work-in-process, finished products, supplies, biological and chemical materials, accessories, packaging materials, goods or parts used, held for use, held for sale or intended for use or sale, or to be furnished by the Company;

(v)     all owned or leased tangible personal property, including machinery, mobile and immobile equipment, furniture, office equipment, furnishings, transportation equipment, supplies and other tangible personal property, and any warranties or guarantees, express or implied, existing for the benefit of the Company in respect to such tangible personal property;

(vi)     each of the Contracts, including the Lease, but excluding the Excluded Contracts (the “Transferred Contracts”);

(vii)     all Permits, to the extent transferable, each of which is set forth in Schedule 2.1(a)(vii) attached hereto;

(viii)     express or implied warranties, representations or guarantees, whether oral, written or implied, made by suppliers of furnishing goods or services to the Company to the extent transferable;

(ix)     the Company IP and the Company’s rights in any other Company IP Rights;

(x)     the Company IT System;

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(xi)     all documentation with respect to the results of any and all development activities with respect to any drug product or potential drug product undertaken by or on behalf of the Company, including any clinical and nonclinical pharmacokinetic and toxicology studies, and all documents included in any regulatory dossier or regulatory filings with the FDA or any foreign equivalent for any such product;

(xii)     all Business Records (other than the Company’s accounting, Tax, books of account, ledgers, and financial records and files);

(xiii)     copies of the Corporate Records and the Company’s accounting, Tax, books of account, ledgers, and financial records and files; and

(xiv)     subject to the consent of the applicable plan providers, the Benefit Plans set forth on Schedule 2.1(a)(xiv) attached hereto (the “Assumed Benefit Plans”).

The properties, assets, rights and claims to be purchased by the Purchaser pursuant to this Section 2.1(a) shall collectively be referred to herein as the “Transferred Assets.” As of the Closing, all right, title and interest to and risk of loss as to the Transferred Assets (whether or not covered by insurance) shall pass from the Company to the Purchaser free and clear of all Encumbrances other than Permitted Encumbrances.

(b)     Notwithstanding anything to the contrary in Section 2.1(a) hereof, the Company shall retain its existing right, title and interest in, to and under, and the Transferred Assets shall exclude, the following assets (collectively, the “Excluded Assets”):

(i)     all income Tax Returns, Tax refunds, Tax losses, Tax carryforwards, Tax credits and Tax benefits of the Company;

(ii)     the books, records, files and minutes of meetings of the Company Board or Company Stockholders, incorporation, stock transfer and Tax documents and all similar or related corporate records of the Company (the “Corporate Records”) to the extent not relating to the Business or not reasonably necessary for the reporting, operation, conduct or planning of the Business;

(iii)     all of the Company’s right, title and interest under this Agreement and the Ancillary Agreements;

(iv)     records pertaining to the Company’s employees not constituting Transferred Employees;

(v)     each of the contracts, agreements, and arrangements set forth in Schedule 2.1(b)(v) attached hereto (the “Excluded Contracts”);

(vi)     all non-assignable or non-transferable Permits of the Business (to the extent the parties are unable to obtain the required consent to the assignment of any such Permit);

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
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(vii)     all assets of the Benefit Plans other than the Assumed Benefit Plans;

(viii)     all of Company’s right, title and interest with respect to any and all insurance policies of the Company;

(ix)     copies of all Business Records;

(x)     all of the Company’s accounting, Tax, books of account, ledgers, and financial records and files; and

(xi)     all of Company’s right, title and interest with respect to any and all attorney-client privileged communications, work-product, files (including electronic or otherwise), and other attorney-client matters.

2.2     Assumption of Liabilities.

(a)     Subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing and as of the Closing Date, the Purchaser shall assume and agree to pay, discharge or perform when due, only the Liabilities expressly set forth below:

(i)     subject to Section 2.4 hereof, all Liabilities arising under the Transferred Contracts relating to periods after the Closing, to the extent such Liabilities have not arisen as a result of a default or breach of any such Transferred Contract by the Company;

(ii)     all accrued and unpaid Liabilities related to compensation and Benefit Plans for the Transferred Employees relating to periods on or prior to the Closing Date as set forth on Schedule 2.2(a)(ii) attached hereto (the “Transferred Employee Liabilities”);

(iii)     all Liabilities related to the Transferred Assets to the extent relating to periods after the Closing, including arising out of the Purchaser’s use or ownership of the Transferred Assets relating to periods after the Closing;

(iv)     all Liabilities relating to any fees and expenses of the Purchaser or any of its Affiliates incurred in connection with this Agreement, the Acquisition or the transactions contemplated hereby or thereby, including any fees or expenses of counsel to, or any accountants, brokers, financial advisors or comparable other Persons, including Cantor Fitzgerald & Co., retained or employed by, the Purchaser or any of its Affiliates;

(v)     all Liabilities specified in Schedule 2.2(a)(v) attached hereto;

(vi)     all accounts payable of the Company, including all accounts payable relating to the Transferred Assets and the Business incurred by the Company prior to or at the Closing, but excluding the Company Transaction Expenses; and

(vii)     all Liabilities related to the Assumed Benefit Plans.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

The Liabilities assumed by the Purchaser pursuant to this Section 2.2(a) shall collectively be referred to herein as the “Assumed Liabilities”.

(b)     Except as otherwise expressly provided in this Agreement or any Ancillary Agreement to which the Company is a party, the Company shall retain, and hereby covenants that it shall retain, all Liabilities other than the Assumed Liabilities, including:

(i)     all Liabilities related to or arising out of the Company’s use or ownership of the Excluded Assets;

(ii)     all Liabilities related to dividends, distributions, redemptions or otherwise related to Company Capital Stock or other securities including the dividends accrued on Company Series A Preferred Stock;

(iii)     all Indebtedness;

(iv)     all Excluded Taxes;

(v)     all Liabilities (other than Liabilities related to the Assumed Benefit Plans) related to (A) the Transferred Employees to the extent relating to periods on or prior to the Closing Date (including severance obligations, obligations related to stock options granted by the Company, or other rights under any Benefit Plan, but excluding the Transferred Employee Liabilities) and (B) all employees or other service providers of the Company who are not Transferred Employees;

(vi)     all Liabilities relating to any fees and expenses of the Company or its Affiliates incurred in connection with this Agreement, the Acquisition or the transactions contemplated hereby or thereby, including any fees or expenses of counsel to, or any accountants, brokers, financial advisors or comparable other Persons, including Burrill LLC, retained or employed by, the Company or its Affiliates (the “Company Transaction Expenses”);

(vii)     all transfer, assumption or assignment fees or expenses or other amounts or obligations paid or incurred in connection with or by reason of assigning or transferring the Transferred Contracts or other Transferred Assets and Assumed Liabilities to the Purchaser;

(viii)     with the exception of any Contracts included in the Transferred Assets and terminated or cancelled by the Purchaser after Closing, any termination fee payable by the Company, the Purchaser or any of their respective Affiliates under any Contract as a result of the Acquisition or the other transactions to be consummated at the Closing, including any Contract not transferable to the Purchaser pursuant to the terms of such Contract or assignable only upon the consent of the respective third party to such Contract and such third party does not consent to the assignment to the Purchaser of such Contract pursuant to this Agreement;

(ix)     all Liabilities with respect to the Transferred Assets and the Leased Real Property arising pursuant to Environmental and Safety Laws to the extent relating to periods prior to or at the Closing;

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(x)     subject to Section 2.4 hereof, all Liabilities arising under or related to (A) the Contracts relating to periods prior to or at the Closing or (B) the Excluded Contracts regardless of time period;

(xi)     all Liabilities related to the Transferred Assets to the extent relating to periods prior to the Closing, including arising out of the Company’s use or ownership of the Transferred Assets relating to periods prior to or at the Closing; and

(xii)     all Liabilities related to Permitted Encumbrances to the extent arising prior to or at the Closing.

All of the Liabilities of the Company other than the Assumed Liabilities, which the Company covenants to retain pursuant to this Section 2.2(b), are referred to herein as the “Excluded Liabilities”.

2.3     Transfer of Transferred Assets and Assumed Liabilities. The Transferred Assets shall be sold, acquired, conveyed, transferred, assigned and delivered free and clear of all Encumbrances other than Permitted Encumbrances, and the Assumed Liabilities shall be assumed, pursuant to transfer and assumption agreements, notifications, or other instruments in such form, reasonably satisfactory to the Company and the Purchaser, as are necessary to effect a conveyance of the Transferred Assets and an assumption of the Assumed Liabilities in the jurisdictions in which such transfers are to be made. Such agreements and instruments, and such other conveyance and assumption documents as may be required in such jurisdictions, shall be executed, upon the terms and subject to the conditions hereof, on the Closing Date by the Company or the Purchaser, as applicable.

2.4     Procedures for Assets Not Transferable. Notwithstanding anything to the contrary contained in this Agreement, to the extent that the sale, conveyance, transfer, assignment or delivery, or attempted sale, conveyance, transfer, assignment or delivery, to the Purchaser of any Transferred Asset (a “Nonassignable Asset”) is prohibited by applicable Law or would require any governmental or third-party authorizations, approvals, consents or waivers (collectively, the “Consents”), and such Consent is not required to be delivered pursuant to Section 8.3(i) hereof, if any such Consent shall not have been obtained prior to the Closing, this Agreement shall not constitute a sale, conveyance, transfer, assignment or delivery thereof if any of the foregoing would constitute a breach of applicable Law or the rights of any third party; provided, however, that, notwithstanding the foregoing, subject to Article VIII hereof, the Closing shall occur on the terms and conditions set forth herein; provided, further, that the Company shall not be relieved of its obligations to sell, and the Purchaser shall not be relieved of their obligations to purchase, acquire and assume, any such Nonassignable Asset. Following the Closing, the Company shall use its commercially reasonable best efforts, and the Purchaser shall cooperate with the Company, to obtain promptly such Consents. If any such Consent is obtained after the Closing, the Company shall convey, transfer, assign and deliver the applicable Nonassignable Asset to the Purchaser. Pending receipt of any such Consent, the parties shall use their commercially reasonable best efforts to implement an alternative arrangement to permit the Purchaser to realize, receive and enjoy substantially similar rights and the full benefits of any such Nonassignable Asset as if such impediment to assignment or transfer did not exist. To the extent such Nonassignable Asset is a Contract and such Contract may not be assigned to the Purchaser by reason of the absence of any such Consent, then (i) the Company shall promptly pay over to the Purchaser the amount of all payments received by it, from time to time, in respect of the applicable Nonassignable Assets, and (ii) the Purchaser shall promptly reimburse the amount of any expenses incurred by the Company in the course of providing the benefits of such Nonassignable Assets in amounts consistent with expenses incurred by the Company performing such services prior to the Closing.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

2.5     Payments Post-Closing.

(a)     If, following the Closing Date, the Company or any of its Affiliates receives any payment or other proceeds any portion of which constitutes a Transferred Asset, the Company shall promptly remit to the Purchaser the amount of any such payment or proceeds to the extent such payment or proceeds constitute Transferred Assets. Any such payment or proceeds received, and any remittance made pursuant to this Section 2.5(a), shall be treated as having been received and made by the relevant entity solely as an agent for the Purchaser.

(b)     If, following the Closing Date, the Purchaser or any of its Affiliates receives any payment or other proceeds any portion of which constitutes a Excluded Asset, the Purchaser shall promptly remit to the Company the amount of any such payment or proceeds to the extent such payment or proceeds constitute Excluded Assets. Any such payment or proceeds received, and any remittance made pursuant to this Section 2.5(b), shall be treated as having been received and made by the relevant entity solely as an agent for the Company.

ARTICLE III

CLOSING; PURCHASE PRICE

3.1     Closing. Unless this Agreement is earlier terminated in accordance with Section 9.1 hereof, the closing of the transactions contemplated hereby (the “Closing”) shall take place no later than three (3) Business Days after the satisfaction or waiver of each of the conditions set forth in Article VIII hereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), unless another time and date are mutually agreed by the Purchaser and the Company. The Closing shall take place via exchange of documents and signatures by facsimile or email, or at a location as the Purchaser and the Company agree. The date on which the Closing occurs is herein referred to as the “Closing Date”.

3.2     Purchase Price. The aggregate purchase price for the Transferred Assets shall be $44,400,000, minus the Company Expense Excess (subject to adjustment pursuant to Section 3.3 hereof), plus the assumption of the Assumed Liabilities (the “Purchase Price”).

(a)     Closing Payment. Subject to the terms and conditions of this Agreement, at the Closing, the Purchaser shall deliver to the Company (i) the Closing Cash Payment in cash by wire transfer of immediately available funds to a bank account designated by the Company in writing at least three (3) Business Days prior to the Closing and (ii) the Closing Stock Payment in Purchaser Common Stock pursuant to instructions to the transfer agent for Purchaser Common Stock.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
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(b)     Holdback Amount. Subject to the terms and conditions of this Agreement, at the Closing, the Purchaser will withhold the Holdback Amount from the Purchase Price as partial security for (i) any Company Expense Shortfall pursuant to Section 3.3 hereof and (ii) any claims for indemnification by the Purchaser or any other Indemnified Person pursuant to Article X hereof. Any recovery from the Holdback Amount to satisfy any Company Expense Shortfall or Indemnifiable Damages shall be made by offsetting and reducing the Holdback Amount in accordance with Article X.

(c)     Earnout Payment. Subject to the terms and conditions of this Agreement, including this Section 3.2(c) and Section 7.14 hereof, in the event that a Milestone is achieved pursuant to this Section 3.2(c), the corresponding Earnout Payment shall be become due and payable in Purchaser Common Stock, cash or any combination of Purchaser Common Stock and cash, such allocation in the Purchaser’s sole and absolute discretion, except as otherwise provided in Section 11.6(b)(ii).

(i)     EGEN-001 Ovarian Cancer Payment. Upon the achievement of all of the following ** ** milestone conditions set forth ** ** below (collectively, the “EGEN-001 Ovarian Cancer Milestone”), the Purchaser shall make a one-time payment equal to $12,400,000 (the “EGEN-001 Ovarian Cancer Payment”) on or prior to the ** ** Business Day following the date that all of these milestone conditions have been achieved: ** **

(ii)     EGEN-001 GBM Payment. Upon the achievement of all of the following ** ** milestone conditions set forth ** ** below (collectively, the “EGEN-001 GBM Milestone”), the Purchaser shall make a one-time payment equal to $12,000,000 (the “EGEN-001 GBM Payment”) on or prior to the ** ** Business Day following the date that ** ** these milestone conditions have been achieved: ** **

(iii)     TheraSilence Earnout Payment. Upon the achievement of ** ** milestone condition set forth in this Section 3.2(c)(iii), the Purchaser shall make the corresponding TheraSilence Earnout Payment on or prior to the ** ** Business Day following the date that ** ** milestone condition has been achieved; provided, however, that under no circumstances shall the aggregate amount of the TheraSilence Earnout Payments under this Section 3.2(c)(iii) exceed $6,000,000, regardless of the number of times any TheraSilence Milestone is achieved and regardless of the number of the TheraSilence Products achieving any TheraSilence Milestone. For the avoidance of doubt, in the event that the Purchaser has made one or more TheraSilence Earnout Payments, individually or in the aggregate, of $6,000,000, the Purchaser’s obligations under this Section 3.2(c)(iii) shall be deemed satisfied and extinguished.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
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(A)     TheraSilence License Payment. If the Purchaser or any Purchaser Assignee licenses or otherwise transfers the TheraSilence Technology to one or more third parties for the development or co-development of therapeutic products formulated using the TheraSilence Technology (the “TheraSilence License Products”) pursuant to one or more license, collaboration or other similar agreements with any such third party (a “TheraSilence License”), the Purchaser shall pay to the Company an amount (the “TheraSilence License Payment”) equal to ** **. Under no circumstances shall the Purchaser be obligated to pay any TheraSilence License Payment unless and until the Purchaser or any Purchaser Assignee has actually received any license fees or milestone payments under a TheraSilence License (each receipt thereof, a “TheraSilence License Milestone”).

(B)     TheraSilence Development Payment. In the event the Purchaser or any Purchaser Assignee, in their sole discretion, invests internal resources towards developing its own therapeutic products formulated using the TheraSilence Technology, which may or may not be based on an inbound license for internal therapeutic development from a third party (the “TheraSilence Development Products”), upon the ** ** occurrence of ** ** the milestone events set forth below (each a “TheraSilence Development Milestone”), the Purchaser shall pay to the Company the amount ** ** (each, a “TheraSilence Development Payment”) (it being understood and agreed that each TheraSilence Development Payment, if any, is payable one time only regardless of the number of times any TheraSilence Development Milestone is achieved and regardless of the number of the TheraSilence Development Products achieving any TheraSilence Development Milestone): ** **

(iv)     Earnout Payment Mechanics. In the event an Earnout Payment becomes due and payable under this Section 3.2(c), the Purchaser shall deliver to the Company at the Earnout Payment Date (x) a number of shares of Purchaser Common Stock equal to (1) the Earnout Payment divided by (2) the Purchaser Stock Earnout Price pursuant to instructions to the transfer agent for Purchaser Common Stock, or (y) an amount of cash equal to the Earnout Payment by wire transfer of immediately available funds to a bank account designated in writing by the Company at least three (3) Business Days prior to the Earnout Payment Date, or any combination of Purchaser Common Stock and cash, such allocation in the Purchaser’s sole and absolute discretion, except as otherwise provided in Section 11.6(b)(ii).

(v)     Duty to Notify; Status Report. The Purchaser shall notify the Company in writing of the occurrence of any Milestone within ** ** Business Days after such occurrence. ** ** The Purchaser’s notification and information obligations under this Section 3.2(c)(v) with respect to any Earnout Product shall be subject to the confidentiality provisions of Section 7.3 hereof and shall terminate and be of no further force or effect upon the full payment and acceptance by the Company of the corresponding Earnout Payment pursuant to this Section 3.2(c).

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(vi)     Earnout Dispute Resolution.

(A)     In the event that the Company disputes the payment or non-payment of any Earnout Payment (an “Earnout Dispute”), the Company shall deliver a written notice (an “Objection Notice”) to the Purchaser (i) as promptly as reasonably practicable; provided, however, that the failure to so deliver an Objection Notice shall not prejudice the rights of the Company, and (ii) in any event within ** ** after the expiration of the Earnout Term (the “Earnout Dispute Term”) except for Fraud by the Purchaser with respect to such payment or non-payment. The Objection Notice shall specify in reasonable detail the basis of the Earnout Dispute.

(B)     During the ** ** day period following the delivery of any Objection Notice, the Purchaser and the Company shall attempt, in good faith, to resolve such Earnout Dispute. If, at the end of such ** ** day period, the Purchaser and the Company shall not have reached agreement with respect to the Earnout Dispute, such Earnout Dispute shall be finally resolved by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce (the “ICC Rules”) before an arbitral tribunal of three (3) arbitrators. The Purchaser and the Company shall each nominate one (1) arbitrator for confirmation by the International Court of Arbitration, with the third arbitrator to be jointly nominated by the two (2) co-arbitrators within ** ** days of the confirmation by the International Court of Arbitration of the two (2) co-arbitrators appointed by the parties. If the two (2) co-arbitrators do not nominate the third arbitrator within such period, the neutral third arbitrator shall be appointed by the International Court of Arbitration. The first arbitrator selected by the Purchaser and the first arbitrator selected by the Company shall each have significant experience in pharmaceutical product development and clinical trials. The arbitration shall take place in New York, New York, in accordance with the ICC Rules then in effect, and the language of the arbitration shall be English. Judgment upon any award rendered in such arbitration shall be final and binding and enforceable in any court of competent jurisdiction. There shall be limited discovery prior to the arbitration hearing as follows: (x) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated; (y) depositions of all party witnesses; and (z) such other depositions as may be allowed by the arbitrators upon a showing of good cause. The prevailing party, as determined by the arbitrators, shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other Damages to which such arbitrators determine such party may be entitled. Any award payable as determined by the arbitrators shall be due and payable within ten (10) Business Days of such determination.

(vii)     Reasonable Efforts. The Purchaser will, and the Purchaser will cause any Purchaser Assignee to, use its ** ** good-faith efforts to follow the budget estimate relating to the Earnout Products set forth on Schedule 3.2(c)(vii) attached hereto, subject to continued successful development progress of the relevant Earnout Products ** **

(viii)     Purchaser Discretion. Subject to the provisions of Section 3.2(c)(vii) hereof, the Purchaser shall have sole and absolute discretion with respect to all matters in relation to any Earnout Product, the TheraPlas Technology, the TheraSilence Technology and other related technologies and programs at all times after the Closing, including the development, license, regulatory approval, manufacturing, marketing or commercialization of any such product, product candidate, technology or program, the decision to pursue, suspend or abandon any of the foregoing and, if applicable, the timing thereof and the allocation of personnel and other resources reasonably available to the Purchaser and its Subsidiaries.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(ix)     Earnout Term. All of the Purchaser’s obligations under this Section 3.2(c) shall terminate and be of no further force or effect on the seventh (7th) anniversary of the Closing Date (the “Earnout Term”); provided, however, that the expiration of the Earnout Term shall not terminate, limit or otherwise modify the Purchaser’s obligation under this Section 3.2(c) to pay any Earnout Payment due as a result of any event occurring prior to the expiration of the Earnout Term.

(x)     Assignment. In the event that the Purchaser or any of its successors or Purchaser Assignees (A) consolidates, converts, transfers, domesticates, or merges with or into any other Person and is not the continuing or surviving entity of such consolidation, conversion, transfer, domestication or merger or (B) transfers all or substantially all of its assets to any Person, the Purchaser shall ensure that proper provision is made so that such Purchaser Assignees and successors of the Purchaser or such assets shall pay the unpaid Earnout Payments if and when any such Earnout Payment becomes due and payable and assume all of the other obligations set forth in this Section 3.2(c). In the event that the Purchaser or any of its successors or Purchaser Assignees transfers any Earnout Product, the Purchaser shall ensure that proper provision is made so that the transferee shall pay the unpaid applicable Earnout Payment if and when such Earnout Payment becomes due and payable and assume all of the other obligations with respect to such Earnout Product set forth in this Section 3.2(c).

(xi)     Right of Setoff. Notwithstanding anything to the contrary contained in this Agreement, the obligation of the Purchaser to make any Earnout Payment shall be qualified in its entirety by the right of the Purchaser to offset and reduce the amount of such Earnout Payment pursuant and subject to Article X.

3.3     Purchase Price Adjustment.

(a)     Not later than three (3) Business Days prior to the Closing Date, the Company shall prepare and deliver to the Purchaser a draft of the Company Expense Certificate and shall provide to the Purchaser copies of any documents or instruments evidencing the amounts set forth in such certificate. At or prior to the Closing, the Company shall prepare and deliver the final Company Expense Certificate to the Purchaser and shall provide to the Purchaser copies of any documents or instruments evidencing the amounts set forth in such certificate. The Company Expense Certificate shall be prepared in good faith by the Company.

(b)     If the Purchaser disagrees with any item or calculation set forth in the Company Expense Certificate, the Purchaser may, within ** ** days after the Closing, deliver to the Company a written notice (a “Dispute Notice”) setting forth in reasonable detail the Purchaser’s calculation of the amounts in such certificate. If the Purchaser does not deliver a Dispute Notice within such ** ** day period, the amounts set forth in the Company Expense Certificate shall be final, binding and conclusive upon the Purchaser and the Company for all purposes hereunder.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(c)     If the Purchaser delivers a Dispute Notice to the Company in accordance with Section 3.3(b) hereof, the Purchaser and the Company shall, within ** ** days after such delivery, use good faith efforts to resolve the disputed items. Any disputed items resolved in writing between the Purchaser and the Company within such ** ** day period shall be final, binding and conclusive with respect to such items, and if the Purchaser and the Company agree in writing on resolution of each disputed item and the amount of the Company Expense Excess, the amount so determined shall be final, binding and conclusive on the Purchaser and the Company for all purposes hereunder. If the Purchaser and the Company are unable to resolve such disputed items or amount within such ** ** day period, they shall promptly submit the dispute to a nationally recognized independent accountant firm as shall be selected by the mutual agreement of the Purchaser and the Company (the “Independent Accounting Firm”); provided, however, that if the Purchaser and the Company cannot so agree within ** ** days after the delivery of the Dispute Notice, the American Arbitration Association shall select an Independent Accounting Firm meeting the criteria set forth herein. Each of the Purchaser and the Company shall provide reasonable cooperation to the Independent Accounting Firm and shall provide the Independent Accounting Firm access to all of the documents, records, work papers, facilities and personnel necessary to perform its function as contemplated by this Section 3.3(c).

(d)     The Independent Accounting Firm shall only review the items in dispute and only with the purpose to resolve the dispute with respect to such items. In resolving any disputed item or other matter specified in a Dispute Notice, the Independent Accounting Firm may not assign a value to any item or matter greater than the greatest value for such item or matter claimed by either party or less than the smallest value for such item or matter claimed by either party. The Independent Accounting Firm shall act as an expert and not as an arbitrator, and it is the intention of the parties that the activities of the Independent Accounting Firm are not arbitration and that no formal arbitration rules shall be followed (including rules with respect to procedures and discovery). The Independent Accounting Firm shall deliver to the Purchaser and the Company, as promptly as practicable, but in no event later than thirty (30) days after the dispute is submitted to the Independent Accounting Firm, a written report setting forth its determination of each disputed item and the amount of the Company Expense Excess. The determination by the Independent Accounting Firm shall be final, binding and conclusive upon the Purchaser and the Company for all purposes hereunder, absent manifest error. The determination of the Independent Accounting Firm shall not, in the absence of manifest error, be subject to judicial review.

(e)     The Purchaser and the Company shall each pay their own costs, fees and expenses incurred in connection with the procedures contemplated by this Section 3.3(e); provided, however, that the Company shall pay a portion of the costs, fees and expenses of the Independent Accounting Firm equal to the amount of such costs, fees and expenses multiplied by a fraction, the numerator of which is the total amount of the items in dispute as originally submitted to the Independent Accounting Firm for adjudication (the “Disputed Amounts”) that are resolved in favor of Purchaser (that being the difference between the Independent Accounting Firm’s determination and the Company’s determination) and the denominator of which is the total amount of Disputed Amounts submitted to the Independent Accounting Firm for adjudication (that being the sum total by which the Purchaser’s determination and the Company’s determination differ from the determination of the Independent Accounting Firm). The Purchaser shall pay that portion of the costs, fees and expenses of the Independent Accounting Firm that the Company is not required to pay hereunder.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(f)     In the event that the amount of the Company Expense Excess set forth in the Company Expense Certificate is less than the amount thereof as finally determined pursuant to this Section 3.3 (the “Company Expense Shortfall”), the Purchaser shall recover by offsetting an amount of such difference from the Holdback Amount, which amount shall be treated as an adjustment to the Purchase Price for Tax purposes and such agreed treatment will govern for purposes of this Agreement, unless otherwise required by applicable Law.

3.4     Limitation on Issuance of Purchaser Common Stock. Notwithstanding anything to the contrary set forth in this Agreement, without the prior approval of the stockholders of the Purchaser, the aggregate number of shares of Purchaser Common Stock that the Purchaser issues under this Agreement, including the Closing Stock Payment and any shares of Purchaser Common Stock issued in relation to the Holdback Amount and any Earnout Payment, shall not exceed that number of shares of Purchaser Common Stock equal to 19.9% of the shares of Purchaser Common Stock outstanding on the Agreement Date (the “Share Limit”). In the event that the Purchaser desires to issue shares of Purchaser Common Stock under this Agreement in excess of the Share Limit, on or prior to the time of any issuance that exceeds the Share Limit, the Purchaser shall submit this Agreement to the stockholders of the Purchaser for approval or the Purchaser may make such payment to the Company in cash. Nothing in this Section 3.4 shall be construed as (i) in the absence of such stockholder approval, prohibiting the issuance under this Agreement from time to time of shares of Purchaser Common Stock up to the Share Limit or (ii) limiting or otherwise modifying the Purchaser’s obligation to pay any Earnout Payment in cash in accordance with Section 3.2(c) (it being understood that the Purchaser’s ability to elect to pay any Earnout Payment in stock is limited by applicable NASDAQ rules in the absence of such stockholder approval).

3.5     No Registration Rights; Lock-Up Agreement.

(a)     The issuance of the shares of Purchaser Common Stock pursuant to this Agreement shall not be registered under the Securities Act in reliance upon the exemption from the registration requirements of Section 5 of the Securities Act. Other than as provided in the Registration Rights Agreement and Section 7.14, the Purchaser shall have no obligation, and the Company shall have no right to demand or join, nor is the Company otherwise entitled, to register the future sale, transfer or distribution of any such share of Purchaser Common Stock under the Securities Act at any time.

(b)     The Company shall have executed and delivered to the Purchaser a Lock-Up Agreement in the form attached as Exhibit E hereto with respect to all of the shares of Purchaser Common Stock constituting the Closing Stock Payment (the “Lock-Up Agreement”).

3.6     Tax Consequences. The Purchaser makes no representations or warranties to the Company regarding (a) the Tax treatment of the Acquisition or any other transaction or agreement contemplated hereby or (b) any Tax consequences to the Company of the Acquisition or any other transaction or agreement contemplated hereby. The Company acknowledges that the Company is relying solely on its own Tax advisors in connection with this Agreement, the Acquisition and the other transactions and agreements contemplated hereby.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

3.7     No Transfer of Rights to Contingent Payments. Any Holdback Amount or Earnout Payment that may become payable pursuant to this Agreement (collectively, the “Contingent Payments”) shall not be evidenced by certificates or other instruments. Subject to the provisions of Section 7.16 hereof, other than any transfer of any Contingent Payment, or any right thereto, made pursuant to an Order of a court of competent jurisdiction, the Contingent Payments, or any rights thereto, shall not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, and do not represent an equity or ownership interest in the Purchaser.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to the disclosures set forth in the disclosure letter of the Company delivered to the Purchaser concurrently with the parties’ execution of this Agreement (the “Company Disclosure Schedule”), the Company represents and warrants to the Purchaser as follows in this Article IV. Each disclosure set forth in the Company Disclosure Schedule shall be deemed disclosed for purposes of, and shall qualify and be treated as an exception to, (i) the specific section of this Agreement referred to in the Company Disclosure Schedule; (ii) to the extent disclosure in one specific section of the Company Disclosure Schedule specifically refers to another specific section of the Company Disclosure Schedule, such referenced section; or (iii) any other provision, subprovision, section or subsection of this Agreement to which the relevance of such disclosure is readily apparent. Nothing in the Company Disclosure Schedule relating to any alleged breach or alleged violation of any Contract or Law constitutes an admission thereof to any third party.

4.1     Organization, Standing and Power. The Company is a corporation duly organized and validly existing under the laws of its jurisdiction of organization. The Company has all requisite corporate power to own its properties and to conduct the Company Business and is qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified and in good standing, individually or in the aggregate with any such other failures, would reasonably be expected to have a Company Material Adverse Effect. The Company is not in violation of any of the provisions of the Company Articles of Incorporation or the Company Bylaws.

4.2     Subsidiaries. Except as set forth in Section 4.2 of the Company Disclosure Schedule, the Company does not have and has never had any Subsidiaries or any equity or ownership interest (or any interest convertible or exchangeable or exercisable for, any equity or ownership interest), whether direct or indirect, in any Person. The Company has no separate branches. The Company is not obligated to make nor is it bound by any agreement or obligation to make any investment in or capital contribution in or on behalf of any other Person.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

4.3     Capital Structure.

(a)     The authorized capital stock of the Company consists solely of (x) 32,000,000 shares of Company Common Stock and (y) 8,000,000 shares of preferred stock, par value $0.01 per share, 1,500,000 of which are designated Company Series A Preferred Stock and 2,000,000 of which are designated Company Series B Preferred Stock. As of the Agreement Date, 14,084,223 shares of Company Common Stock are issued and outstanding, 1,275,000 shares of Company Series A Preferred Stock are issued and outstanding, 2,000,000 shares of Company Series B Preferred Stock are issued and outstanding, and no other shares of preferred stock of the Company have been designated, issued or outstanding. Except as set forth in Section 4.3(a)(i) of the Company Disclosure Schedule, there are no other issued and outstanding shares of capital stock or other securities of the Company and no outstanding commitments or Contracts to issue any shares of capital stock or other securities of the Company, including Company Options. Section 4.3(a)(ii) of the Company Disclosure Schedule accurately sets forth the name of each Person that is the registered owner of any shares of Company Capital Stock and the number of such shares so owned by such Person on the Company’s books and records, which collectively constitute all of the issued and outstanding capital stock of the Company. All issued and outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and nonassessable. Section 4.3(a)(iii) of the Company Disclosure Schedule sets forth a true, correct and complete list of all holders of any issued and outstanding Company Options, including, as to each Company Option, the number of shares of Company Common Stock subject to the option, the per-share exercise price, the vesting schedule in effect, the expiration date and any provision for accelerated vesting of such option upon a change in control of the Company, termination of the holder’s employment or service or other event. Other than the Series A Per Share Dividends, there is no liability for dividends accrued and unpaid by the Company.

(b)     Except for the 2003 Stock Option Plan of the Company and the 2013 Stock Option Plan of the Company (the “Award Plans”), the Company has no Company Option Plans. The Company has reserved 6,000,000 shares of Company Common Stock for issuance as awards under the Award Plans to employees and directors of, and consultants to, the Company, of which 2,555,214 shares of Company Common Stock are issuable, as of the Agreement Date, upon exercise of outstanding, unexercised options to purchase Company Common Stock.

(c)     Other than as set forth in Section 4.3(c) of the Company Disclosure Schedule, no Person has any right to acquire from the Company any shares of Company Capital Stock or any options, warrants or other rights to purchase shares of Company Capital Stock or other securities of the Company.

(d)     Except as set forth in Section 4.3(d) of the Company Disclosure Schedule, the Company has not issued and is not a party to any bond, debenture, note or other indebtedness of the Company (i) which grants the holder thereof the right to vote on any matters on which stockholders of the Company may vote or which is convertible into, or exchangeable for, securities having such right, or (ii) the value of which is based upon or derived from capital or voting stock of the Company ((i) and (ii) collectively, the “Company Voting Debt”).

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(e)     Except as set forth in Section 4.3(e) of the Company Disclosure Schedule, there are no options, warrants, calls, rights or Contracts of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of any Company Capital Stock, options, warrants, Company Voting Debt or other rights to purchase shares of Company Capital Stock or other securities of the Company, or obligating the Company to grant, extend, accelerate the vesting or repurchase rights of, change the price of or otherwise amend or enter into any such option, warrant, call, right or Contract. Other than the Voting Agreements and except as set forth in Section 4.3(e) of the Company Disclosure Schedule, there are no Contracts relating to voting, purchase or sale of any Company Capital Stock (i) between or among the Company and any Company Securityholder, other than written contracts granting the Company the right to purchase unvested shares upon termination of employment or service, or (ii) to the Knowledge of the Company, between or among any Company Securityholders.

(f)     None of Company Capital Stock is held by the Company as treasury stock or otherwise.

4.4     Authority; Noncontravention.

(a)     The Company has all requisite corporate power and authority to enter into this Agreement and each of the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of such Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Company Board. Each of this Agreement and such Ancillary Agreements has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject only to the effect, if any, of applicable bankruptcy and other similar laws affecting the rights of creditors generally and rules of law governing specific performance, injunctive relief and other equitable remedies.

(b)     The Company Board has, by a unanimous vote of those directors voting on such matters at a meeting duly called and held or by a unanimous written consent in lieu thereof: (i) approved this Agreement and the Ancillary Agreements to which the Company is a party; (ii) resolved to recommend to the Company Stockholders the approval of this Agreement, the Acquisition and the other transactions contemplated herein; and (iii) directed that this Agreement be submitted to the Company Stockholders for their adoption (collectively, the “Board Approval”).

(c)     The affirmative vote of (i) the holders of at a majority of the outstanding shares of Company Common Stock, (ii) the holders of at least a majority of the outstanding shares of Company Series A Preferred Stock, and (iii) the holders of at least a majority of the outstanding shares of Company Series B Preferred Stock is the only vote or consent of the holders of any class or series of Company Capital Stock necessary to approve and adopt this Agreement, the Acquisition and the other transactions contemplated by this Agreement. Such vote or consent will be obtained in a manner in accordance with the ABCA. Other than such vote of the Company Stockholders, no other votes or consents of any Company Securityholder or holder of any other Debt or security of the Company is required to adopt or approve this Agreement, the Ancillary Agreements executed by the Company and the transactions contemplated hereby and thereby.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(d)     Except as set forth in Section 4.4(d) of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which the Company is a party by the Company, and the consummation of the transactions contemplated hereby and thereby, shall not (i) result in the creation of any Encumbrance on any properties or assets of the Company or any shares of Company Capital Stock or (ii) conflict with, result in any violation of or default under (with or without notice or lapse of time, or both), give rise to a right of termination, cancellation or acceleration of any obligation or loss of any right or benefit under or result in the imposition or creation of any additional obligation or require any consent, approval or waiver from any Person pursuant to (x) any provision of the Company Articles of Incorporation or Company Bylaws, in each case as amended to date, (y) any Material Contract of the Company or (z) any Law applicable to the Company or any of its properties or assets.

(e)     Except as set forth in Section 4.4(e) of the Company Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement or any of the Ancillary Agreements to which the Company is a party or the consummation of the transactions contemplated hereby or thereby.

4.5     Company Financial Statements.

(a)     Section 4.5(a) of the Company Disclosure Schedule sets forth the correct and complete copies of (i) the audited financial statements (balance sheet, statements of operations, statements of comprehensive income (loss), statements of changes in stockholders’ equity and statements of cash flows and related footnotes, together with the notes or other supplementary information thereto and the independent accountants’ report thereon) as of and for the period from March 2, 2002 (date of inception) to June 30, 2013, including the audited financial statements as of and for the fiscal year ended June 30, 2013, and (ii) the unaudited balance sheet of the Company as of April 30, 2014 (the “Company Balance Sheet”). All of the foregoing financial statements described in (i) and (ii) are collectively referred to as the “Company Agreement Date Financial Statements” and, together with the Company Closing Financial Statements, the “Company Financial Statements.” The Company Agreement Date Financial Statements (x) except as may be indicated in the notes or other supplementary information thereto, have been prepared in conformity with GAAP applied consistently through the periods covered thereby without material modification of the accounting principles used therein, and (y) fairly present in all material respects the financial condition of the Company as of the respective dates thereof and the results of the operations of the Company for the respective fiscal periods covered thereby, in each case in accordance with GAAP (except as may be indicated in the notes or other supplementary information thereto), except that the unaudited Company Agreement Date Financial Statements do not contain footnotes and are subject to normal year-end audit adjustments.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(b)     The Company Closing Financial Statements delivered to the Purchaser at Closing in accordance with Section 8.3(s) hereof are as of Closing the correct and complete copies of (i) the audited financial statements (balance sheet, statements of operations, statements of comprehensive income (loss), statements of changes in stockholders’ equity and statements of cash flows and related footnotes, together with the notes or other supplementary information thereto and the independent accountants’ report thereon) as of and for the period from March 2, 2002 (date of inception) to June 30, 2012, including the audited financial statements as of and for the fiscal year ended June 30, 2012, (ii) the unaudited financial information (balance sheet and statements of operations) as of and for the calendar year ended December 31, 2013, (iii) the unaudited financial statements (balance sheets, statements of operations, statements of comprehensive income (loss), statements of changes in stockholders’ equity and statements of cash flows) for the three-month period and nine-month period ended March 31, 2013, and (iv) the unaudited financial statements (balance sheet, statements of operations, statements of comprehensive income (loss), statements of changes in stockholders’ equity and statements of cash flows) for the three-month period and nine-month period ended March 31, 2014. The Company Closing Financial Statements as of Closing (x) except as may be indicated in the notes or other supplementary information thereto, have been prepared in conformity with GAAP applied consistently through the periods covered thereby without material modification of the accounting principles used therein, and (y) fairly present in all material respects the financial condition of the Company as of the respective dates thereof and the results of the operations of the Company for the respective fiscal periods covered thereby, in each case in accordance with GAAP (except as may be indicated in the notes or other supplementary information thereto), except that the unaudited Company Closing Financial Statements (other than the unaudited Company Closing Financial Statements for the three and nine month periods ended March 31, 2013 and 2014, respectively, which shall contain footnotes ordinary and customary for an interim presentation consistent with the requirements of Regulation S-X (17 C.F.R. Part 210)) do not contain footnotes and are subject to normal year-end audit adjustments. Additionally, the independent auditors’ reports on the audited financial statements as of and for the period from March 2, 2002 (date of inception) to June 30, 2012, including those as of and for the fiscal year ended June 30, 2012, and for the period from March 2, 2002 (date of inception) to June 30, 2013, including those as of and for the fiscal year ended June 30, 2013, respectively, should be unqualified as to scope.

(c)     The Company does not have any Liabilities of the nature required to be disclosed in the liabilities section of a balance sheet prepared in accordance with GAAP, other than Liabilities (i) set forth or adequately provided for in the Company Balance Sheet; (ii) incurred in the ordinary course in the conduct of the Company Business since April 30, 2014 (the “Company Balance Sheet Date”); (iii) set forth in Section 4.5(c) of the Company Disclosure Schedule; or (iv) executory obligations under contracts that have been delivered to the Purchaser and that are not required to be reflected in the Company Balance Sheet under GAAP. Except for Liabilities reflected in the Company Balance Sheet, the Company has no off balance sheet Liability of any nature to, or any financial interest in, any third party or entities, the purpose or effect of which is to defer, postpone, reduce or otherwise avoid or adjust the recording of debt expenses incurred by the Company. All reserves that are set forth in or reflected in the Company Balance Sheet have been established in accordance with GAAP consistently applied.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(d)     Except as set forth in Section 4.5(d) of the Company Disclosure Schedule, there are no significant deficiencies or material weaknesses in the design or operations of the internal controls over financial reporting relating to the Company. The Company has implemented disclosure controls and procedures designed to ensure that material information relating to the Company is made known to its management by others within the Company. The Company has not received any complaint, allegation or assertion or claim that it has engaged in questionable financial reporting, accounting or auditing practices. Except as set forth on Section 4.5(d) of the Company Disclosure Schedule, to the Knowledge of the Company, there has not been any fraud, whether material or not, that involves the officers or other employees and former employees of the Company who have a significant role in the internal controls over financial reporting or written allegations of any such fraud. There has been no change in the Company accounting policies since the Company’s inception, except as described in the Company Financial Statements.

(e)     Section 4.5(e) of the Company Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains accounts of any nature, the account numbers of such accounts and the names of all Persons authorized to draw thereon or make withdrawals therefrom.

(f)     Except as set forth in Section 4.5(f) of the Company Disclosure Schedule, the Company has no indebtedness for money borrowed.

4.6     Absence of Certain Changes. Except as set forth in Section 4.6 of the Company Disclosure Schedule and except as expressly contemplated by this Agreement, since the Company Balance Sheet Date, (a) the Company has conducted its business in the ordinary course consistent with past practice; (b) neither a Company Material Adverse Effect nor an event or circumstance that would reasonably be expected to result in a Company Material Adverse Effect has occurred; (c) the Company has not made or entered into any Contract, letter of intent or term sheet with respect to any acquisition, sale, license or transfer of any asset of the Company; (d) except as required by GAAP, there has not occurred any change in accounting methods or practices (including any change in depreciation or amortization policies or rates or revenue recognition policies) by the Company or any revaluation by the Company of any of its assets; (e) there has not occurred any declaration, setting aside or payment of a dividend or other distribution with respect to any securities of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its securities; (f) the Company has not entered into, amended or terminated any Material Contract and there has not occurred any material default under any Material Contract; (g) there has not occurred any amendment or change to the Company Articles of Incorporation or Company Bylaws; (h) there has not occurred any increase in or modification of the compensation or benefits payable or to become payable by the Company to any director, officer, employee or consultant of the Company paid annual compensation in excess of $50,000, any modification of any “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code or any loan or extension of an existing loan to any director, officer, employee or consultant of the Company (other than routine expense advances to employees of the Company consistent with past practice), and the Company has not entered into any Contract to grant or provide, nor has the Company granted or provided, any severance, bonus, commission, acceleration of vesting (of benefits or equity) or other similar benefits to any director, officer, employee or consultant of the Company; (i) the Company has not paid any bonus, commission, change in control, retention pay or other compensation, other than regular base compensation, to any director, officer, employee or consultant of the Company; (j) the Company has not incurred, created or assumed any Encumbrance, other than a Permitted Encumbrance, on any of its assets or properties, any Liability for borrowed money or any Liability as guaranty or surety with respect to the obligations of any other Person; (k) there has been no material damage, destruction or loss, whether or not covered by insurance, affecting the assets, properties or business of the Company; and (l) there has not occurred any announcement, any negotiation or any entry into any Contract by the Company to do any of the things described in the preceding clauses (a) through (k), other than negotiations and agreements with the Purchaser and its representatives regarding the transactions contemplated by this Agreement.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

4.7     Litigation. There is no private or governmental Action pending before any Governmental Entity or threatened against the Company or any of its assets or properties or, to the Knowledge of the Company, any of its directors, officers, employees or consultants (in their capacities as such or relating to their employment, services or relationship with the Company). There is no Order against the Company, any of its assets or properties or any of its directors, officers, employees or consultants (in their capacities as such or relating to their employment, services or relationship with the Company). There is no reasonable basis for any Person to assert a material claim against the Company based upon the Company entering into this Agreement, any of the Ancillary Agreements to which the Company is a party or any of the other transactions or agreements contemplated hereby or thereby. The Company has no Action pending against any Governmental Entity other Person.

4.8     Restrictions on Business Activities. There is no Contract or Order binding upon the Company which has the effect of prohibiting, restricting or impairing any current or presently proposed business practice of the Company, any acquisition of property or assets by the Company or the conduct or operation of the Company Business or limiting the freedom of the Company to engage in any line of business, to sell, license or otherwise distribute services or products in any market or geographic area or to compete with any Person.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

4.9     Compliance with Laws; Governmental Permits.

(a)     Except as set forth on Section 4.9(a) of the Company Disclosure Schedule, the Company has complied in all material respects with, is not in violation in any material respect of and has not received any written notice of violation with respect to any Law applicable to the conduct of the Company Business or the ownership or operation of the Company Business. None of the Company nor, to the Knowledge of the Company, any director, officer, Company Affiliate, employee, consultant, agent of the Company, in their capacity as such or relating to their employment, services or relationship with the Company or otherwise acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) directly or, to the Knowledge of the Company, indirectly, given, offered, paid, promised to pay or authorized payment of any money, any gift or anything of value with the purpose of influencing any act or decision of the recipient in such recipient’s official capacity or inducing the recipient to use such recipient’s influence to affect an act or decision of a government official or employee or otherwise made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds or otherwise, (iii) failed to disclose to the applicable Governmental Entity any contribution made by the Company (or made by any person acting on its behalf of which the Company has Knowledge) which is in violation of Law or (iv) violated in any respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(b)     The Company has all Permits necessary to own, operate, use and maintain its assets, and to carry on the Company Business (collectively, the “Company Permits”), including all Company Permits issued by the FDA or other applicable Governmental Entity. Each material Company Permit is valid and in full force and effect. The Company is in compliance in all material respects with the Company Permits. All of the Company Permits are in full force and effect. The Company has not received any written notice from any Governmental Entity regarding (i) any actual or alleged violation of law or any Company Permit or any failure to comply with any term or requirement of any Company Permit or (ii) any actual or pending revocation, withdrawal, suspension, cancellation, termination or modification of any Company Permit. Except as set forth in Section 4.9(b) of the Company Disclosure Schedule, none of the Company Permits will be terminated or impaired, or will become terminable, in whole or in part, pursuant to their terms as a result of this Agreement or the consummation of the transactions contemplated by this Agreement. A list of the Company Permits is set forth in Section 4.9(b) of the Company Disclosure Schedule.

4.10     Regulatory Compliance.

(a)     The Company has been and is, and the use and operation of the facilities, properties and assets of the Company have been and are, in compliance in all material respects with applicable Laws administered by the FDA or other Regulatory Authorities, and the Company has not violated any such Laws and has not received any notice or other communication from the FDA or any other Regulatory Authority alleging any non-compliance with any applicable Law or Order.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(b)     There are no pending or, to the Knowledge of the Company, threatened actions by the FDA or other Regulatory Authorities which would prohibit or impede the use or operation of the Company’s properties or assets or the conduct of any of the Company’s activities as currently conducted or contemplated to be conducted. The Company has timely filed all forms, applications, statements, reports, data and other information, required to be obtained from or filed with the FDA or any other Regulatory Authority in connection with the conduct of the Company’s activities and the use and operation of the Company’s facilities, properties or assets. All filings with and submissions to the FDA and other Regulatory Authorities by the Company were true, accurate and complete in all material respects as of the date made and, to the extent required to be updated, have been updated to be true, accurate and complete as of the date of such update. The Company has not made any false statements of a material fact or fraudulent statements on, or failed to disclose a material fact from, the applications, approvals, reports, correspondence and other submissions the Company has made to the FDA or other Regulatory Authorities, including such prepared or maintained to comply with the requirements of the FDA or such other Regulatory Authorities relating to the Company’s properties or assets, that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” or similar policies, or for any other Regulatory Authority to invoke any similar policies, set forth in any applicable Laws. The Company nor, to the Knowledge of the Company, any of its officers, employees or agents has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar Laws or authorized by 21 U.S.C. § 335a(b) or any similar Laws.

(c)     Section 4.10(c) of the Company Disclosure Schedule sets forth a complete and accurate list of all INDs and Permits for each product candidate held by the Company. The Company has provided to the Purchaser true, correct and complete copies of all written correspondence and written minutes of meetings between the Company and the FDA or any other Regulatory Authority.

(d)     All manufacturing operations performed by the Company have been and are being conducted in compliance with FDA regulations and guidance and applicable foreign Regulatory Authority requirements to which the manufacturing operations performed by Company are currently subject. To the Knowledge of the Company, all manufacturing operations performed on behalf of the Company have been and are being conducted in compliance with FDA regulations and guidance and applicable foreign Regulatory Authority requirements to which the manufacturing operations performed on behalf of the Company are currently subject. To the Knowledge of the Company, there have been no recalls ordered or adverse regulatory actions taken or threatened by the FDA or any other Governmental Entity with respect to any of the Company’s products or product candidates, including any facilities where any such products or product candidates are manufactured, processed, packaged or stored by or on behalf of the Company.

(e)     To the Knowledge of the Company, no third party engaged by the Company to perform any activities related to the development of the Company’s technologies or products has, with respect to such activities, utilized any Person that is or has been debarred by the FDA or any other Governmental Entity or that is under investigation by the FDA or any other Governmental Entity for debarment action pursuant to the provisions of the Generic Drug Enforcement Act of 1992 or any similar Law.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

4.11     Clinical Studies. Except as set forth on Section 4.11 of the Company Disclosure Schedule, (a) the nonclinical studies and clinical trials conducted by or on behalf of the Company were and, if still ongoing, are being conducted in compliance with the applicable protocol, generally accepted medical and scientific research procedures and all Laws and Permits applicable to such studies and trials, including the Federal Food, Drug and Cosmetic Act and the rules, regulations and guidance promulgated thereunder, and (b) all materials used in such studies or trials have complied with all Permits and Laws applicable to such studies or trials, and there have been no material deficiencies or defects in such materials. No nonclinical studies or clinical trials conducted by or on behalf of the Company have been terminated or suspended by the FDA or any other Regulatory Authority. The Company has not received any written or, to the Knowledge of the Company, oral notices or correspondence from the FDA or any other Regulatory Authority requiring the termination, suspension or material modification of any nonclinical study or clinical trial conducted by or on behalf of the Company. The Company has not received any written or, to the Knowledge of the Company, oral notice or other communication from any Person threatening any claim or lawsuit against the Company arising from any clinical trial conducted by or on behalf of the Company. The Company has complied, for all the periods during which the Company possessed any protected health information, with all applicable security and privacy requirements regarding protected health information under the Health Insurance Portability and Accountability Act, as amended, and any applicable privacy Laws.

4.12     Real Property.

(a)     The Company does not own any real property. Section 4.12(a) of the Company Disclosure Schedule sets forth a list of each lease, sublease or similar Contract and all amendments thereto (the “Leases”) under which the Company is lessee or sublessee of, or holds or operates, any real property owned by any third Person (the “Leased Real Property”). The Leased Real Property comprises all of the real property occupied or otherwise used by the Company.

(b)     Complete and correct copies of all Leases have been delivered to the Purchaser by the Company. All Leases are valid, binding and in full force and effect and are enforceable by the Company in accordance with their terms and, except for amendments identified in Section 4.12(b) of the Company Disclosure Schedule, have not been modified, amended, nor any provision thereof waived and constitute the entire agreement between the lessor and lessee with respect to the premises so demised. The Company is not, nor to the Knowledge of the Company is it alleged to be, in breach or violation of, or in default under, nor has there occurred any event or condition which (with or without notice or lapse of time or both) would constitute a breach or violation of, or default under, any Lease by the Company. None of the counterparties to any Lease has given notice of termination of, or is seeking to amend, any Lease. The Company (i) does not sublease or license to any Person the right to use or occupy the Leased Real Property or any portion thereof, (ii) has not, except as noted on Section 4.12(a) of the Company Disclosure Schedule, collaterally assigned or granted any security interest in the Leased Real Property or any interest therein and (iii) has not created any Encumbrances, other than Permitted Encumbrances, on the Leased Real Property, on the estate or interest created by any Lease. All premises leased under the Leases are in good working condition and repair, ordinary wear and tear excepted, and are suitable for the conduct of the Company Business.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

4.13     Title to Tangible Property and Assets. Except as set forth on Section 4.13 of the Company Disclosure Schedule, the Company has good, valid and transferable title to all of its tangible properties and interests in tangible properties and assets reflected on the Company Balance Sheet or acquired after the Company Balance Sheet Date, or, with respect to leased tangible properties and assets, valid leasehold interests in such properties and assets which afford the Company valid leasehold possession of the properties and assets that are the subject of such leases, in each case, free and clear of all Encumbrances, other than Permitted Encumbrances. The tangible property and equipment of the Company that is used in the operation of the Company Business is (a) in good operating condition and repair, subject to normal wear and tear, and (b) not obsolete, abnormally dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business consistent with past practice. All tangible properties used in the operation of the Company are reflected on the Company Balance Sheet to the extent required under GAAP to be so reflected. The Transferred Assets are sufficient for the conduct of the Company Business immediately after the Closing in substantially the same manner as conducted immediately prior to the Closing and constitute all of the rights, property and assets necessary to conduct the Company Business. None of the Excluded Assets are material to the Company Business.

4.14     Intellectual Property.

(a)     Registered IP. Section 4.14(a) of the Company Disclosure Schedule accurately identifies each item of Registered IP in which the Company has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person or otherwise) including (i) all Patents included in such Registered IP, including a listing of the country of filing, owner, filing number, date of issue or filing, expiration date and title of such Patent; and (ii) all registered Marks included in such Registered IP, including a listing of the country of filing, description of goods or services, registration or application number and date of issue. Section 4.14(a) of the Company Disclosure Schedule also identifies any other Person that has an ownership interest in any item of Registered IP listed on Section 4.14(a) of the Company Disclosure Schedule and the nature of such ownership interest. Except as set forth in Section 4.14(a) of the Company Disclosure Schedule, the Company has delivered to the Purchaser complete and accurate copies of all applications and prosecution file histories that are not publicly available and other material documents related to each item of Registered IP within the scope of Section 4.14(a)(i) above.

(b)     Other Company IP. Section 4.14(b) of the Company Disclosure Schedule lists all Intellectual Property (other than Trade Secrets and unregistered copyrights) relating to the Primary Programs and not included in Section 4.14(a) of the Company Disclosure Schedule.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(c)     Disclosure of IP Contracts.

(i)     Lists. Section 4.14(c)(i) of the Company Disclosure Schedule lists any existing Contract: (A) granting any Person any right to make, manufacture, use, sell or otherwise distribute any Company IP, (B) by which the Company is assigned or granted an ownership interest in any Company IP, or (C) limiting the Company’s ability to transact business related to the Company’s assets and properties in any market, field or geographical area or with any Person, or that restricts the use, sale, transfer, delivery or licensing of any of the Company’s assets and properties, including any covenant not to compete; provided, however, that Section 4.14(c)(i) of the Company Disclosure Schedule need not list: (x) non-disclosure agreements in the Company’s standard form as disclosed to the Purchaser, (y) materials transfer agreements on customary terms, or (z) licenses for off-the-shelf software or generally available software which has not been customized by the licensor. Section 4.14(c)(i) of the Company Disclosure Schedule also lists any other existing Contract falling within the foregoing clauses (A), (B) or (C) relating to any other Primary Programs or Company IP. The Contracts listed in Section 4.14(c)(i) of the Company Disclosure Schedule are referred to herein as “Company IP Contracts.”

(ii)     Royalties. Except as set forth in Section 4.14(c)(ii) of the Company Disclosure Schedule, the Company is not a party to any Contract or subject to any order obligating the Company to pay any royalties, license fees or other amounts to any Person by reason of the ownership, use, exploitation, practice, sale or disposition of any Company IP Rights or other properties or assets.

(d)     Ownership. Except as set forth in Section 4.14(d) of the Company Disclosure Schedule, the Company is the sole and exclusive owner of all right, title and interest to and in the Company IP (other than Intellectual Property exclusively licensed to the Company), free and clear of any and all Encumbrances. Without limiting the generality of the foregoing and except as set forth on Section 4.14(d) of the Company Disclosure Schedule:

(i)     no current or former officer, director, employee, consultant or independent contractor of the Company or any other Person has any right, title or interest in, to or under any Company IP that has not been either: (A) irrevocably assigned or transferred to the Company or (B) licensed (with the right to grant sublicenses) to the Company under an exclusive, irrevocable, worldwide, royalty-free, fully-paid and assignable license;

(ii)     all documents and instruments necessary to establish, perfect and maintain the rights of the Company in any Registered IP included in the Company IP have been validly executed, delivered, filed or recorded with the appropriate Governmental Entity;

(iii)     each current and each former employee, consultant and contractor of the Company who is or was involved in, or who has contributed to, the creation or development of any Company IP has executed a written agreement: (x) expressly assigning to the Company all rights, title and interest in any Company IP and (y) obligating such employee, consultant or independent contractor to maintain the confidentiality of confidential Company IP;

(iv)     to the Company’s Knowledge, no current or former employee, consultant or contractor is in violation of any term of any agreement within the scope of subclause (iii) above;

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(v)     to the Knowledge of the Company, the Company owns or otherwise has, and the Purchaser immediately after the Closing will have, sufficient rights in all Intellectual Property necessary to conduct the Company Business;

(vi)     the Company has not divulged, furnished or made accessible any of its Trade Secrets that are used in or necessary for the conduct of its business as it is currently conducted or is currently planned by the Company to be conducted, to any Person who is not subject to a written agreement to maintain the confidentiality of such Trade Secrets;

(vii)     no officer or employee of the Company is subject to any Contract with any other Person which requires such officer or employee to assign any interest in inventions or other Intellectual Property to such other Person or keep confidential any Trade Secrets, proprietary data, customer lists or other business or technical information;

(viii)     the Company has not received any written communication from any Person claiming or alleging, nor is the Company a party to any pending and served proceeding or, to the Knowledge of the Company, any pending but not served proceeding, in which any Person is claiming or alleging, (x) that it has any right, title or interest in, to or under any Company IP, or (y) that the Company’s use, transfer, sale or licensing of any Company IP is restricted in any manner, nor to the Company’s Knowledge is there any basis for any such claim or allegation; and

(ix)     the Company is not subject to any outstanding Order restricting in any manner the use, transfer, sale or licensing of Company IP.

(e)     Valid and Enforceable. All Company IP which is Registered IP (“Company Registered IP”) is valid, subsisting and enforceable. Without limiting the generality of the foregoing:

(i)     Section 4.14(e)(i) of the Company Disclosure Schedule accurately identifies and describes each action, filing, and payment that must be taken or made on or before the date that is one hundred twenty (120) days after the date of this Agreement in order to maintain such item of Company Registered IP in full force and effect (but excluding any such action, filing or payment the requirement for which first comes into being after the date of this Agreement and was unknown prior to the date of this Agreement);

(ii)     Section 4.14(e)(ii) of the Company Disclosure Schedule accurately identifies and describes every interference, opposition, reissue, reexamination or other legal proceeding that is or has been pending or, to the Company’s Knowledge, threatened, in which the scope, validity or enforceability of any Company Registered IP is being, or has been, or would reasonably be expected to be contested or challenged;

(iii)     except as set forth on Section 4.14(e)(iii) of the Company Disclosure Schedule, all necessary registration, maintenance and renewal fees in respect of the Company Registered IP have been paid and all necessary documents and certificates have been filed with the relevant Governmental Entity for the purpose of maintaining such Company Registered IP;

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(iv)     no act has been done or omitted to be done by the Company, which has had or would be reasonably expected to have the effect of (x) rendering any Patent included in the Company Registered IP unenforceable; (y) impairing or dedicating to the public, or entitling any Person to cancel, forfeit, modify or consider abandoned, any Company Registered IP; or (z) in the case of any claim(s) of pending Patent applications included in the Company Registered IP, rendering such claim(s) unpatentable;

(v)     the Company has diligently prepared and is diligently preparing to file Patent applications (in a manner and within a sufficient time period to avoid statutory disqualification of any potential Patent application) for all patentable inventions owned by the Company and included within the Company IP and that the Company has deemed in its commercially reasonable business judgment to be (I) sufficiently related to the business of the Company such that it should be protected through application for a Patent, and (II) Company IP of the type for which the Company’s proprietary interests therein is best protected by Patent;

(vi)     all prior art material to the patentability of the claims in any Patent or Patent applications of the Company of which the Company had Knowledge is cited in the Patents, applications or associated file histories thereof in all Governmental Entities with a duty to disclose, and there is no other material prior art with respect to such Patents of which the Company has Knowledge; and

(vii)     the Company has complied in all material respects with all applicable Laws regarding the duty of disclosure, candor and good faith in connection with each Patent and Patent application filed by the Company.

(f)     No Infringement of Third Party Intellectual Property. Except as set forth on Section 4.14(f) of the Company Disclosure Schedule, to the Knowledge of the Company, the Company is not infringing, misappropriating or otherwise violating or making unlawful use of any Intellectual Property of any other Person, nor has it ever done so (including in conducting the research and development activities of the Company). Except as set forth in Section 4.14(f) of the Company Disclosure Schedule, to the Company’s Knowledge, the Primary Product or any other products sold by the Company do not, nor would the commercialization of the Primary Product or any other products contemplated to be sold by the Company reasonably be expected to, infringe, misappropriate or otherwise violate or make unlawful use of, any Intellectual Property of any other Person. For purposes of the foregoing, “infringe” includes infringement directly, contributorily, by inducement or otherwise. Without limiting the generality of the foregoing:

(i)     Except as set forth on Section 4.14(f)(i) of the Company Disclosure Schedule, no infringement, misappropriation or similar Intellectual Property claim or legal proceeding is pending or, to the Company’s Knowledge, threatened against the Company or against any other Person who, to the Company’s Knowledge, is or may be entitled to be indemnified, defended, held harmless or reimbursed by the Company with respect to such claim or legal proceeding; and

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(ii)     Except as set forth on Section 4.14(f)(ii) of the Company Disclosure Schedule, the Company has not received any written notice or other formal communication (in writing or otherwise) from any Person asserting any actual, alleged or suspected infringement, misappropriation or violation by the Company, any Company employee or agents of the Company of any Intellectual Property of another Person, including any letter or other communication demanding that the Company obtain, or suggesting that the Company is required to have, a license to any Intellectual Property of another Person.

(g)     No Third Party Infringement of Company IP. To the Company’s Knowledge, no Person has infringed, misappropriated or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Company IP.

(h)     Effects of This Transaction. Neither the execution, delivery or performance of this Agreement, or any other agreements executed by the Company or any officer of the Company in connection with the transaction contemplated by this Agreement, nor the consummation of any of the transactions contemplated by this Agreement or any such other agreement entered into by the Company or any officer of the Company in connection herewith or therewith will, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare: (i) a loss of, or Lien on, any Company IP; (ii) a breach of or default under any Company IP Contract; (iii) the release, disclosure or delivery of any Company IP by or to any escrow agent or other Person; (iv) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Company IP other than as contemplated in Section 3.2(c)(iii)(A) hereof; or (v) by the terms of any Company IP Contract, a reduction of any royalties or other payments the Company would otherwise be entitled to with respect to any Company IP.

(i)     No Government Funding. Except as set forth in Section 4.14(i) of the Company Disclosure Schedule, no funding, facilities or personnel of any Governmental Entity were used in the creation or development of any of the Company’s properties or assets.

(j)     No active or contemplated program or product was developed or is being developed by the Company using any of the technologies developed under the ** **, and the Company has no product or product candidate that is subject to the ** **.

(k)     Information Technology. All Company IT Systems have been properly maintained, normal wear and tear excepted, in accordance with commercially reasonable standards set by the manufacturers or otherwise in accordance with commercially reasonable standards prudent in the biopharmaceutical industry. The Company IT Systems are in good working condition, normal wear and tear excepted, to effectively perform all information technology operations necessary to conduct the business of the Company as it is currently being conducted. The Company has taken commercially reasonable measures to provide for the back-up and recovery of the data and information necessary to the conduct of the business of the Company as currently being conducted without material disruption to, or material interruption in, the conduct of the business of the Company as currently being conducted. To the Knowledge of the Company, all Company IT Systems housing data relevant for current or anticipated regulatory filings with the Regulatory Authorities have been and are in material compliance with the requirements outlined in 21 C.F.R. Part 11, or similar Laws applicable to the current operations of the Company as set by the Regulatory Authorities outside the United States.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(l)     Use of Data. The Company Data has been used in compliance with applicable Laws and applicable Contracts, including agreements with contract research organizations entered into in connection with the preclinical or clinical development of the Company’s products and platforms in development in the normal course and which have been delivered to the Purchaser.

(m)     Information Security. The Company has established and is in compliance with a commercially reasonable information security program appropriate for an entity of similar size of the Company designed to safeguard the security, confidentiality, and integrity of transactions and Company Data. The Company is in compliance with all privacy policies of the Company and all applicable Laws related to information privacy and security.

4.15     Environmental Matters.

(a)     Except as listed in Section 4.15(a) of the Company Disclosure Schedule, no written notice, notification, demand, Encumbrance, request for information, citation, summons, complaint or Order has been received by the Company, and no penalty has been assessed and no Action or review is pending or, to the Knowledge of the Company, threatened by any Governmental Entity or other Person against or directed at (as the case may be) the Company, and relating to or arising under any Environmental and Safety Law.

(b)     There are no material Liabilities of the Company under any Environmental and Safety Law of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and, to the Knowledge of the Company, there are no facts, circumstances or conditions, existing, initiated or occurring prior to the Closing Date which have resulted or may result in any such Liability.

(c)     Except as listed in Section 4.15(c) of the Company Disclosure Schedule, the Company is and has been in compliance in all material respects with all applicable Environmental and Safety Laws and has obtained and is in compliance in all material respects with all applicable Environmental Permits and has timely filed all applications and renewals for all applicable Environmental Permits, and such Environmental Permits are valid and in full force and effect.

(d)     To the Company’s Knowledge, none of the property owned, leased, occupied, or operated by the Company is affected by any condition, and there has been no activity or failure to take any action by the Company that could reasonably be expected to result in any material liability or obligation under any Environmental and Safety Law.

(e)     There are no Hazardous Materials present in quantities greater than those allowed by applicable Environmental and Safety Laws on or in the environment at any real property owned or leased by the Company. The Company has not disposed of, treated, or Released any Hazardous Materials or hazardous waste to the environment at any facility now operated by it (or any predecessor for which it may be responsible) or at any facility formerly owned or operated by it (or any predecessor for which it may be responsible) that in each case could give rise to material liability under any Environmental and Safety Law. To the Knowledge of the Company, no employee of the Company or other Person has been injured as a result of Release of Hazardous Materials by the Company at any facility currently or formerly operated by the Company.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(f)     No waste has been disposed of by the Company in violation of Law at any site or location that could give rise to material liability under any Environmental and Safety Law.

(g)     To the extent the Company is in possession of any Phase One, Phase Two, and other environmental assessments or reports, or other environmental compliance audits of facilities now or formerly owned, leased, controlled or operated by the Company, copies of those documents have been delivered to the Purchaser.

(h)     The Company has not assumed by contract or agreement (including any administrative Order, consent agreement, lease or sale lease-back), or otherwise agreed, to (i) indemnify or hold harmless any other Person for any material violation of any Environmental and Safety Law or any material obligation or liability under any Environmental and Safety Law, or (ii) assume any material liability for any Release of any Hazardous Materials, conduct any response, removal or remedial action with regard to any Release of any Hazardous Materials, or implement any institutional controls (including any deed restrictions) regarding any existing Hazardous Materials.

(i)     The Company has not given any release or waiver of liability that would waive or impair any claim, demand, or action related to any material Release of any Hazardous Materials in, on, under, to or from any real property against a previous owner or operator of any real property or against any other Person who may be potentially responsible for such Release.

(j)     To the Company’s Knowledge, no underground storage tanks, friable asbestos, lead-based paint, or polychlorinated biphenyls are located at any property currently owned, leased or operated by the Company.

4.16     Taxes.

(a)     The Company has properly completed and timely filed all Tax Returns required to be filed by it and has timely paid all Taxes that are due and payable whether or not shown on any such Tax Returns. All Tax Returns were complete and accurate in all material respects and have been prepared in compliance in all material respects with all applicable Laws. The Company has delivered to the Purchaser correct and complete copies of all income and other material Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company for taxable periods ended on or after January 1, 2011.

(b)     There is (i) no claim for Taxes being asserted against the Company that has resulted in a lien against the property of the Company other than liens for Taxes not yet due and payable, (ii) to the Knowledge of the Company, no audit or pending audit of, or Tax controversy associated with, any Tax Return of the Company being conducted by a Tax Authority, (iii) no extension of any statute of limitations on the assessment of any Taxes granted by the Company currently in effect, and (iv) no agreement to any extension of time for filing any Tax Return which has not been filed. Except as set forth on Section 4.16(b) of the Company Disclosure Schedule, no adjustment has been proposed to the Company by any Tax Authority to the Company or a representative of the Company with respect to Taxes. No formal claim has ever been made to the Company by any Governmental Entity in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction or that the Company is or may be required to file a Tax Return.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(c)     The Company is not, nor has ever been, a “United States real property holding corporation” within the meaning of Section 897 of the Code, and the Company has filed with the IRS all statements, if any, which are required under Section 1.897-2(h) of the Treasury Regulations.

(d)     The Company has made all necessary estimated Tax payments to the extent payment is due.

(e)     The Company Balance Sheet reflects to the extent required by GAAP all Liabilities for unpaid Taxes of the Company for periods (or portions of periods) through the Company Balance Sheet Date. The Company does not have any Liability for unpaid Taxes accruing after the Company Balance Sheet Date except for Taxes arising in the ordinary course of business subsequent to the Company Balance Sheet Date or in connection with the transactions contemplated by this Agreement.

(f)     The Company has not been and is not required to include any adjustment in Taxable income for any Taxable period or portion thereof pursuant to Section 481 or 263A of the Code or any comparable provision under state, local or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the consummation of the Acquisition.

(g)     The Company is not required to include in, or exclude any item of deduction from, Taxable income for any Taxable period or portion thereof ending after the Closing Date as a result of any (i) change in method of accounting for a Taxable period ending on or prior to the Closing Date; (ii) “closing agreement” described in Section 7121 of the Code or any corresponding or similar provision of state, local or foreign Tax law; (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code or any corresponding or similar provision of state, local or foreign Tax law; (iv) installment sale or open transaction disposition made on or prior to the Closing Date; (v) an election under Section 108(i) of the Code; or (vi) any prepaid amount received on or prior to the Closing Date.

(h)     Prior to the Closing, the Company has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for Tax-free treatment under Section 355 of the Code.

(i)     The Company has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445 and 1446 of the Code or any corresponding or similar provisions of state, local or foreign Tax law) and has, within the time and in the manner prescribed by applicable Laws, withheld from employee wages and paid over to the proper Taxing Authorities all amounts required to be so withheld and paid over under all applicable Laws, including federal, state, local and foreign Taxes, and has timely filed or provided all withholding Tax Returns in accordance with applicable Laws.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(j)     The Company is not and has never been a party to any tax sharing agreement, tax indemnity agreement or tax allocation agreement, or has assumed the Tax Liability of any other Person under contract.

(k)     The Company does not have any actual or, to the Knowledge of the Company, potential Liability under Treasury Regulations Section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign law), as a transferee or successor, pursuant to any contractual obligation, or otherwise for any Taxes of any Person.

(l)     The Company is not and has not been a party to a transaction or agreement that is in conflict with the applicable Tax rules on transfer pricing in any jurisdiction relevant to the Company Business as currently conducted. All transfer pricing rules applicable to the Company Business have been complied with by the Company in all material respects, and all documentation required to be prepared by the Company by all relevant transfer pricing laws has been timely prepared.

(m)     With respect to all sales Taxes ever collected by the Company: (i) in states where the Company is registered for sales Tax purposes, the Company has properly remitted all sales Taxes collected in such states to the applicable state Tax Authority that were due prior to the Closing Date; and (ii) in states where the Company is not registered for sales Tax purposes, the Company has returned all sales Taxes collected from Persons located in such state to such Person (or, if such Person cannot be located or is no longer in business, has remitted such sales Taxes to the unclaimed property office of such state). The Company does not hold any amounts collected as sales Taxes from any Person, other than any sales Taxes not due prior to the Closing Date.

(n)     The Company is not a party to any gain recognition agreement under Section 367 of the Code. The Company does not have a permanent establishment (within the meaning of an applicable Tax treaty) in any country other than the Unites States. The Company does not operate or conduct business through any branch in any country other than the United States.

(o)     The Company is not and has not been party to any joint venture, partnership or other arrangement or Contract that is treated as a partnership for federal income tax purposes.

(p)     No power of attorney of the Company that is currently in force has been granted by the Company with respect to any matter relating to Taxes that would affect the Company.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(q)     There is no Contract, plan or arrangement covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment, as a result of the transactions contemplated by this Agreement, of any amount that would not be deductible by the Company by reason of Section 280G of the Code. For purposes of the foregoing sentence, the term “payment” shall include any payment, acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits.

(r)     With respect to each Benefit Plan that is a “nonqualified deferred compensation plan” (as defined for purposes of Section 409A(d)(1) of the Code), (i) such plan has been operated since January 1, 2005 in compliance with Section 409A of the Code and all applicable IRS guidance promulgated thereunder to the extent such plan is subject to Section 409A of the Code and so as to avoid any Tax, interest or penalty thereunder; (ii) the document or documents that evidence each such plan have conformed to the provisions of Section 409A of the Code and the final regulations under Section 409A of the Code since December 31, 2008; and (iii) as to any such plan in existence prior to January 1, 2005 and not subject to Section 409A of the Code, such plan has not been “materially modified” (within the meaning of IRS Notice 2005-1) at any time after October 3, 2004. No stock option granted by the Company (whether currently outstanding or previously exercised) is, has been or would be, as applicable, subject to any Tax, penalty or interest under Section 409A of the Code.

(s)     The Company has no disclosure obligations under Section 6662 of the Code or comparable provisions of state, local or foreign law and has not engaged in any listed transactions or reportable transactions within the meaning of Treasury Regulations Section 1.6011-4(b). The Company has not consummated, has not participated in, and is not currently participating in any transaction which was or is a “tax shelter” transaction as defined in Sections 6662, 6011, 6012 or 6111 of the Code or the Treasury Regulations promulgated thereunder.

4.17     Employee Benefit Plans and Employee Matters.

(a)     Section 4.17(a) of the Company Disclosure Schedule sets forth a true and complete list of each “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and each and every other written, unwritten, formal or informal plan, agreement, program, policy or other arrangement involving direct or indirect compensation (other than workers’ compensation, unemployment compensation and other government programs), employment, severance, consulting, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, other forms of incentive compensation, post-retirement insurance benefits or other benefits entered into, maintained or contributed to by the Company or with respect to which the Company has or may in the future have any Liability, contingent or otherwise. Each plan, agreement, program, policy or arrangement required to be set forth in the Company Disclosure Schedule pursuant to the foregoing is referred to herein as a “Benefit Plan”. No Benefit Plan is maintained outside the jurisdiction of the United States or covers any employee residing or working outside the United States.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(b)     The Company has delivered the following documents to the Purchaser, with respect to each Benefit Plan, (i) correct and complete copies of all documents embodying such Benefit Plan, including all amendments thereto, and all related trust documents, (ii) a written description of any Benefit Plan that is not set forth in a written document, (iii) the most recent summary plan description together with the summary or summaries of modifications thereto, if any, (iv) each annual actuarial valuation, if any, for the past two years, (v) all Internal Revenue Service (“IRS”) or Department of Labor (“DOL”) determinations, opinions, notifications and advisory letters, (vi) each annual report, Form Series 5500 and all schedules and financial statements attached thereto, if any, for the past two years, (vii) all correspondence to or from any Governmental Entity for the past two years, (viii) all discrimination tests for the past two years, and (ix) all written Contracts currently in effect, including administrative service agreements, group annuity contracts and group insurance contracts.

(c)     Each Benefit Plan has been maintained and administered in all respects in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (foreign and domestic), including ERISA and the Code, which are applicable to such Benefit Plans. All contributions, reserves or premium payments required to be made or accrued to the Benefit Plans have been timely made or accrued. With respect to each Benefit Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code either (i) the Company has obtained a currently effective favorable determination, notification, advisory or opinion letter, as applicable, as to such Benefit Plan’s qualified status (or the qualified status of the master or prototype form on which it is established) from the IRS covering the amendments to the Code effected by the Tax Reform Act of 1986 and all subsequent legislation for which the IRS will currently issue such a letter, and no amendment to such Benefit Plan has been adopted since the date of such letter covering such Benefit Plan that would adversely affect such favorable determination, notification, advisory or opinion letter, as applicable; or (ii) there remains a period of time in which to apply for or receive such a letter and to make any amendments necessary to obtain a favorable determination, notification, advisory or opinion letter, as applicable.

(d)     No plan currently or ever in the past maintained, sponsored, contributed to or required to be contributed to by the Company or any of its current or former ERISA Affiliates is or ever in the past was (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA), (ii) a plan described in Section 413 of the Code, (iii) a plan subject to Title IV of ERISA, (iv) a plan subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA, or (v) a plan maintained in connection with any trust described in Section 501(c)(9) of the Code. The term “ERISA Affiliate” means any Person that, together with the Company, would be deemed a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

(e)     The Company is not subject to any liability or penalty under Sections 4975 through 4980B of the Code or Title I of ERISA. The Company has complied with all applicable health care continuation requirements in Section 4980B of the Code and in ERISA. No “Prohibited Transaction” (within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA and not otherwise exempt under Section 408 of ERISA) has occurred with respect to any Benefit Plan.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(f)     No Benefit Plan provides, or reflects or represents any Liability to provide, benefits (including death or medical benefits), whether or not insured, with respect to any former or current employee, or any spouse or dependent of any such employee, beyond the employee’s retirement or other termination of employment with the Company, other than (i) coverage mandated by Part 6 of Title I of ERISA or Section 4980B of the Code; (ii) retirement or death benefits under any plan intended to be qualified under Section 401(a) of the Code; (iii) disability benefits that have been fully provided for by insurance under a Benefit Plan that constitutes an “employee welfare benefit plan” within the meaning of Section (3)(1) of ERISA; or (iv) benefits in the nature of severance pay with respect to one or more of the employment Contracts set forth in Section 4.17(a) of the Company Disclosure Schedule.

(g)     Other than the termination of the Award Plans by the Company in connection with the Closing of the transaction contemplated by this Agreement, the execution of this Agreement and the consummation of the transactions contemplated by this Agreement (alone or together with any other event which, standing alone, would not by itself trigger such entitlement or acceleration) will not (i) entitle any Person to any payment, forgiveness of indebtedness, vesting, distribution or increase in benefits under or with respect to any Benefit Plan; (ii) otherwise trigger any acceleration (of vesting or payment of benefits or otherwise) under or with respect to any Benefit Plan; or (iii) trigger any obligation to fund any Benefit Plan.

(h)     No Action has been brought or is pending or, to the Knowledge of the Company, threatened against or with respect to any Benefit Plan or the assets or any fiduciary thereof (in that Person’s capacity as a fiduciary of such Benefit Plan). There are no audits, inquiries or proceedings pending or, to the Knowledge of the Company, threatened by the IRS, DOL or other Governmental Entity with respect to any Benefit Plan.

(i)     The Company is, and since inception has been, in material compliance with all currently applicable Laws regarding employment, discrimination in employment, retaliation, harassment, terms and conditions of employment, worker classification (including the proper classification of workers as independent contractors and consultants and the proper classification of employees as exempt from applicable minimum wage and overtime Laws), wages, hours, occupational safety and health, employment practices, privacy and immigration, including the Immigration Reform and Control Act, and is not engaged in any unfair labor practice. The Company has withheld all amounts required by law or by agreement to be withheld from the wages, salaries or other payments to employees and is not liable for any arrears of wages, compensation, Taxes, penalties or other sums for failure to comply with any of the foregoing. The Company has paid in full to all employees, independent contractors and consultants all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees, independent contractors and consultants. The Company is not liable in any respect for any payment to any trust or other fund or to any Governmental Entity with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, other than with respect to any premiums, assessments, employment Taxes, unemployment compensation benefits, social security or other benefits or obligations for employees required to be paid in the ordinary course of the Company’s Business that have been accrued but not yet paid. There are no Actions pending or, to the Knowledge of the Company, threatened between the Company and any of its current or former employees or consultants before any Governmental Entity, and, to the Knowledge of the Company, there have been no such Actions since the Company’s inception.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(j)     The Company is not a party to or bound by any collective bargaining agreement or other labor union Contract, no collective bargaining agreement is being negotiated by the Company and the Company does not have any duty to bargain with any labor organization. There is no pending demand for recognition or any other request or demand from a labor organization for representative status with respect to any Person employed by the Company. The Company does not have Knowledge of any activities or proceedings of any labor union to organize the Company’s employees. There is no labor dispute, strike, slowdown or work stoppage against the Company pending or, to the Knowledge of the Company, threatened that may interfere with the respective business activities of the Company. Neither the Company nor any of its representatives or employees has committed any unfair labor practice in connection with the operation of the Company Business, and there is no charge or complaint against the Company by the National Labor Relations Board or any comparable Governmental Entity pending or, to the Knowledge of the Company, threatened.

(k)     To the Knowledge of the Company, no employee or consultant of the Company is in violation of any term of any employment agreement, consulting agreement, non-competition agreement or restrictive covenant to another current or former employer or purchaser of services relating to the right of such employee or consultant to be employed or otherwise hired by the Company, including in connection with the nature of the Company Business or to the use of trade secrets or confidential or proprietary information of others. Except as set forth in Section 4.17(k) of the Company Disclosure Schedule, no employee of the Company has given notice to the Company, nor does the Company otherwise have Knowledge, that any such employee intends to terminate his or her employment with the Company. The employment of all of the employees of the Company is “at will”, and the Company does not have any obligation to provide any particular form or period of notice prior to terminating the employment of any of its employees or to provide any severance payments or severance benefits to any employee upon the termination of employment, except as set forth in Section 4.17(k) of the Company Disclosure Schedule. The Company has not and, to the Knowledge of the Company, no other Person has (i) entered into any Contract that obligates or purports to obligate the Purchaser to make an offer of employment to any present or former employee or consultant of the Company; or (ii) promised or otherwise provided any assurances (contingent or otherwise) to any present or former employee or consultant of the Company of any terms or conditions of employment or service with the Purchaser following the Closing, including promises or assurances of any bonus, retention, change in control or severance payments or benefits.

(l)     Section 4.17(l) of the Company Disclosure Schedule sets forth a true, correct and complete list of the names, positions and rates of compensation of all officers, directors and employees of the Company, showing each such Person’s name, position, annual remuneration, reported status as exempt/non-exempt under applicable Laws, commissions, bonuses and fringe benefits for the current fiscal year and the most recently completed fiscal year, work visa type, as applicable, and, if any such Person is on a leave of absence, the nature of such leave of absence and the anticipated date of return to active employment.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(m)     Section 4.17(m) of the Company Disclosure Schedule sets forth a true, correct and complete list of all of its consultants, advisory board members and independent contractors and, for each, the initial date of the engagement and whether the engagement is terminable by written notice by either party and, if so, the amount of advance notice of termination.

(n)     The Company has provided to the Purchaser’s counsel true, correct and complete copies of all forms of offer letters, employment agreements and severance agreements, service agreements with current and former consultants or advisory board members, confidentiality, non-competition or inventions agreements between current and former employees or consultants and the Company (and a true, correct and complete list of employees, consultants or others not subject thereto), the most current management organization charts, all Contracts or insurance policies providing for the indemnification of any officer or director of the Company, all documentation regarding Liability for termination payments to current and former directors, officers, employees or consultants of the Company and a schedule of bonus commitments made to or Contracts entered into with employees or consultants of the Company.

(o)     There has been no “mass layoff”, “employment loss” or “plant closing” (as defined by the WARN Act or any other analogous Law) in respect of the Company, nor has the Company been affected by any transaction or engaged in any lay-offs or employment terminations sufficient in number to trigger application of any such Law. There are no pending or, to the Knowledge of the Company, threatened Actions against the Company alleging any violation of the WARN Act or any other analogous Law.

4.18     Interested Party Transactions. No employee, officer, director or stockholder of the Company or, to the Knowledge of the Company, member of such Person’s immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Company Board and stock purchase agreements approved by the Company Board), and (d) the Series A Per Share Dividend. Except as set forth on Section 4.18 of the Company Disclosure Schedule, to the Company’s Knowledge, no employee or officer of the Company, or member of such Person’s immediate family has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except in connection with the ownership of not more than two percent (2%) of the stock in any publicly-traded company. Except as set forth on Section 4.18 of the Company Disclosure Schedule, no employee, officer, director or stockholder of the Company, nor, to the Knowledge of the Company, any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such Person’s ownership of capital stock or other securities of the Company).

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

4.19     Insurance. The Company maintains the policies of insurance and bonds set forth in Section 4.19 of the Company Disclosure Schedule, including all legally required workers’ compensation insurance and errors and omissions, casualty, fire and general liability insurance. Section 4.19 of the Company Disclosure Schedule sets forth the name of the insurer under each such policy and bond, the type of policy or bond, the coverage amount and any applicable deductible. The Company has provided to the Purchaser true, correct and complete copies of all such policies of insurance and bonds issued at the request or for the benefit of the Company. There is no claim pending under any such policy or bond as to which coverage has been questioned, denied or disputed by the underwriters of such policy or bond. All premiums due and payable under all such policies and bonds have been timely paid and the Company is otherwise in compliance with the terms and conditions of such policies and bonds. All such policies and bonds remain in full force and effect, and the Company has no Knowledge of any threatened termination of, or material premium increase with respect to, any such policy or bond.

4.20     Books and Records. The Company has provided to the Purchaser or its counsel true, correct and complete copies of each document that has been requested by the Purchaser or its counsel in connection with this Agreement or the Acquisition. Without limiting the foregoing, the Company has provided to the Purchaser or its counsel true, correct and complete copies of: (a) all documents identified in the Company Disclosure Schedule, (b) the Company Articles of Incorporation and the Company Bylaws or equivalent organizational or governing documents of the Company, each as currently in effect, (c) the minute books containing records of all proceedings, consents, actions and meetings of the stockholders of the Company, the Company Board and the committees of the Company Board and (d) the stock ledger, journal and other records reflecting all stock issuances and transfers and all stock option and warrant grants and agreements of the Company. The minute books of the Company provided to the Purchaser contain a complete and accurate summary of all meetings of the stockholders of the Company, the Company Board and the committees of the Company Board, or actions by written consent since the incorporation of the Company through the Agreement Date and accurately reflect the matters set forth therein. The books, records and accounts of the Company (i) are true, correct and complete, (ii) have been maintained in accordance with reasonable business practices and (iii) accurately and fairly reflect the basis for the Company Financial Statements.

4.21     Material Contracts.

(a)     Except for this Agreement and the Contracts identified in Section 4.21(a) of the Company Disclosure Schedule, the Company is not a party to or bound by any of the following Contracts (each a “Material Contract”):

(i)     any Contract with respect to the research, development, commercialization or exploitation of any products or product candidates of the Company;

(ii)     any continuing Contract for the purchase, sale or license of materials, supplies, equipment, services, software, Intellectual Property or other assets;

(iii)     any Contract that expires or may be renewed at the option of any Person other than the Company so as to expire more than one (1) year after the date of this Agreement;

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(iv)     any trust indenture, mortgage, promissory note, loan agreement or other Contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

(v)     any Contract for capital expenditures;

(vi)     any Contract limiting the freedom of the Company to engage or participate, or compete with any other Person, in any line of business, market or geographic area, or any Contract granting most favored nation pricing, exclusive sales, distribution, marketing or other exclusive rights, rights of refusal, rights of first negotiation or similar rights or terms to any Person, or any Contract otherwise limiting the right of the Company to sell, distribute or manufacture any products or services;

(vii)     any Contract subjecting the Company to an employee or customer non-solicitation provision;

(viii)     any Contract pursuant to which the Company is a lessor or lessee of any real property or any machinery, equipment, motor vehicles, office furniture, fixtures or other tangible personal property;

(ix)     any Contract of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the Liabilities or indebtedness of any other Person;

(x)     all Contracts to which the Company is a party and pursuant to which the Company has granted, licensed or provided any Company IP Rights to third Persons;

(xi)     other than licenses for generally commercially available off-the-shelf software provided on standard, all licenses, sublicenses and other Contracts to which the Company is a party and pursuant to which the Company acquired or is authorized to use any Third-Party Intellectual Property Rights;

(xii)     all Contracts pursuant to which the Company has agreed to any restriction on the right of the Company to enforce any Company Owned IP Rights or pursuant to which the Company agrees to encumber, transfer or sell rights in or with respect to any Company-Owned IP Rights;

(xiii)     any Contract providing for the development of any software, content, technology or Intellectual Property, independently or jointly, by or for the Company;

(xiv)     any Contracts relating to the membership of, or participation by, the Company in, or the affiliation of the Company with, any industry standards group or association;

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(xv)     any joint venture Contract, any Contract that involves a sharing of revenues, profits, cash flows, expenses or losses with other Persons or any Contract that involves the payment of royalties to any other Person;

(xvi)     any agreement of indemnification or warranty not entered into in the ordinary course of business or any Contract containing any support, maintenance or service obligation on the part of the Company;

(xvii)     any Contract for the employment of any director, officer, employee or consultant of the Company or any other type of Contract with any officer, employee or consultant of the Company that is not immediately terminable by the Company without cost or Liability, including any Contract requiring it to make a payment to any director, officer, employee or consultant on account of the Acquisition, any transaction contemplated by this Agreement or any Contract that is entered into in connection with this Agreement;

(xviii)     any Contract or plan, including any stock option, merger or stock bonus plan, relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of Company Common Stock or any other securities of the Company or any options, warrants, convertible notes or other rights to purchase or otherwise acquire any such shares of stock, other securities or options, warrants or other rights therefor;

(xix)     any Contract under which the Company provides any advice or professional services to any third Person, including any consulting Contract, professional services Contract, software implementation, deployment or development services Contract or support services Contract (including, for each such Contract, a description of the percentage of completion and expected additional hours, resources and costs necessary to complete such services);

(xx)     any Contract between the Company and any labor union or any collective bargaining agreement or similar contract with its employees;

(xxi)     any Contract with any agency or entity to provide temporary or leased employees or independent contractors to the Company;

(xxii)     any Contract with any investment banker, broker, advisor or similar party in connection with this Agreement, the Acquisition or the transactions contemplated hereby;

(xxiii)     any Contract pursuant to which the Company has, other than in the ordinary course of business, acquired a business or entity, or majority of assets of a business or entity, whether by way of merger, consolidation, purchase of stock, purchase of assets, exclusive license or otherwise, or any Contract pursuant to which the Company has any ownership interest in any other Person;

(xxiv)     any Contract with any Governmental Entity;

(xxv)     any settlement agreement;

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(xxvi)      any Contract pursuant to which material rights of any third party are triggered or become exercisable, or under which any other material consequence, result or effect arises, in connection with or as a result of the execution of this Agreement or the consummation of the Acquisition or other transactions contemplated hereby, either alone or in combination with any other event (other than as contemplated by Section 3.2(c)(iii)(A) of this Agreement); or

(xxvii)     any Company IP Contract;

(xxviii)     any other oral or written Contract or obligation to which the Company is party or bound not listed in clauses (i) through (xxvii) that individually has a payment obligation in excess of $25,000 over the life of the Contract or is otherwise material to the business, operations, financial condition, properties or assets of the Company.

(b)     Except as set forth in Section 4.21(b)(i) of the Company Disclosure Schedule, all Material Contracts are in written form. Except as set forth in Section 4.21(b)(ii) of the Company Disclosure Schedule, the Company has performed all obligations required to be performed by the Company and is entitled to all benefits under, and is not in default in respect of, any Material Contract; each Material Contract is in full force and effect, subject only to the effect, if any, of applicable bankruptcy and other similar laws affecting the rights of creditors generally and rules of law governing specific performance, injunctive relief and other equitable remedies; the Company has not received any notice or other communication regarding any actual or possible violation or breach of, default under or intention to cancel or modify any Material Contract; and there exists no default, event of default or event, occurrence, condition or act with respect to the Company or, to the Knowledge of the Company, with respect to any other contracting party, which (with the giving of notice, the lapse of time or both) would reasonably be expected to (x) become a default or event of default under any Material Contract or (y) give any third Person the right (A) to declare a default or exercise any remedy under any Material Contract, (B) to accelerate the maturity or performance of any obligation of the Company under any Material Contract or (C) to cancel, terminate or modify any Material Contract. True, correct and complete copies of all written Material Contracts have been provided to the Purchaser prior to the Agreement Date.

4.22     Product Warranties; Product Liability; Recalls. No product liability claims and Actions relating to any product currently or at any time previously manufactured, supplied, distributed or sold on a commercial basis by the Company or any predecessor of the Company (the “Company Products”) are pending or, to the Knowledge of the Company, threatened against the Company or have ever been asserted or commenced against the Company since its inception, and to the Knowledge of the Company, no facts or conditions exist which could reasonably be expected to result in any such product liability claim or Action. To the Knowledge of the Company, there are no defects in materials or workmanship of any Company Product and the Company Products have been manufactured in accordance with specifications. None of the Company Products approved by the FDA has been the subject of any replacement, field fix, or mandatory or voluntary recall and, to the Knowledge of the Company, no facts or conditions exist which could reasonably be expected to result in such a recall. To the Knowledge of the Company, the Company Products have been designed and manufactured so as to meet and comply with all standards for quality and workmanship provided by applicable Law, Contracts and product literature provided by the Company, and have received all approvals or clearances of Governmental Entities necessary to allow their sale and use by the Company for the Company Business.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

4.23     Accounts Receivable and Accounts Payable.

(a)     All Accounts Receivable have arisen from bona fide transactions in the ordinary course of business consistent with GAAP. All Accounts Receivable reflected on the Company Balance Sheet were recorded in accordance with GAAP. All Accounts Receivable arising after the Company Balance Sheet Date have arisen from bona fide transactions in the ordinary course of business, and have been recorded in the Company’s financial books and records in accordance with GAAP. None of the Accounts Receivable (i) are subject to any setoffs or counterclaims or (ii) represent obligations for goods sold on consignment, on approval or on a sale or return basis or subject to any other repurchase or return arrangement.

(b)     All accounts payable of the Company reflected in the Company Balance Sheet or arising after the Agreement Date are the result of bona fide transactions in the ordinary course of business (other than the Company Transaction Expenses) and have been paid or are not yet due and payable.

4.24     Solvency. The Company is not now insolvent, and will not be rendered insolvent, by consummating the Acquisition. As used in this section, “insolvent” means that the sum of the debts and other Liabilities of the Company exceeds the present fair saleable value of the Company’s assets. Immediately after giving effect to the transactions contemplated by this Agreement and the Ancillary Agreements executed by the Company, (i) the Company will be able to pay its Liabilities as they become due in the usual course of its activities in accordance with Section 7.16 hereof; (ii) the Company will not have unreasonably small capital with which to conduct its activities in accordance with Section 7.16 hereof; (iii) the Company will have assets (calculated at fair market value) that exceed its Liabilities; and (iv) taking into account all pending and threatened litigation, final judgments against the Company in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, the Company will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of the Company then due by the Company. Immediately after giving effect to the transactions contemplated by this Agreement and the Ancillary Agreements executed by the Company, the cash available to the Company, after taking into account all other expected uses of such cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.

4.25     Brokers’ and Finders’ Fees. Except as set forth on Section 4.24 of the Company Disclosure Schedule, the Company has not incurred, nor will incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

4.26     No Existing Discussions. Neither the Company nor, to the Knowledge of the Company, any director, officer, stockholder, employee or agent (or any investment banker, broker, finder or similar party) of the Company is engaged, directly or indirectly, in any discussions or negotiations with any third party relating to any Acquisition Proposal.

4.27     Purchase Entirely for Own Account. Purchaser Common Stock will be acquired for the Company’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Company has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act, without prejudice, however, to the Company’s right at all times to sell or otherwise dispose of all or any part of the shares of Purchaser Common Stock in compliance with applicable federal and state securities Laws.

4.28     Investment Experience. The Company acknowledges that it can bear the economic risk and complete loss of its investment in Purchaser Common Stock and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

4.29     Disclosure of Information. The Company has had an opportunity to ask questions of the Purchaser regarding the Purchaser, its business and the terms and conditions of the issuance of Purchaser Common Stock. The Company acknowledges receipt of copies of the Parent SEC Documents.

4.30     Restricted Securities. The Company understands that the shares of Purchaser Common Stock to be issued pursuant to this Agreement are characterized as “restricted securities” under the U.S. federal securities Laws inasmuch as they are being acquired from the Purchaser in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

4.31     Accredited Investor. The Company is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.

4.32     No General Solicitation. The Company did not learn of the investment in Purchaser Common Stock as a result of any general solicitation or general advertising.

4.33     Prohibited Transactions. Since the earlier of: (a) such time as the Company was first contacted by the Purchaser or any other Person acting on behalf of the Purchaser regarding the transactions contemplated hereby or (b) thirty (30) days prior to the Agreement Date, neither the Company nor any of its Affiliates which: (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to the Company’s investments or trading or information concerning the Company’s investments, including in respect of Purchaser Common Stock, or (z) is subject to the Company’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, other than in compliance with applicable Law, effected or agreed to effect any short sale, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to Purchaser Common Stock, granted any other right (including any put or call option) with respect to Purchaser Common Stock or with respect to any security that includes, relates to or derives any significant part of its value from Purchaser Common Stock or otherwise sought to hedge its position in Purchaser Common Stock (each, a “Prohibited Transaction”). Prior to the earlier to occur of the termination of this Agreement and the Closing Date, the Company shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction other than in compliance with applicable Law.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

4.34     Legends. Subject to the provisions of the Registration Rights Agreement, the Company understands that each certificate representing the shares of Purchaser Common Stock to be issued pursuant to this Agreement shall bear the following or any similar legend.

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE ISSUER OF SUCH SECURITIES), IN A FORM REASONABLY ACCEPTABLE TO THE ISSUER OF SUCH SECURITIES, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The Purchaser shall, and shall use its reasonable best efforts to cause any transfer agent for Purchaser Common Stock to, remove the legend set forth above and issue a certificate without such legend to the Company upon which it is stamped at such time as (i) such Purchaser Common Stock are being sold pursuant to an effective registration statement under the Securities Act, (ii) in connection with a transfer or sale pursuant to Rule 144 under the Securities Act, the Company provides the Purchaser with reasonable assurance in writing that such proposed transfer or sale may be effected pursuant to Rule 144; (iii) the Company, in connection with any other sale, assignment or other transfer, provides the Purchaser with an opinion of counsel, in a form reasonably acceptable to the Purchaser’s legal counsel, to the effect that such sale, assignment or transfer of Purchaser Common Stock may be made without registration under the Securities Act; or (iv) such legend is no longer reasonably required under the Securities Act.

4.35     Disclosure. None of the representations or warranties made by the Company in this Agreement, any exhibit or schedule hereto, the Company Disclosure Schedule or any certificate furnished by the Company pursuant to this Agreement contains, or will contain at the Closing, any untrue statement of a material fact or omits, or will omit at the Closing, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

4.36     Disclaimer of Representations and Warranties. Except as expressly set forth in this Article IV, neither the Company nor any of the Company’s agents, employees or representatives have made, nor are any of them making, any representations or warranties, expressed or implied, at law or in equity, with respect to merchantability or fitness for a particular purpose of the Transferred Assets.

4.37     Known Breaches. To the Knowledge of the Company, the Company is not aware, as proven by the Purchaser by clear and convincing evidence, of any facts or circumstances that would serve as the basis for a claim by the Company against the Purchaser based upon any inaccuracy, failure or breach of any of the representations and warranties of the Purchaser contained in this Agreement or breach or default of any of the Purchaser’s covenants or agreements to be performed at or prior to Closing. The Company shall be deemed to have waived in full any inaccuracy, failure or breach of any of the Purchaser’s representations and warranties and any such covenants and agreements of which the Company has such awareness as of the Closing as proven by the Purchaser by clear and convincing evidence.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser represents and warrants to the Company as follows in this Article V.

5.1     Organization and Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser is not in violation of any of the provisions of the Purchaser Certificate of Incorporation or the Purchaser Bylaws. The Purchaser has the power to own its properties and to conduct its business as currently conducted by it and is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified and in good standing, individually or in the aggregate with any such other failures, would reasonably be expected to result in a Purchaser Material Adverse Effect.

5.2     Authority; Noncontravention.

(a)     The Purchaser has all requisite power and authority to enter into each of this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Purchaser of this Agreement and each of such Ancillary Agreements and the transactions contemplated hereby and thereby have been duly and validly approved and authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser. This Agreement and each of the Ancillary Agreements to which the Purchaser is a party are, or when executed by the Purchaser shall be, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(b)     The execution and delivery of this Agreement, any of the Ancillary Agreements to which the Purchaser is a party by the Purchaser do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Purchaser Certificate of Incorporation or the Purchaser Bylaws, or (ii) any material Contract to which the Purchaser is a party or applicable Laws other than the consent to the transactions contemplated by this Agreement under that certain Loan and Security Agreement dated as of November 25, 2013, by and between Hercules Technology Growth Capital, Inc. (“Hercules”) and the Purchaser (the “Hercules Loan Agreement”), except where such conflict, violation, default, termination, cancellation or acceleration, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect.

(c)     No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Purchaser in connection with the execution and delivery of this Agreement, any of the Ancillary Agreements to which the Purchaser is a party or the consummation of the transactions contemplated hereby or thereby, except for (i) filing of such notices as may be required under the Securities Act; (ii) such filings as may be required under the Exchange Act, under applicable state securities laws, takeover or “blue sky” laws or under the rules and regulations of the NASDAQ; and (iii) such other consents, licenses, permits, approvals, waivers, authorizations, registrations, declarations or filings, the failure of which to obtain or make would not reasonably be expected to have a Purchaser Material Adverse Effect.

5.3     Purchaser SEC Documents; Purchaser Financial Statements. The Purchaser has filed all reports, schedules, forms, statements and other documents required to be filed by the Purchaser with the SEC since January 1, 2012 (the “Purchaser SEC Documents”). As of their respective dates, the Purchaser SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Purchaser SEC Document has been revised or superseded by a Purchaser SEC Document filed on or before the date of this Agreement, none of the Purchaser SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Purchaser contained in the Purchaser SEC Documents (the “Purchaser Financial Statements”) have been prepared in conformity with GAAP applied consistently through the periods covered thereby, except as may be indicated in the notes thereto and, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q under the Exchange Act, and (ii) fairly present in all material respects the financial condition of the Purchaser as of the respective dates thereof and the results of the operations of the Purchaser for the respective fiscal periods covered thereby, in each case in accordance with GAAP, except (A) as indicated in any notes or other supplementary information thereto, and (B) that the unaudited Purchaser Financial Statements do not contain footnotes and are subject to normal year-end audit adjustments. The Purchaser is in compliance in all material respects with the rules and regulations of NASDAQ applicable to the Purchaser, including its corporate governance standards.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

5.4     Issuance of Purchaser Common Stock. The shares of Purchaser Common Stock to be issued pursuant to this Agreement upon consummation of the Acquisition have been or will be upon issuance duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

5.5     No Finder. Other than Cantor Fitzgerald & Co., no agent, broker, investment banker or other Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee from the Purchaser in connection with the Acquisition or any of the other transactions contemplated by this Agreement.

5.6     Litigation. No action is pending or, to the knowledge of the Purchaser, threatened, which seeks to delay or prevent the consummation of the transactions contemplated by this Agreement or which, if adversely decided, would otherwise affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.

5.7     Sufficient Resources. The Purchaser has adequate financial resources or sufficient authorized shares of Purchaser Common Stock to satisfy its payment obligations at the Closing under this Agreement.

5.8     Disclosure. None of the representations or warranties made by the Purchaser in this Agreement, any exhibit or schedule hereto or any certificate furnished by the Purchaser pursuant to this Agreement contains, or will contain at the Closing, any untrue statement of a material fact or omits, or will omit at the Closing, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

5.9     Known Breaches. To the knowledge of the Purchaser, the Purchaser is not aware, as proven by the Company by clear and convincing evidence, of any facts or circumstances that would serve as the basis for a claim by the Purchaser against the Company based upon any inaccuracy, failure or breach of any of the representations and warranties of the Company contained in this Agreement or breach or default of any of the Company’s covenants or agreements to be performed at or prior to Closing. The Purchaser shall be deemed to have waived in full any inaccuracy, failure or breach of any of the Company’s representations and warranties and any such covenants and agreements of which the Purchaser has such awareness as of the Closing as proven by the Company by clear and convincing evidence.

5.10     Access and Reliance. The Purchaser acknowledges that it has been provided access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company. The Purchaser acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, the Purchaser has relied upon the representations, warranties, covenants and agreements of the Company and the other parties to the Ancillary Agreements set forth in this Agreement, the Company Disclosure Schedule, the Ancillary Agreements and the schedules and exhibits hereto and thereto; and (b) except as expressly set forth in this Agreement, the Company Disclosure Schedule, the Ancillary Agreements and the schedules and exhibits hereto and thereto, neither the Company nor any of the Company’s agents, employees or representatives have made, nor are any of them making, any representations or warranties, expressed or implied, at law or in equity, with respect to merchantability or fitness for a particular purpose of the Transferred Assets.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

ARTICLE VI

CONDUCT PRIOR TO THE CLOSING

6.1     Conduct of Business of the Company. During the period from the Agreement Date and continuing until the earlier of the termination of this Agreement and the Closing, except to the extent expressly provided in this Agreement or as consented to in writing by the Purchaser:

(a)     the Company shall conduct its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in material compliance with all applicable Laws;

(b)     the Company shall (i) pay all of its Indebtedness and Taxes when due, subject to good faith disputes over such Indebtedness or Taxes, (ii) pay or perform its other obligations when due, and (iii) use its commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and Key Employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with the Company (including paying of accounts payable in a timely manner consistent with past practice);

(c)     the Company shall give prompt written notice to the Purchaser of (i) the occurrence of any change, condition or event, the occurrence of which would cause the condition to Closing set forth in Section 8.3 hereof to not be satisfied, (ii) the occurrence of any Company Material Adverse Change or Company Material Adverse Effect, (iii) any failure of the Company to perform any obligation or agreement or comply with any covenant or condition required by this Agreement or any Ancillary Agreement to which it is a party, which such failure would cause the condition set forth in Section 8.3 hereof to not be satisfied, (iv) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation of the transactions contemplated by this Agreement or such Ancillary Agreements executed by the Company or (v) any Action pending or, to the Knowledge of the Company, threatened against the Company relating to the transactions contemplated by this Agreement or such Ancillary Agreements executed by the Company;

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(d)     the Company shall ensure that each of its Contracts entered into after the Agreement Date, other than any Contract entered with the Purchaser, will not require the procurement of any consent, notice, waiver or novation or provide for any change in the obligations of any party in connection with, or terminate as a result of the consummation of, the Acquisition, and the Company shall give reasonable advance notice to the Purchaser prior to allowing any Material Contract or right thereunder to lapse or terminate by its terms; and

(e)     the Company shall maintain each of its leased premises in accordance with the terms of the applicable lease.

6.2     Restrictions on Conduct of Business of the Company. Without limiting the generality or effect of the provisions of Section 6.1, during the period from the Agreement Date and continuing until the earlier of the termination of this Agreement and the Closing, the Company shall not do, cause or permit any of the following, except to the extent expressly provided in this Agreement or as consented to in writing by the Purchaser:

(a)     Charter Documents. Cause or permit any amendments to the Company Articles of Incorporation or Company Bylaws or equivalent organizational or governing documents.

(b)     Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions, whether in cash, stock or property, in respect of any of the capital stock of the Company; split, combine or reclassify any of the capital stock of the Company; issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company; or repurchase or otherwise acquire, directly or indirectly, any shares of the capital stock of the Company, except from former employees, non-employee directors or consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service.

(c)     Material Contracts. Enter into any Contract that would constitute a Material Contract or require a novation, notice or consent in connection with the Acquisition, or violate, terminate, amend or otherwise modify or waive (including by entering into a new Contract with such party or otherwise) any term of any Material Contract.

(d)     Issuance of Securities. Other than the issuance of Company Common Stock upon the exercise of any Company stock options under the Award Plans in connection with the consummation of the Acquisition, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of any shares of Company Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire (or other Contracts of any character obligating the Company to issue), any such shares or other convertible securities.

(e)     Employees; Consultants; Independent Contractors. (i) Hire any additional officers or other employees, or any consultants or independent contractors; (ii) terminate the employment, change the title, office or position or materially reduce the responsibilities of any management, supervisory or other key personnel of the Company; (iii) enter into, amend or extend the term of any employment or consulting agreement with any officer, employee, consultant or independent contractor; or (iv) enter into any Contract with a labor union or collective bargaining agreement, unless required by applicable Laws.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(f)     Loans and Investments. Make any loans or advances (other than routine expense advances to employees of the Company consistent with past practice) to, or any investments in or capital contributions to, any Person, or forgive or discharge in whole or in part any outstanding loans or advances, or prepay any indebtedness for borrowed money.

(g)     Intellectual Property. Transfer or license to any Person any rights to any Company IP or take any action which affects any other Company IP Rights.

(h)     Exclusive Rights and Most Favored Party Provisions. Enter into or amend any agreement pursuant to which any other party is granted exclusive rights or “most favored party” rights of any type or scope with respect to any services, technology, Intellectual Property or business of the Company, or containing any non-competition covenants or other restrictions relating to the Company’s or the Purchaser’s business activities.

(i)     Dispositions. Except as set forth on Schedule 6.2(i) attached hereto, sell, lease, license or otherwise dispose of or encumber (other than Permitted Encumbrances) any properties or assets of the Company or enter into any Contract with respect to the foregoing.

(j)     Indebtedness. Incur any indebtedness for borrowed money, guarantee any such indebtedness, issue or sell any debt securities or guarantee any debt securities of others.

(k)     Leases. Enter into any operating lease or any leasing transaction of the type required to be capitalized in accordance with GAAP.

(l)     Payment of Obligations. Pay, discharge or satisfy (i) any amounts due under any promissory note issued by the Company to any Person who is an officer or director of the Company as of the Agreement Date, (ii) any amount in excess of $25,000, excluding payments made to employees, directors and consultants in the ordinary course of business or pursuant to preexisting plans, policies or Contracts which have been disclosed to the Purchaser, (iii) any claim or Liability arising otherwise than in the ordinary course of business, other than the payment, discharge or satisfaction of Liabilities reflected or reserved against in the Company Financial Statements and any fees and expenses of the Company or its Affiliates incurred in connection with this Agreement, the Acquisition or the transactions contemplated hereby or thereby, or (iv) defer payment of any accounts payable or give any discount, accommodation or other concession.

(m)     Capital Expenditures. Make any capital expenditures, capital additions or capital improvements.

(n)     Insurance. Materially change the amount or terms of any insurance coverage.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(o)     Termination or Waiver. Terminate or waive any right of substantial value to the Company.

(p)     Employee Benefit Plans; Pay Increases. Except for the termination of the Company’s Award Plans in connection with the consummation of the transactions contemplated by this Agreement, adopt or amend any employee or compensation benefit plan, including any stock issuance or stock option plan or any other plan that is or would be a Benefit Plan, except such plan amendments as required under applicable Laws; amend any compensation, benefit, entitlement, grant or award provided or made under any such plan, except in each case as required under applicable Laws; pay any special bonus or special remuneration to any employee, non-employee director or consultant; increase the salaries, wage rates or fees of any employee, non-employee director or consultant; or add any new members to the Company Board.

(q)     Severance Arrangements. Grant or pay, or enter into any Contract providing for the granting or payment of, any bonus, severance, retention or termination pay, or the acceleration of vesting or other benefits, to any Person, other than payments or acceleration made pursuant to preexisting plans, policies or Contracts which have been disclosed to the Purchaser and are set forth in Section 4.17(a) of the Company Disclosure Schedule.

(r)     Lawsuits; Settlements. Commence a lawsuit, other than where the Company, in good faith and in consultation with legal counsel, determines that failure to commence suit would result in the material impairment of a valuable aspect of the business of the Company (provided that the Company consults with the Purchaser prior to the filing of such a suit) or for a breach of this Agreement; or settle or agree to settle any pending or threatened lawsuit or other material dispute.

(s)     Acquisitions. Acquire or agree to acquire, by merging or consolidating with or by purchasing the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or enter into any Contract with respect to a joint venture, strategic alliance or partnership.

(t)     Taxes. Make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any federal, state or foreign income Tax Return or any other material Tax Return, file any amendment to a material Tax Return, enter into any Tax sharing or similar agreement or closing agreement, settle any claim or assessment in respect of Taxes or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes.

(u)     Accounting. Change accounting methods or practices (including any change in depreciation or amortization policies) or revalue any of its assets (including writing down the value of inventory or writing off notes or accounts receivable otherwise than in the ordinary course of business), except in each case as required by changes in GAAP as concurred with by the independent accountants of the Company and after notice to the Purchaser.

(v)     Real Property. Enter into any agreement for the purchase, sale or lease of any real property.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(w)     Encumbrances. Place or allow the creation of any Encumbrance (other than a Permitted Encumbrance) on any of its properties or assets.

(x)     Warranties; Discounts; Accounts Receivables. Materially change the manner in which it provides warranties to customers or make any material changes in the manner in which the Company extends discounts to, or collects unpaid receivables from, customers, or the terms on which the Company sells or licenses its services.

(y)     Interested Party Transactions. Enter into any Contract in which any officer, director, employee, agent or Company Stockholder (or any member of their immediate families) has an interest under circumstances that, if entered immediately prior to the Agreement Date, would require that such Contract be set forth in Section 4.18 of the Company Disclosure Schedule.

(z)     Other. Take, or agree in writing or otherwise to take, any of the actions described in Sections 6.2(a) through (y) hereof, or any action which would reasonably be expected to make any of the Company’s representations or warranties contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform any covenant required hereunder to be performed by the Company.

6.3     FDA Proceedings. Prior to the Closing, the Company shall reasonably cooperate and consult with a representative of the Purchaser (the “Purchaser FDA Representative”) in connection with the making of all correspondence, filings, documents, communications and presentations to the FDA or members of the FDA’s staff with respect to any Primary Product prior to taking any such action, permitting the Purchaser and its advisors a reasonable time period, taking into account the date of any applicable meeting, timetable or deadline, in which to review, reasonably comment upon and consult with the Company prior to taking such action. The Company shall promptly inform the Purchaser FDA Representative upon receipt of any communication from the FDA regarding any Primary Product.

6.4     Public Announcements Relating to Primary Products. If prior to the Closing, the Company desires to publish or publicly present any results from the development program of any Primary Product in scientific journals, publications or scientific presentations or otherwise, the Company shall provide the Purchaser, at least ** ** Business Days prior to such publicity and in writing, an advance copy of any proposed publication or summary of a proposed oral presentation relating to the information from the development program of any Primary Product proposed for submission for publication or disclosure. The Purchaser shall provide the Company with reasonable comments on such proposed publication or summary of such proposed oral presentation, the Company shall consider in good faith all such comments and the Company and the Purchaser shall cooperate in good faith to resolve any reasonable comments of the Purchaser that are not agreed to by the Company in a timely manner. In the case of the Company’s disclosure of any patentable invention, if the Purchaser informs the Company that in its reasonable judgment any such publication should not be published or presented, the Company shall delay such disclosure or publication for a time period sufficient to permit the Company to timely prepare and file a patent application(s) or application(s) for a certificate of invention on the information involved.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

6.5     Disclosure Schedule Updates. If the Company has used commercially reasonable efforts to effectuate the Closing on or before ** ** and if the Closing has not occurred on or before ** **, the Company shall promptly provide the Purchaser with written updates to the Company Disclosure Schedule with respect to any facts or circumstances arising after the Agreement Date, of which the Company becomes aware, which, if existing, occurring or known as of the Agreement Date would cause any of the representations and warranties in Article IV to be untrue or incomplete in any material respect; provided, however, that the Company may not use the fact that it has provided updates to such schedules (or the contents of such updates) as a basis for asserting that any of the closing conditions in Article VIII have been satisfied; and provided, further, that, if the Company has provided updates to such schedules prior to the Closing Date that establish that any of the closing conditions in Article VIII have not been satisfied and the Purchaser elects to waive such closing conditions and proceed to Closing, then the Purchaser shall be precluded after the Closing from using the contents of such updates as a basis for asserting a claim for indemnification under Article X.

ARTICLE VII

ADDITIONAL AGREEMENTS

7.1     Stockholder Approval and Board Recommendation.

(a)     As soon as reasonably practicable following the execution of this Agreement, the Company will deliver to the Company Stockholders a proxy statement (the “Proxy Statement”) in form and substance reasonably acceptable to the Purchaser and its representatives, which shall solicit the approval and adoption of this Agreement and the Acquisition by the Company Stockholders and notify the Company Stockholders their dissenters’ rights under the ABCA. The Company will give the Purchaser and its representatives reasonable opportunity to review and comment on the Proxy Statement and the Company will consider in good faith any comments that the Purchaser or its representatives have with respect to the Proxy Statement. The Company shall promptly inform the Purchaser of the date on which the Proxy Statement was sent. Whenever any event occurs which should be set forth in an amendment or supplement to the Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, the Company or the Purchaser, as the case may be, will promptly inform the other of such occurrence and cooperate to enable the Company to make any appropriate amendment or supplement to, or mailing to the Company Stockholders of, such amendment or supplement.

(b)     As promptly as possible after but in any event prior to ** **, the Company shall obtain the approval of the Company Stockholders that collectively hold (i) at least ** ** of the issued and outstanding shares of Company Common Stock, (ii) at least ** ** of the issued and outstanding shares of Company Series A Preferred Stock, and (iii) at least ** ** of the issued and outstanding shares of Company Series B Preferred Stock (collectively, the “Stockholder Approval”), which, among other things, approves the Acquisition and adopts this Agreement.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(c)     Neither the Company Board nor any committee thereof shall withhold, withdraw, amend or modify, or propose or resolve to withhold, withdraw, amend or modify, in a manner adverse to the Purchaser the unanimous recommendation of the Company Board that the Company Stockholders vote in favor of approval of the Acquisition and adoption of this Agreement.

7.2     Exclusivity.

(a)     From and after the Agreement Date until earlier of the Closing or the termination of this Agreement pursuant to Article IX hereof, the Company will not, nor will it authorize or permit any of its officers, directors, Company Affiliates, or employees or any investment banker, attorney or other advisor or representative retained by any of them, nor will the Company solicit or cause its stockholders (such officers, directors, Company Affiliates, employees, investment banks, attorneys, other advisors and representatives, and stockholders collectively, the “Company Advisors”) to, directly or indirectly, (i) solicit, initiate, seek, support or induce the making, submission or announcement of any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into, participate in, maintain or continue any communications (except solely to provide written notice as to the existence of these provisions) or negotiations regarding, or deliver or make available to any Person any non-public information with respect to, or take any other action regarding, any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (iii) agree to, accept, approve, endorse or recommend, or publicly propose or announce any intention or desire to agree to, accept, approve, endorse or recommend, any Acquisition Proposal, (iv) enter into any letter of intent or any other Contract contemplating or otherwise relating to any Acquisition Proposal or (v) submit any Acquisition Proposal to the vote of any Company Stockholders.

(b)     The Company will immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons conducted prior to or on the Agreement Date with respect to any Acquisition Proposal. If any Company Advisor, whether in his or her capacity as such or in any other capacity, takes any action that the Company is obligated pursuant to this Section 7.2 to cause such Company Advisor not to take, the Company shall be deemed for all purposes of this Agreement to have breached this Section 7.2.

(c)     The Company shall immediately notify the Purchaser orally and in writing after receipt by the Company (or, to the Knowledge of the Company, by any of the Company Advisors) of (i) any Acquisition Proposal, (ii) any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (iii) any other notice that any Person is considering making an Acquisition Proposal or (iv) any request for non-public information relating to the Company or for access to any of the properties or books or records of the Company by any Person other than the Purchaser. Such notice shall describe (A) the material terms and conditions of such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request, and (B) the identity of the Person or Group making any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request. The Company shall keep the Purchaser fully informed of the status and details of, and any modification to, any such inquiry, expression of interest, proposal or offer and any correspondence or communications related thereto and shall provide to the Purchaser a true, correct and complete copy of such inquiry, expression of interest, proposal or offer and any amendments, correspondence and communications related thereto, if it is in writing, or a reasonable written summary thereof, if it is not in writing. The Company shall provide the Purchaser with forty-eight (48) hours prior notice (or such lesser prior notice as is provided to the members of the Company Board) of any meeting of the Company Board at which the Company Board is reasonably expected to discuss any Acquisition Proposal.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

7.3     Confidentiality; Public Disclosure.

(a)     The Confidentiality Agreement is hereby incorporated herein and made a part hereof and shall continue in full force and effect in accordance with its terms. The Company agrees, and agrees to cause its Company Affiliates, employees and representatives (i) to maintain the confidentiality of all confidential, nonpublic information of the Purchaser, including any information, reports, records, files and books provided or made available to the Company pursuant to Section 3.2(c)(v) hereof, (ii) not to use such confidential, nonpublic information for any purpose other than for purposes of considering and approving the Acquisition by the Company Stockholders and the Company Board, and (iii) not to disclose to any Person any confidential, nonpublic information of the Purchaser unless consented to in writing by the Purchaser or unless disclosed to the Company’s legal, accounting or other advisors who need to know such information for purposes of advising the Company and agree to be bound by the provisions of this Section 7.3(a) as if they were parties hereto; provided, however, that in the event the Company is required to disclose any such confidential information by applicable Law or Order, the Company shall be permitted to make such disclosure, but shall first provide the Purchaser with prompt written notice of such requirement prior to making any disclosure so that the Purchaser may seek a protective order or other appropriate remedy; provided, further, that the foregoing confidentiality obligations shall not apply to the extent any such information becomes publicly available or is disclosed by any means other than a breach by the Company of the obligations under this Section 7.3(a) or any other confidentiality or non-disclosure agreement between the Company and the Purchaser. The Company shall obtain from any Company Stockholder requested to execute a Voting Agreement an acknowledgement in writing: (A) to maintain the confidentiality of all confidential, nonpublic information of the Purchaser disclosed to such Company Stockholder by the Company for the purpose of obtaining the execution of a Voting Agreement, including any information, reports, records, files and books provided or made available to the Company pursuant to Section 3.2(c)(v) hereof, (B) not to use such confidential, nonpublic information for any purpose other than for purposes of considering and approving the Acquisition by the Company Stockholder, and (C) not to disclose to any Person any such confidential, nonpublic information of the Purchaser unless consented to in writing by the Purchaser or unless disclosed to the Company Stockholder’s legal, accounting or other advisors who need to know such information for purposes of advising the Company Stockholder and agree to be bound by the same obligations of the Company Stockholder with respect to such confidential, nonpublic information of the Purchaser.

(b)     The Company and the Purchaser shall mutually agree on the form and timing of an initial joint press release to be issued with respect to this Agreement and the transactions contemplated hereby. In addition, the Company shall consult with and obtain the prior approval of the Purchaser before issuing any press release or making any other public disclosure with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public disclosure prior to such consultation and approval except as may be required by Law, in which event the Person proposing to make such public disclosure shall use its commercially reasonable efforts to consult in good faith with the Purchaser before making any such public disclosure. Notwithstanding the foregoing, nothing in this Agreement shall prevent the Purchaser from making any public disclosure required by Law, including disclosure requirements of the SEC or of any applicable securities exchange.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

7.4     Non-Competition/Non-Solicitation.

(a)     The Company shall not, directly or indirectly, during ** **, engage, whether as owner, lender, employee, operator, manager, consultant, agent, independent contractor, equityholder, advisor or otherwise, anywhere in the world in any business that competes in any way with the business of the Company as conducted as of or prior to the Closing Date or proposed as of the Closing Date to be conducted by the Company.

(b)     The Company shall not, directly or indirectly, during ** **, contact, solicit or approach for the purpose of offering employment to (whether as an employee, operator, manager, consultant, agent, independent contractor, advisor or otherwise), (x) any Transferred Employee or (y) any employee who has been employed by the Purchaser or any of its Affiliates during the ** ** period preceding such contact, solicitation or approach.

(c)     The Company agrees that the scope of the restrictive provisions set forth in this Section 7.4 are reasonable with respect to subject matter, time and scope and that the provisions contained in this Section 7.4 are a material inducement to the Purchaser’s entering into this Agreement and but for the provisions contained in this Section 7.4 the Purchaser would not have entered into this Agreement. In the event that any court determines that the subject matter, duration or geographic scope, or all of the foregoing, is unreasonable and that such provision is to that extent unenforceable, the Purchaser and the Company agree that the provision shall remain in full force and effect for the greatest time period and for the broadest subject matter and in the greatest area, as the case may be, that would not render it unenforceable. It is specifically understood and agreed that any breach of the provisions of this Section 7.4 by the Company may result in irreparable injury to the Purchaser, that the remedy at law alone may be an inadequate remedy for such breach and that, in addition to any other remedy it may have, the Purchaser shall be entitled to enforce the specific performance of this Section 7.4 by the Company through both temporary and permanent injunctive relief without the necessity of proving actual damages and without posting a bond, but without limitation of their right to damages and any and all other remedies available to them, it being understood that injunctive relief is in addition to, and not in lieu of, such other remedies. For the avoidance of doubt, the parties hereto acknowledge and agree that the restrictions set forth in this Section 7.4 are in addition to any restrictions set forth in any employment agreement or any other Contract between the Purchaser or any of its Affiliates, on the one hand, and any Transferred Employee, if any, on the other hand.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

7.5     Further Assurance. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its commercially reasonable efforts, and to cooperate with each other party hereto, to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, appropriate or desirable to consummate and make effective, in the most expeditious manner practicable, the Acquisition and the other transactions contemplated hereby, including the satisfaction of the respective conditions set forth in Article VIII hereof and the execution and delivery of such other instruments, and the performance of such other acts and things, as may be necessary or desirable for effecting the consummation of the Acquisition and the other transactions contemplated hereby.

7.6     Third Party Consents; Notices. Without limiting the effect of Section 8.3(i) hereof, the Company shall use commercially reasonable efforts to obtain prior to the Closing such consents and authorizations of third parties, give notices to third parties and take such other actions as may be necessary or appropriate in order to effect the consummation of the Acquisition and the other transactions contemplated by this Agreement, to enable the Purchaser to carry on the Company Business immediately after the Closing, and to keep in effect and avoid the breach, violation of, termination of, or adverse change to, any Contract to which the Company is party, including the consents, authorizations, notices and actions which are listed on Schedule 7.6 attached hereto.

7.7     Litigation. During the period commencing on the Agreement Date and continuing until the earlier of the termination of this Agreement pursuant to Article IX hereof and the Closing, the Company will (a) notify the Purchaser in writing promptly after learning of any Action by or before any Governmental Entity or arbitrator initiated by or against the Company, or to the Knowledge of the Company to be threatened against the Company or any of its directors, officers, employees or stockholders in their capacity as such (a “New Litigation Claim”); (b) notify the Purchaser of ongoing material developments in any New Litigation Claim; and (c) subject to compliance with applicable Laws, consult in good faith with the Purchaser regarding the conduct of the defense of any New Litigation Claim.

7.8     Access to Information. During the period commencing on the Agreement Date and continuing until the earlier of the termination of this Agreement and the Closing, the Company shall allow the Purchaser and its agents and advisors access at reasonable times to the files, books, records, technology, Contracts, personnel and offices of the Company, including any and all information relating to the Taxes, Contracts, Liabilities, financial condition and real, personal and intangible property of the Company, subject to the terms of the Confidentiality Agreement. Other than as provided in Section 5.9 with respect to any facts or circumstances of which the Purchaser is aware as reflected by clear and convincing evidence, no information or knowledge obtained by the Purchaser during the pendency of the transactions contemplated by this Agreement pursuant to this Section 7.8 shall affect or be deemed to modify any representation, warranty, covenant, condition or obligation of the Company under this Agreement or the Ancillary Agreements to which it is a party.

7.9     Expenses. Whether or not the Acquisition is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

7.10     Employment Matters.

(a)     Immediately prior to the Closing Date, the Company shall terminate the employment of all of the Transferred Employees and all employment agreements and other arrangements between the Company and the Transferred Employees. The Company shall give all notices and other information required to be given by the Company to the employees of the Company, any collective bargaining unit representing any group of employees of the Company, and any applicable Governmental Entity under the Worker Adjustment and Retraining Notification Act, the National Labor Relations Act, as amended, the Code, Consolidated Omnibus Budget Reconciliation Act and all other applicable Laws in connection with the Acquisition or other applicable Contracts. The Company shall be responsible for all costs and expenses related to the Company’s termination of the Transferred Employees, whether occurring prior to, on or after the Closing, except to the extent constituting Assumed Liabilities. The Company shall cooperate with and use its commercially reasonable efforts to assist the Purchaser in its efforts to secure Offer Letters satisfactory to the Purchaser with the Transferred Employees. The Company shall not enforce against any Transferred Employee any confidentiality, non-compete, non-solicit or similar contractual obligations, or otherwise assert with respect to any such Transferred Employee or the Purchaser or any of its Affiliates claims that would otherwise prohibit or place conditions on any such Transferred Employee’s acceptance of an offer of employment by the Purchaser or any of its Affiliates, any such Transferred Employee’s employment by the Purchaser or any of its Affiliates, or any actions taken by any such Transferred Employee as an employee of the Purchaser or any of its Affiliates.

(b)     The Company shall pay, and the Purchaser shall have no liability for, all payments, compensation and benefits that is or becomes due to the following except to the extent constituting Assumed Liabilities (i) the Transferred Employees in relation to their employment with the Company prior to the Closing, and (ii) all other employees, consultants, independent contractors and other service providers of the Company, whether earned or accrued prior to, on or after the Closing, in each case by the date required under applicable Law.

(c)     Other than with respect to the Assumed Benefit Plans, none of the Purchaser or any of its Affiliates will contribute to any Benefit Plan or other compensation or benefit plan or agreement of the Company. Other than with respect to the Assumed Benefit Plans, none of the Purchaser or any of its Affiliates will assume sponsorship of, nor will they adopt as a participating company in, any Benefit Plan or other compensation or benefit plan or agreement of the Company or any part thereof.

(d)     No provision of this Agreement shall (i) create any third party beneficiary rights in any Transferred Employee, any beneficiary or dependents thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to any Transferred Employee by the Purchaser or under any benefit plan which the Purchaser may maintain, or otherwise, or (ii) be construed as in any way modifying or amending the provisions of any Benefit Plan, other than with respect to the assumption by and transfer to the Purchaser of Assumed Benefit Plans as contemplated by this Agreement. Nothing contained in this Agreement shall confer upon any Transferred Employee any right with respect to continuance of employment by the Purchaser or any of its Affiliates, nor shall anything herein interfere with the right of the Purchaser or any of its Affiliates to terminate the employment of any of the Transferred Employees at any time, with or without cause, or restrict the Purchaser or any of its Affiliates in the exercise of its independent business judgment in modifying any of the terms and conditions of the employment of the Transferred Employees following the Closing.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

7.11     Parachute Payment Waivers. The Company shall obtain, prior to the initiation of the requisite stockholder approval procedure under Section 7.12 hereof, a waiver of the right to receive payments that could constitute “parachute payments” under Section 280G of the Code and regulations promulgated thereunder (a “Parachute Payment Waiver”), in a form reasonably acceptable to the Purchaser, from each Person whom the Company or the Purchaser reasonably believes is, with respect to the Company, a “disqualified individual” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder), as determined immediately prior to the initiation of the requisite stockholder approval procedure under Section 7.12 hereof, and whom the Company or the Purchaser believes might otherwise receive, have received or have the right or entitlement to receive any parachute payment under Section 280G of the Code, and the Company shall have delivered each such Parachute Payment Waiver to the Purchaser on or before the Closing Date.

7.12     Submission to Stockholders for Section 280G Approval or Disapproval. The Company shall use its best efforts to obtain the approval by such number of stockholders of the Company as is required by the terms of Section 280G(b)(5)(B) of the Code so as to render the parachute payment provisions of Section 280G of the Code inapplicable to any and all payments or benefits provided pursuant to contracts or arrangements that, in the absence of the executed Parachute Payment Waivers by the affected Persons under Section 7.11 hereof, might otherwise result, separately or in the aggregate, in the payment of any amount or the provision of any benefit that would not be deductible by reason of Section 280G of the Code, with such stockholder approval to be obtained in a manner which satisfies all applicable requirements of such Section 280G(b)(5)(B) of the Code and the Treasury Regulations thereunder, including Q-7 of Section 1.280G-1 of such Treasury Regulations.

7.13     Financial Statements. Without limiting the generality or effect of the provisions of Section 7.8 hereof, from and after the Agreement Date and continuing until the earlier of the termination of this Agreement and the Closing, the Company shall use its commercially reasonable efforts to afford and make available to the Purchaser and to the independent public accountants selected by the Purchaser to perform the necessary audits and reviews, reasonable access during normal business hours to such records, financial statements or other documentation, and persons familiar with such records, financial statements or other documentation as may be necessary or useful in the preparation and audit of the financial information under Regulation S-X, Form 8-K and other rules and regulations of the SEC.

7.14     Resale Registration Statement. Without limiting the restrictions set forth in the Lock-Up Agreement, the Purchaser will, as promptly as reasonably practicable and within ninety (90) days following the Closing, prepare and file with the SEC a registration statement on the appropriate form (the “Resale Registration Statement”) providing for the offer and resale of the shares of Purchaser Common Stock constituting the Closing Stock Payment, provided that the Purchaser shall have received from the Company the Company’s financial statements, and auditor consent, required to file the Resale Registration Statement.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

7.15     Use of Names. The Company hereby agrees that (a) its right to the use of the names “EGEN,” “Egen,” “Expression Genetics” or similar names thereto, and any service marks, trademarks, trade names, d/b/a names, fictitious names, slogans, identifying symbols, logos, emblems or signs containing or comprising the foregoing, or any formative or derivative thereof, or otherwise used in the Business, including any name or mark confusingly similar thereto (collectively, the “Company Marks”) shall terminate as of the Closing, and (b) it shall not, and shall not permit any Affiliate to, use, license or permit any third party to use such Company Marks or any variation or simulation thereof. Immediately following the Closing, the Company shall file an amendment to the Company Articles of Incorporation or such other document as is required to effectuate the change of the Company’s name to “EGWU, Inc.”

7.16     Company Existence. The Company will commence a dissolution process following the Closing by filing the articles of dissolution attached hereto as Exhibit F (the “Articles of Dissolution”); provided, however, that under no circumstances shall the Company terminate its corporate existence at any time during the Earnout Term without the written consent of the Purchaser. The Company agrees that upon filing the Articles of Dissolution it shall cause notice to be provided to the (i) known creditors and known claimants of the Company in accordance with Section 10A-1-9.21 of the ABCA and in substantially the same form as the notice attached hereto as Exhibit G, and (ii) unknown creditors and unknown claimants of the Company in accordance with Section 10A-1-9.22 of the ABCA by publishing such notice, in substantially the same form as the notice attached hereto as Exhibit H, in a newspaper of general circulation within Madison County, Alabama. The Company shall provide copies of the Articles of Dissolution and the notices to the Purchaser concurrently with their filing or mailing, as the case may be. The Company acknowledges and agrees that the Purchaser’s rights, remedies and interests set forth in this Agreement shall not be affected by any such notice to creditors and claimants of the Company, but rather all such rights, remedies and interests of the Purchaser shall continue in full force and effect. The Company further agrees that, promptly following the provision of notice to known and unknown creditors and known and unknown claimants as described in this Section 7.16, the Company shall execute an Acknowledgement and Agreement in substantially the same form as attached hereto as Exhibit I (the “Acknowledgement and Agreement”), in favor of the Purchaser acknowledging that the Purchaser’s rights, remedies and interests set forth in this Agreement are not affected by any such notice to creditors and claimants of the Company and that all such rights, remedies and interests of the Purchaser remain in full force and effect and shall not be subject to any bar provided in either Section 10A-1-9.21 of the ABCA or Section 10A-1-9.22 of the ABCA. The Company acknowledges and agrees that, following the filing of the Articles of Dissolution, the Company shall not revoke the Articles of Dissolution or the dissolution of the Company without the prior written consent of the Purchaser. The Company shall comply with its obligations under Section 10A-2-14.05 of the ABCA.

7.17     Tax Matters.

(a)     Transfer Taxes. Except for ** **, the Company shall be liable for and agree to pay all Transfer Taxes. The Purchaser, the Company and their respective Affiliates agree to cooperate in the execution and delivery of all instruments and certificates reasonably necessary to minimize the amount of any Transfer Taxes and to enable the Purchaser and/or the Company to comply with any pre-Closing filing requirements and the sole cost and expense thereof shall be borne by the Company.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(b)     Tax Deficiencies. The Company shall not permit to exist any Tax deficiencies (including penalties and interest) assessed against or relating to the Company with respect to Taxable Periods ending on or before, or including, the Closing Date of a character or nature that could result in liens or claims on any of the Transferred Assets or on the Purchaser’s title or use of the Transferred Assets following the Closing Date or that would reasonably be expected to result in any claim against or Liability of the Purchaser.

(c)     Tax Apportionment. Subject to Section 7.17(a) hereof, all real property Taxes, personal property Taxes, and similar ad valorem obligations levied with respect to the Purchased Assets for a Taxable Period that includes (but does not end on) the Closing Date (collectively, the “Apportioned Obligations”) shall be apportioned between the Company and the Purchaser as of the Closing Date based on the number of days of such Taxable Period ending on and including the Closing Date (“Pre-Closing Apportioned Period”) and the number of days of such Taxable Period beginning the day after the Closing Date through the end of such Taxable Period (the “Post-Closing Apportioned Period”). The Company shall be liable for the proportionate amount of Apportioned Obligations that is attributable to the Pre-Closing Apportioned Period. The Purchaser shall be liable for proportionate amount of the Apportioned Obligations that is attributable to the Post-Closing Apportioned Period.

(d)     Cooperation. The Company and the Purchaser shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with related work papers and documents relating to rulings or other determinations by taxing authorities.

(e)     Allocation. The Purchaser and the Company shall allocate the consideration payable pursuant to this Agreement and other relevant items among the Transferred Assets in accordance with Schedule 7.17(e) attached hereto, which Schedule 7.17(e) is consistent with the rules under Section 1060 of the Code and the Regulations promulgated thereunder. The Purchaser and the Company shall file all Tax Returns consistent with such allocation and no party hereto shall take any position for Tax purposes inconsistent with such final allocation.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

ARTICLE VIII

CONDITIONS TO THE CLOSING

8.1     Conditions to Obligations of Each Party to Effect the Acquisition. The respective obligations of each party hereto to effect the Acquisition shall be subject to the satisfaction prior to the Closing Date of the following conditions.

(a)     Governmental Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity shall have been filed, occurred or been obtained.

(b)     No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory action, restraint or prohibition preventing or challenging the consummation of the Acquisition or limiting or restricting the conduct or operation of the business of the Company by the Purchaser after the Acquisition shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic Governmental Entity or other third party, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition which makes the consummation of the Acquisition illegal.

8.2     Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Acquisition is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by the Company.

(a)     Representations and Warranties. The representations and warranties of the Purchaser set forth in this Agreement that are qualified by materiality or the Purchaser Material Adverse Effect shall be true and correct in all respects and the representations and warranties of the Purchaser set forth in this Agreement that are not so qualified shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date, which shall be true and correct in all respects as provided thereby as of that date) as of the Closing Date as though made on and as of the Closing Date. The Company shall have received a certificate signed on behalf of the Purchaser by an authorized officer of the Purchaser to such effect.

(b)     Performance of Obligations of Purchaser. The Purchaser shall have performed and complied with in all material respects all covenants, obligations and conditions in this Agreement required to be performed and complied with by it under this Agreement at or prior to the Closing Date. The Company shall have received a certificate signed on behalf of the Purchaser by an authorized officer of the Purchaser to such effect.

(c)     Ancillary Agreements. The Purchaser shall have executed and delivered each Ancillary Agreement to which it is a party.

(d)     NASDAQ Approval. To the extent required by the applicable rules of NASDAQ, the shares of Purchaser Common Stock to be issued in the Acquisition shall be approved for listing on NASDAQ.

(e)     No Purchaser Material Adverse Effect. From and after the Agreement Date, there shall not have occurred any event and no circumstance shall exist which, alone or together with any one or more other events or circumstances has had, is having or would reasonably be expected to have a Purchaser Material Adverse Effect.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(f)     Secretary Certificate. The Company shall have received a certificate dated as of the Closing Date and executed on behalf of the Purchaser by its corporate secretary, certifying (i) the Purchaser Certificate of Incorporation, (ii) the Purchaser Bylaws and (iii) the approval of the board of directors of the Purchaser of this Agreement and the Acquisition.

(g)     Hercules Loan Agreement Consent. The Purchaser shall have obtained a payoff letter or consent to the transactions contemplated by this Agreement as required under the Hercules Loan Agreement.

(h)     Excluded Company Expenses Certificate. The Purchaser shall have executed and delivered the Excluded Company Expenses Certificate.

8.3     Additional Conditions to the Obligations of Purchaser. The obligations of the Purchaser to effect the Acquisition are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by the Purchaser.

(a)     Representations, Warranties and Covenants. As of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date, which shall be true and correct in all respects as provided thereby as of that date) as of the Closing Date as though made on and as of the Closing Date, (i) the Company Fundamental Representations that are qualified by materiality or the Company Material Adverse Effect shall be true and correct in all respects, and the Company Fundamental Representations that are not so qualified shall be true and correct in all material respects and (ii) all other representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects, except where the failure of such representations and warranties to be true and correct as of the Closing Date would not have a Company Material Adverse Effect. The Purchaser shall have received a certificate signed by the President of the Company to such effect.

(b)     Performance of Obligations of the Company. The Company shall have performed and complied with in all material respects all covenants, obligations and conditions in this Agreement required to be performed and complied with by it under this Agreement at or prior to the Closing Date. The Purchaser shall have received a certificate signed by the President of the Company to such effect.

(c)     No Company Material Adverse Effect. From and after the Agreement Date, there shall not have occurred any event and no circumstance shall exist which, alone or together with any one or more other events or circumstances has had, is having or would reasonably be expected to have a Company Material Adverse Effect.

(d)     NASDAQ Approval. To the extent required by the applicable rules of NASDAQ, the shares of Purchaser Common Stock to be issued in the Acquisition shall be approved for listing on NASDAQ.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(e)     Company Board and Stockholder Approval. The Board Approval and Stockholder Approval shall have been validly obtained under the ABCA, the Company Articles of Incorporation and the Company Bylaws and remain in full force and effect. Neither the Company Board nor any committee thereof shall have withdrawn, amended or modified, or proposed or resolved to withhold, withdraw, amend or modify, the recommendation of the Company Board that the Company Stockholders vote in favor of approval of the Acquisition and adoption of this Agreement.

(f)     Dissenting Stockholders. Holders of not more than eight percent (8%) of the issued and outstanding Company Capital Stock (on as as-converted to Company Common Stock basis) as of immediately prior to the Closing shall have elected to, or continue to have contingent rights to, exercise appraisal rights under the ABCA as to such shares.

(g)     Ancillary Agreements. The Company shall have executed and delivered each Ancillary Agreement to which it is a party.

(h)     Employment Matters. Each Offer Letter executed and delivered by each Key Employee shall remain in full force and effect as of the Closing for the continued employment of such individual by the Purchaser or an Affiliate of the Purchaser following the Closing. None of the Key Employees shall have, prior to the Closing, ceased to be employed by the Company or expressed to the Purchaser or the Company an intention to terminate his or her employment with the Company or revoking his or her Offer Letter such that the condition in this Section 8.3(h) is no longer satisfied.

(i)     Consents. The Purchaser shall have received duly executed copies of all third-party consents, approvals, assignments, notices, waivers, authorizations or other certificates set forth on Schedule 8.3(i) attached hereto.

(j)     Company Expense Certificate. The Purchaser shall have received the Company Expenses Certificate from the Company; provided, however, that such receipt shall not be deemed to be an agreement by the Purchaser that the Company Expenses Certificate is accurate and shall not diminish the Purchaser’s remedies hereunder if the Company Expenses Certificate is not accurate.

(k)     Accounts Payable. The Company shall not have incurred any accounts payable, other than Company Transaction Expenses and those accounts payable disclosed to the Purchaser prior to the execution of this Agreement or as deemed incurred in the ordinary course of business by the Purchaser and otherwise incurred in accordance with Article VI hereof.

(l)     Good Standing Certificates. The Purchaser shall have received a certificate of good standing from the Secretary of State of the State of Alabama and each state or jurisdiction in which the Company is qualified to do business as a foreign corporation certifying as of a date no more than three (3) Business Days prior to the Closing Date that the Company is in good standing and that all applicable Taxes and fees of the Company through such certification date have been paid.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(m)     Secretary Certificate. The Purchaser shall have received a certificate dated as of the Closing Date and executed on behalf of the Company by its corporate secretary, certifying (i) the Company Articles of Incorporation, (ii) the Company Bylaws, (iii) the Board Approval and (iv) the Stockholder Approval.

(n)     Section 280G Approval. The 280G Proposal, if applicable, shall have been subject to a vote by the Company Stockholders as required by Section 7.12 hereof, and each “disqualified individual” as referred to in Section 7.11 hereof shall have, if applicable, agreed pursuant to the terms of the Parachute Payment Waiver, to, and shall, forfeit any payments that would be non-deductible if the stockholder approval described in is not obtained.

(o)     FIRPTA. The Purchaser shall have received a properly executed statement, issued by the Company pursuant to Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and in form and substance reasonably satisfactory to the Purchaser, certifying that interests in the Company, including shares of Company Capital Stock, do not constitute “United States real property interests” under Section 897(c) of the Code.

(p)     Opinion of the Company’s Counsel. The Purchaser shall have received an opinion dated the Closing Date of Bradley Arant Boult Cummings LLP, counsel to the Company, in the form attached hereto as Exhibit J.

(q)     Intellectual Property Assignment. The Purchaser shall have received reasonably satisfactory evidence that each current and former employee and consultant of the Company has executed an invention assignment agreement in the form attached hereto as Exhibit K.

(r)     Insurance Policies. The Purchaser shall have received reasonably satisfactory evidence that the Company has purchased a three-year tail insurance policy with respect to all future claims arising from any event occurring prior to the Closing relating to each insurance policy set forth on Schedule 8.3(r) attached hereto, which tail insurance policy shall become effective as of the Closing and include the Purchaser as an additional named insured.

(s)     Closing Financial Statements. The Purchaser shall have received copies of (i) the audited financial statements (balance sheet, statements of operations, statements of comprehensive income (loss), statements of changes in stockholders’ equity and statements of cash flows and related footnotes, together with the notes or other supplementary information thereto and the independent accountants’ report thereon) as of and for the period from March 2, 2002 (date of inception) to June 30, 2012, including the audited financial statements as of and for the fiscal year ended June 30, 2012, (ii) the unaudited financial information (balance sheet and statements of operations) as of and for the calendar year ended December 31, 2013, (iii) the unaudited financial statements (balance sheet, statements of operations, statements of comprehensive income (loss), statements of changes in stockholders’ equity and statements of cash flows) for the three-month period and nine-month period ended March 31, 2013, and (iv) the unaudited financial statements (balance sheet, statements of operations, statements of comprehensive income (loss), statements of changes in stockholders’ equity and statements of cash flows) for the three-month period and nine-month period ended March 31, 2014. All of the foregoing financial statements and information described in (i), (ii), (iii) and (iv) are collectively referred to as the “Company Closing Financial Statements.”

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(t)     Excluded Company Expenses Certificate. The Company shall have executed and delivered the Excluded Company Expenses Certificate.

(u)     ** **

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

9.1     Termination. At any time prior to the Closing, this Agreement may be terminated and the Acquisition abandoned:

(a)     by mutual written consent duly authorized by the Company Board and the board of directors of the Purchaser;

(b)     by either the Purchaser or the Company, if the Closing shall not have occurred on or before ** ** or such other date that the Purchaser and the Company may agree upon in writing (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose breach of this Agreement has resulted in the failure of the Closing to occur on or before the Termination Date;

(c)     by either the Purchaser or the Company, if any permanent injunction or other order of a Governmental Entity of competent authority preventing the consummation of the Acquisition shall have become final and nonappealable;

(d)     by the Purchaser, if (i) the Company shall have breached any representation, warranty, covenant or agreement contained herein and such breach shall not have been cured within ** ** Business Days after receipt by the Company of written notice of such breach (provided, however, that no such cure period shall be available or applicable to any such breach which by its nature cannot be cured) and, at or prior to the Closing, such breach would result in the failure of any condition set forth in Section 8.1 or Section 8.3 to be satisfied; (ii) the Company shall have breached Section 7.1 or Section 7.2 hereof; or (iii) there shall have been or would reasonably be expected to have been a Company Material Adverse Effect; or

(e)     by the Company, if (i) the Purchaser shall have breached any representation, warranty, covenant or agreement contained herein and such breach shall not have been cured within ** ** Business Days after receipt by the Purchaser of written notice of such breach; (provided, however, that no such cure period shall be available or applicable to any such breach which by its nature cannot be cured) and, at or prior to the Closing, such breach would result in the failure of any condition set forth in Section 8.1 or Section 8.2 to be satisfied; or (ii) there shall have been or would reasonably be expected to have been a Purchaser Material Adverse Effect.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

9.2     Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1 hereof, this Agreement shall forthwith become void and there shall be no Liability or obligation on the part of the Purchaser, the Company or their respective officers, directors, stockholders or Affiliates, except to the extent such Liability results from a willful and material breach of this Agreement by a party hereto; provided, however, that the provisions of this Section 9.2 (Effect of Termination), Article XI (General Provisions) and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

ARTICLE X

INDEMNIFICATION

10.1     Survival of Representations and Warranties and Covenants. The representations and warranties of the Company and the Purchaser contained in this Agreement, including any exhibit or schedule to this Agreement, the Company Disclosure Schedule and other certificates contemplated hereby shall survive the Closing and remain in full force and effect, regardless of any investigation or disclosure made by or on behalf of any party to this Agreement, until the expiration of the General Indemnity Period; provided, however, that each Company Fundamental Representation shall survive the Closing and remain in full force and effect, regardless of any investigation or disclosure made by or on behalf of any party to this Agreement, until ** ** (the “Representation Termination Date”). No right to indemnification pursuant to this Article X in respect of any claim that is set forth in a Claim Certificate delivered to the Company prior to (x) the expiration of the General Indemnity Period or (y) the expiration of the Representation Termination Date in the case of any Company Fundamental Representation shall be affected by the expiration of the applicable representations and warranties, and any such expiration shall not affect the rights of any Indemnified Person under this Article X or otherwise seek recovery of Indemnifiable Damages arising out of any intentional fraud, willful breach or willful misrepresentation committed by the Company (the “Fraud”), until the expiration of the applicable statute of limitations with respect to Fraud. All covenants and agreements of the parties contained herein, including the indemnification provisions set forth in Section 10.2(a) hereof other than Section 10.2(a)(i), shall survive the Closing indefinitely, unless otherwise specifically provided in this Agreement. The parties acknowledge that the time periods set forth in this Article X and elsewhere in this Agreement for the assertion of claims and notices under this Agreement are the result of arms-length negotiations among the parties and that the parties intend for the time periods to be enforced as agreed by the parties.

10.2     Indemnification.

(a)     Agreement to Indemnify by the Company. Subject to the limitations set forth in this Article X, from and after the Closing, the Company (the “Company Indemnifying Person”) shall indemnify and hold harmless, ** ** (the “Indemnification Funds”), the Purchaser and its officers, directors, agents and employees, and each Person, if any, who controls or may control the Purchaser within the meaning of the Securities Act (collectively, the “Purchaser Indemnified Persons”) from and against any and all claims, losses, Liabilities, damages, fees, diminution in value in any Transferred Assets, costs and expenses, including reasonable costs of investigation and defense and reasonable fees and reasonable expenses of lawyers, experts and other professionals (collectively, “Purchaser Indemnifiable Damages”), directly or indirectly, whether or not due to a third party claim, arising out of, resulting from or in connection with:

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(i)     any inaccuracy, failure or breach of any representation or warranty made by the Company in this Agreement (other than Section 4.37), including any exhibit or schedule to this Agreement, or the Company Disclosure Schedule to be true and correct as of the Agreement Date and as of the Closing Date as though such representation or warranty were made as of the Closing Date, except in the case of representations and warranties which by their terms speak only as of a specific date or dates, which representations and warranties shall be true and correct as of such date;

(ii)     any inaccuracy, failure or breach of any certification, representation or warranty made by the Company in the Company Expense Certificate to be true and correct as of the date of such certificate;

(iii)     any payments made in connection with the exercise by any Company Stockholder of dissenters’ or similar rights under the ABCA or other applicable law;

(iv)     any breach of or default by the Company of any of the covenants or agreements made by the Company in this Agreement or any Ancillary Agreement to which the Company is a party;

(v)     any Excluded Liabilities;

(vi)     any assertion or recovery by any Company Stockholders in respect of any breach of fiduciary duty, derivative or other claim in respect of the transactions contemplated by this Agreement, including any claim as to the allocation of the consideration provided in this Agreement, fair value, interest and expenses or other amounts pursuant to dissenters’ or appraisal rights exercised or purportedly exercised pursuant to the ABCA;

(vii)     application of Sections 280G, 409A or 4999 of the Code to any amount paid with respect to any Company Option or any Benefit Plan of the Company as in effect prior to the Closing Date; and

(viii)     ** **.

(b)     Agreement to Indemnify by the Purchaser. Subject to the limitations set forth in this Article X, from and after the Closing, the Purchaser (the “Purchaser Indemnifying Person” and together with the Company Indemnifying Person, the “Indemnifying Persons”) shall indemnify and hold harmless, the Company and its officers, directors, agents and employees, and each Person, if any, who controls or may control the Company within the meaning of the Securities Act (collectively, the “Company Indemnified Persons” and together with the Purchaser Indemnified Persons, the “Indemnified Persons”) from and against any and all claims, losses, Liabilities, damages, fees, costs and expenses, including reasonable costs of investigation and defense and reasonable fees and reasonable expenses of lawyers, experts and other professionals (collectively, “Company Indemnifiable Damages” and together with Purchaser Indemnifiable Damages, “Indemnifiable Damages”), directly or indirectly, whether or not due to a third party claim, arising out of, resulting from or in connection with:

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(i)     any inaccuracy, failure or breach of any representation or warranty made by the Purchaser in Sections 5.1 through 5.8 of this Agreement and any exhibit or schedule to this Agreement to be true and correct as of the Agreement Date and as of the Closing Date as though such representation or warranty were made as of the Closing Date, except in the case of representations and warranties which by their terms speak only as of a specific date or dates, which representations and warranties shall be true and correct as of such date;

(ii)     any breach of, failure to perform, or default by the Purchaser of any of the covenants or agreements made by the Purchaser in this Agreement or any Ancillary Agreement to which the Purchaser is a party;

(iii)     any Assumed Liabilities; and

(iv)     any Liabilities (other than Excluded Liabilities) based on third party claims against the Company or any Company Indemnified Person resulting or arising from the ownership or operation of the Business or the Transferred Assets from and after the Closing.

10.3     Indemnification Limitations.

(a)     The maximum aggregate amount of Purchaser Indemnifiable Damages in respect of all claims made under this Article X shall not exceed ** ** the “Cap”); provided, however, that this Section 10.3(a) shall not apply to any claim for Purchaser Indemnifiable Damages arising out of any Fraud. Any amount of Purchaser Indemnifiable Damages that would have been payable by the Company at a given time but for the application of the Cap as in effect at such time shall become immediately due and payable on the date of any subsequent increase in the Cap ** **. If, at any time prior to the date on which any Earnout Payment payable is actually made pursuant to this Agreement, any Purchaser Indemnified Person delivers to the Company written notice pursuant to this Article X of the existence of a claim for Purchaser Indemnifiable Damages, the Purchaser may defer payment of such Earnout Payment then payable in an aggregate amount equal to the estimated amount of Purchaser Indemnifiable Damages incurred or reasonably expected to be incurred by the Purchaser Indemnified Persons in respect of any such claim until such time as such claim is fully and finally resolved.

(b)     Except in the case of any Fraud or as explicitly set forth in the Registration Rights Agreement, the right of indemnification by the Purchaser Indemnified Persons ** **, pursuant to and subject to the terms, conditions and limitations of this Article X, shall be the sole and exclusive remedy of the Purchaser Indemnified Persons against the Company with respect to this Agreement, any Ancillary Agreement to which the Company is party or any certificate or agreement referenced herein, and the Purchaser (on behalf of itself and the other Purchaser Indemnified Persons) hereby irrevocably waives any and all other rights such Persons may have to make claims against the Company, including under statute, common law, tort or equity, as a result of Purchaser Indemnifiable Damages or any and all other damages incurred by any Purchaser Indemnified Person with respect to this Agreement, any Ancillary Agreement to which the Company is a party or any certificate or agreement referenced herein, whether or not such damages are in excess of the Cap; provided, however, that this sentence shall not be deemed a waiver by any Purchaser Indemnified Person to seek specific performance or injunctive relief in the case of the Company’s failure to perform or comply with its covenants or agreements made in this Agreement, any Ancillary Agreement executed by the Company or any certificate or agreement executed by the Company in relation hereto or thereto.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

10.4     Payment of Holdback Amount. Except as set forth below, the Purchaser shall pay the remainder of the Holdback Amount, if any (the “Holdback Balance”), to the Company upon ** ** by delivering a number of shares of Purchaser Common Stock equal to the number of the Holdback Stock multiplied by a fraction, the numerator of which is the Holdback Balance and the denominator of which is the Holdback Amount, by the Purchaser’s delivery of Purchaser Common Stock to the Company. Notwithstanding anything contained herein to the contrary, the Purchaser shall continue to withhold only such portion of the Holdback Balance ** ** as is necessary to satisfy any unresolved or unsatisfied claims for Purchaser Indemnifiable Damages specified in any Claim Certificate delivered to the Company prior to ** ** until such claims for Purchaser Indemnifiable Damages have been resolved or satisfied.

10.5     Claims. Within the time periods set forth in Section 10.1 hereof, an Indemnified Person may deliver to the Indemnifying Person a certificate signed by any officer of the Indemnified Person (a “Claim Certificate”) (a) stating that an Indemnified Person has incurred, paid, reserved or accrued, or reasonably anticipates that it may incur, pay, reserve or accrue, Indemnifiable Damages or that, with respect to any Tax matters, that any Tax Authority may raise such matter in an audit of the Purchaser or any of its Subsidiaries, which could give rise to Purchaser Indemnifiable Damages; (b) stating, to the extent known or estimable, the amount of such Indemnifiable Damages, which, in the case of Indemnifiable Damages not yet incurred, paid, reserved or accrued, may be the maximum amount reasonably anticipated by the Indemnified Person to be incurred, paid, reserved, accrued or demanded by a third Person; and (c) specifying in reasonable detail, based upon the information then possessed by the Indemnified Person, the individual items of such Indemnifiable Damages included in the amount so stated and the nature and basis of the claim to which such Indemnifiable Damages are related.

10.6     Resolution of Objections to Claims.

(a)     If the Indemnifying Person objects in writing to any claim or claims by the Indemnified Person made in any Claim Certificate within ** ** days after delivery of the Claim Certificate, the Indemnified Person and the Indemnifying Person shall attempt in good faith for ** ** days after the Indemnified Person’s receipt of such written objection to resolve such objection. If the Indemnified Person and the Indemnifying Person shall so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and in the case of Purchaser Indemnified Damages, the Purchaser shall be entitled to offset such Purchaser Indemnifiable Damages against the Indemnification Funds in accordance with the terms of such memorandum and this Article X. If no resolution is reached during the ** ** day period described in Section 10.6(a) hereof, the Indemnified Person or the Indemnifying Person may bring suit in the courts of the State of Delaware and the federal courts of the United States of America, in each case, located within Wilmington County in the State of Delaware, to resolve the matter. The final non-appealable decision of any above-referenced court as to the validity and amount of any claim in such Claim Certificate shall be binding and conclusive upon the parties to this Agreement and, in the case of Purchaser Indemnifiable Damages, the Purchaser shall be entitled to offset such Indemnifiable Damages against the Indemnification Funds in accordance with this Article X.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(b)     Final judgment upon any award rendered by an above-referenced court may be entered in any court having jurisdiction. For purposes of this Section 10.6(b), in any suit hereunder in which any claim or the amount thereof stated in the Claim Certificate is at issue, the Indemnified Person shall be deemed to be the non-prevailing party unless the trial court awards the Indemnified Person more than ** ** of the amount in dispute, in which case the Indemnifying Person shall be deemed to be the non-prevailing party. The non-prevailing party to a suit shall pay its own expenses and the fees and expenses of the prevailing party, including attorneys’ fees and costs, reasonably incurred in connection with such suit.

10.7     Third Party Claims.

(a)     Notice of Third Party Claim. In the event any Indemnified Person becomes aware of a third party claim which it reasonably believes is likely to result in a claim for Indemnifiable Damages pursuant to the indemnification provisions of this Article X, the Indemnified Person shall notify the Indemnifying Person of such claim. To the extent reasonably possible to provide, such notice shall (i) state the aggregate amount of the Indemnifiable Damages, or an estimate thereof, in each case to the extent known or determinable at such time, and (ii) specify in reasonable detail the individual items of such Indemnifiable Damages included in the amount so stated, the date each such item was paid or properly accrued or arose, and the nature of the misrepresentation, breach or claim to which such item is related. Notwithstanding the foregoing, no delay or deficiency on the part of the Indemnified Person in so notifying the Indemnifying Person shall limit any right of any Indemnified Person to indemnification under this Article X, except to the extent such failure materially prejudices the defense of such claim.

(b)     Election to Contest or Prosecute. Within ** ** days after delivery of such notice, the Indemnified Person may elect to contest such third party claim or to prosecute such third party claim to conclusion or settlement, subject to any limitations described below.

(i)     In the event that the Indemnified Person makes the election described in Section 10.7(b) above, (A) the Indemnifying Person shall have the right to participate, at the Indemnifying Person’s own expense, in all proceedings and the Indemnified Person shall provide the Indemnifying Person with reasonable access to all relevant information and documentation relating to such third party claim and the prosecution or defense thereof; (B) the Indemnifying Person shall make available to the Indemnified Person all books, records and other documents and materials that are under the direct or indirect control of the Indemnifying Person that the Indemnified Person considers reasonably necessary or desirable for the defense of such third party claim; (C) the Indemnifying Person shall execute such documents and take such other actions as the Indemnified Person may reasonably request for the purpose of facilitating the defense or settlement of such third party claim; (D) the Indemnifying Person shall otherwise cooperate as reasonably requested by the Indemnified Person in the defense of such third party claim; (E) neither the Indemnified Person nor the Indemnifying Person shall admit any liability with respect to such third party claim without the written consent of the other, which consent shall not be unreasonably withheld or delayed; and (F) neither the Indemnified Person nor the Indemnifying Person shall enter into any agreement providing for the settlement of such third party claim without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed so long as (x) the Indemnified Person and the Indemnifying Person will be fully released from such claim and (y) neither the Indemnified Person nor the Indemnifying Person, as applicable, is required to admit wrongdoing, pay any fines or refrain from any action, in connection with such settlement.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(ii)     In the event that the Indemnified Person does not make the election described in Section 10.7(b) above, (A) the Indemnified Person shall have the right to participate, at its own expense (which expense shall not be Indemnifiable Damages), in all proceedings and the Indemnified Person shall provide the Indemnifying Person with reasonable access to all relevant information and documentation relating to such third party claim and the prosecution or defense thereof; (B) the Indemnified Person shall make available to the Indemnifying Person all books, records and other documents and materials that are under the direct or indirect control of the Indemnified Person and that the Indemnifying Person considers reasonably necessary or desirable for the defense of such third party claim; (C) the Indemnified Person shall execute such documents and take such other actions as the Indemnifying Person may reasonably request for the purpose of facilitating the defense or settlement of such third party claim; (D) the Indemnified Person shall otherwise cooperate as reasonably requested by the Indemnifying Person in the defense of such third party claim; (E) neither the Indemnified Person nor the Indemnifying Person shall admit any liability with respect to such third party claim without the written consent of the other, which consent shall not be unreasonably withheld or delayed; and (F) neither the Indemnified Person nor the Indemnifying Person shall enter into any agreement providing for the settlement of such third party claim without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed so long as (x) the Indemnified Person and the Indemnifying Person will be fully released from such claim and (y) neither the Indemnified Person nor the Indemnifying Person, as applicable, is required to admit wrongdoing, pay any fines or refrain from any action, in connection with such settlement.

(c)     Notwithstanding anything to the contrary in this Section 10.7, the Indemnified Person may withhold its consent to any settlement of a third party claim if such settlement (A) involves any injunctive or other equitable relief binding upon the Indemnified Person or any of its Affiliates or (B) does not expressly and unconditionally release the Indemnified Person and its Affiliates, as applicable, from all Liabilities with respect to such third party claim without prejudice.

(d)     Except as otherwise set forth in this Section 10.7, the reasonable fees and expenses of counsel retained by the Indemnified Person in connection with a claim for which an Indemnified Person is entitled to recover Indemnifiable Damages under this Article X shall constitute Indemnifiable Damages, it being understood that the Indemnified Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, retain more than one separate firm (in addition to any local counsel), and that all such reasonable fees and expenses shall be reimbursed as they are incurred solely as a claim for Indemnifiable Damages. Any such counsel for which the Indemnified Person claims reimbursement hereunder for reasonable fees and expenses shall be designated in writing by the Indemnified Person.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(e)     If the Indemnified Person does not make the election described in Section 10.7(b) hereof and Section 10.7(b)(ii) hereof applies and the Indemnifying Person fails or ceases to conduct a diligent good faith defense, the Indemnified Person may, with expenses constituting Indemnified Damages subject to the limitations herein, undertake the defense of such claim for Indemnifiable Damages with counsel selected by the Indemnified Person and shall have the right to compromise or settle the same exercising reasonable business judgment and without the consent of the Indemnifying Person.

10.8     Tax Consequences of Indemnification Payments. All payments made to a Purchaser Indemnified Person pursuant to any indemnification obligations under this Article X will be treated as adjustments to the Purchase Price for Tax purposes and such agreed treatment will govern for purposes of this Agreement, unless otherwise required by law.

10.9     Limitations. Notwithstanding anything to the contrary contained herein, all claims under this Article X shall be subject to the following limitations:

(a)     The amount of any Indemnifiable Damages for which indemnification is provided under this Agreement shall be net of any amounts actually recovered by the Indemnified Persons under insurance policies with respect to such Indemnifiable Damages in excess of the sum of (i) reasonable out-of-pocket costs and expenses relating to collection under such policies and (ii) any deductible associated therewith to the extent paid. Each Indemnified Person shall use reasonable efforts to collect any amounts available under insurance coverage for any Indemnifiable Damages payable under this Article X.

(b)     No Indemnified Person will be entitled to recover consequential (except for claims relating to any breach of any confidentiality obligations of the Company) special, punitive or exemplary damages arising in connection with or with respect to the indemnification provisions hereof; provided, however, that the express exclusion of such damages under this Section 10.9(b) shall not apply with respect to claims for Fraud or to the extent that any of such damages are payable by an Indemnified Person in connection with a third party claim.

10.10     Mitigation. After any Indemnified Person becomes aware of any event that would reasonably be expected to give rise to any Indemnifiable Damages that are Indemnifiable under this Article X, such Indemnified Person shall take commercially reasonable steps to seek to mitigate the Indemnifiable Damages that may result from such event; provided, however, that any expense or cost related to such mitigation shall be deemed Indemnifiable Damages for the purposes of this Article X.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

ARTICLE XI

GENERAL PROVISIONS

11.1     Notices. All notices and other communications hereunder shall be in writing and shall be deemed given to a party hereto at the following applicable address (or at such other address for a party as shall be specified by like notice) (a) on the date of delivery, if delivered personally, (b) on the Business Day following receipt for delivery by a nationally recognized commercial delivery service, if delivered next-day delivery service by such service, (c) three (3) Business Days following mailing, if mailed by registered or certified mail, return receipt requested, (d) on the date of transmission if sent via facsimile with confirmation of receipt during normal business hours or (e) on the Business Day following transmission if sent via facsimile with confirmation of receipt outside of normal business hours:

(i)            if to the Purchaser, to:

Celsion Corporation

997 Lenox Drive, Suite 100

Lawrenceville, NJ 08648

Attention: Chief Executive Officer

Facsimile No.: (609) 896 2200

with copies (which shall not constitute notice) to:

Sidley Austin LLP

1001 Page Mill Rd, Building 1

Palo Alto, CA 94304

Attention: Sam Zucker, Esq.

Facsimile No.: (650) 565-7100

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, CA 94025

Attention: Jennifer A. DePalma, Esq.

Facsimile No.: (650) 473-2601

(ii)           if to the Company prior to the Closing, to:

Egen, Inc.

** **

Huntsville, AL 35806

Attention: President

Facsimile No.: ** **

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

if to the Company after the Closing, to

EGWU, Inc.

601 Genome Way

Suite 3400

Huntsville, Alabama 35806

Attention:  ** **

with a copy (which shall not constitute notice) to:

Bradley Arant Boult Cummings LLP

200 Clinton Avenue West

Suite 900

Huntsville, AL 35801

Attention: Scott E. Ludwig

Facsimile No.: (256) 517-5249

11.2     Interpretation. When a reference is made in this Agreement to an article, section, schedule or exhibit, such reference shall be to an article or section of, or schedule or exhibit to, this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “include”, “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”. The phrases “provided to”, “furnished to” and of similar import when used herein, unless the context otherwise requires, shall mean that a true, correct and complete paper, electronic or facsimile copy of the information or material referred to has been provided to the party to whom such information or material is to be provided. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; and (iii) the terms “hereof”, “herein”, “hereunder” and derivative or similar words refer to this entire Agreement.

11.3     Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. It being understood that all parties hereto need not sign the same counterpart.

11.4     Bulk Sales. The parties hereto agree to waive compliance with the provisions of the Laws of any jurisdiction relating to a bulk sale or transfer of assets that may be applicable to the transactions contemplated by this Agreement; provided, however, that to the extent the Purchaser or any of its Affiliates is required to make any payments with respect to any provisions of the Laws of any jurisdiction relating to a bulk sale that may be applicable to the sale of the Transferred Assets by the Company to the Purchaser as contemplated by this Agreement, the Company shall indemnify the Purchaser for such payments pursuant to Section 10.2(a)(iv) hereof.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

11.5     Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents, instruments and other agreements executed by the parties hereto specifically referred to herein or delivered pursuant hereto, including all of the exhibits and schedule hereto and the Company Disclosure Schedule, (a) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof (except for the Confidentiality Agreement, which shall continue in full force and effect and survive any termination of this Agreement in accordance with its terms); (b) are not intended to confer, and shall not be construed as conferring, upon any Person other than the parties hereto any rights or remedies hereunder, except that Article X is intended to benefit Indemnified Persons; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided herein.

11.6     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchaser and their respective successors and permitted assigns; provided, however, that, no party may assign or transfer any of its rights or obligations under this Agreement or any interest herein without the prior written consent of the other party, except for as follows, which in each case shall be permitted without the prior consent of the Company: (a) an assignment of any of the Transferred Assets by the Purchaser to one of more of its Subsidiaries at any time, provided that the Purchaser shall remain responsible for the obligations of the Purchaser under this Agreement and any such Subsidiary shall be deemed a Purchaser Assignee; (b) an assignment of this Agreement in its entirety after Closing by the Purchaser to any Person, which Person shall have a creditworthiness and financial wherewithal at least equal to that of the Purchaser, that acquires at least a majority of the shares of Purchaser Common Stock or all or substantially all of the assets of the Purchaser, provided that such Person expressly agrees in writing to assume and perform all of the obligations of the Purchaser under this Agreement and provided that such Person shall either (i) be listed on a national securities exchange registered with the SEC or on an automated quotation system of a securities association registered with the SEC or (ii) expressly agree in writing to pay any Earnout Payment solely in cash, in which case all references in this Agreement regarding the payment of any Earnout Payment shall upon any such assignment automatically be deemed to require the payment of any Earnout Payment in cash by such Person; (c) any assignment of this Agreement after the Earnout Dispute Term; or (d) any assignment as collateral and/or grant of a security interest in this Agreement and its rights hereunder by Purchaser and/or any Purchaser Assignee, to Hercules under the Hercules Loan Agreement. For purposes of this Section 11.6, the term “successors” shall include all successors by way of consolidation, conversion, domestication, transfer, merger or similar reorganization or share exchange.

11.7     Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably necessary to effect the intent of the parties hereto. The parties hereto shall use all reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

11.8     Specific Performance. Nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, and the parties hereby waive the requirement of any posting of a bond in connection with specific performance or injunctive relief.

11.9     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state’s principles of conflicts of law. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in the State of Delaware, County of Wilmington, in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby (including resolution of disputes under Article X hereof), and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11.1 hereof or in such other manner as may be permitted by applicable Laws shall be valid and sufficient service thereof. With respect to any particular action, suit or proceeding, venue shall lie solely in the County of Wilmington in the State of Delaware.

11.10     Rules of Construction. The parties hereto have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, hereby waive, with respect to this Agreement, each schedule and each exhibit attached hereto, the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

11.11     Amendments and Waivers. This Agreement may not be amended or modified except by a written agreement signed by the Purchaser and the Company. Each of the Company and the Purchaser may (a) extend the time for the performance of any of the obligations or other acts of the other; (b) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions for its benefit contained herein. No such extension or waiver will be effective unless signed in writing by the party against whom such extension or waiver is asserted. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

11.12     Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

[Remainder of page intentionally left blank]

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

IN WITNESS WHEREOF, the Purchaser and the Company have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

PURCHASER CELSION CORPORATION

By:	/s/ Michael H. Tardugno
Name: Michael H Tardugno
Title: President and Chief Executive Officer

[Signature Page to Asset Purchase Agreement]

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

IN WITNESS WHEREOF, the Purchaser and the Company have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

COMPANY EGEN, INC.

By:	/s/ Khursheed Anwer
Name: Khursheed Anwer
Title: President and Chief Scientific Officer

[Signature Page to Asset Purchase Agreement]

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Schedule 1.1(a)

Key Employees

** **

1

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Schedule 1.1(b)

Permitted Encumbrances

** **

2

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Schedule 1.1(c)

** **

3

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Schedule 1.1(d)

Transferred Employees

** **

4

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Schedule 2.1(a)(vii)

Permits

** **

5

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Schedule 2.1(a)(xiv)

Assumed Benefit Plans

** **

6

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Schedule 2.1(b)(v)

Excluded Contracts

** **

7

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Schedule 2.2(a)(ii)

Transferred Employee Liabilities

** **

8

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Schedule 2.2(a)(v)

Other Assumed Liabilities

** **

9

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Schedule 3.2(c)(vii)

Budget Estimate

** **

10

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Schedule 6.2(i)

Dispositions

** **

11

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Schedule 7.6

Third Party Consents; Notices

** **

12

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Schedule 7.17(e)

Allocation

The Purchaser and the Company shall allocate the gross purchase price for the Transferred Assets, as determined for U.S. federal income Tax purposes (taking into account the Assumed Liabilities), among the Transferred Assets in a reasonable manner consistent with Section 1060 of the Code, the Regulations promulgated thereunder and the principles set forth in this Schedule 7.17(e) (the “Allocation”). To effect the Allocation, the Purchaser shall prepare and submit to the Company within seventy five (75) days after Closing, a proposed Allocation consistent with the provisions of Section 7.17(e) of the Agreement and this Schedule 7.17(e). If, within twenty (20) days after receiving the Purchaser’s proposed Allocation, the Company notifies the Purchaser that the Company disputes any item(s) reflected thereon, the Purchaser and the Company shall cooperate in good faith to resolve any dispute; otherwise, the draft Allocation shall be conclusively determined to be the final Allocation. Should the Purchaser and the Company fail to reach an agreement within twenty (20) days after the Company notifies the Purchaser that the Company disputes any item(s) reflected on the Purchaser’s draft Allocation, the determination of the disputed item or items shall be made promptly by an independent accounting firm mutually determined by the Purchaser and the Company, the decision of which shall be final and whose fees shall be shared equally by the Purchaser and the Company. The parties shall modify the Allocation as appropriate in accordance with the principles and procedures described in this Schedule 7.17(e) to reflect any adjustments in the Purchase Price, as determined for federal income Tax purposes, made following the Closing in accordance with this Agreement. The Purchaser and the Company each agree that (i) the final Allocation shall be used in filing all required forms under Section 1060 of the Code and all Tax Returns, and (ii) neither party will take any position inconsistent with such Allocation upon any examination of any such Tax Return, in any refund claim or in any Tax litigation or other proceeding. The Purchaser and the Company agree to consult with each other with respect to all issues related to the Allocation in connection with any Tax audits, controversies or litigation.

13

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Schedule 8.3(i)

Consents and Notices

** **

14

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Schedule 8.3(r)

Insurance Policies

** **

15

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

EXHIBIT A

FORM OF VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is entered into as of this 4th day of June, 2014, by and between Celsion Corporation, a Delaware corporation (the “Purchaser”), and the person or entity listed on the signature page hereto as a stockholder (the “Stockholder”) of Egen, Inc., an Alabama corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in an Asset Purchase Agreement to be entered into by and between the Purchaser and the Company on or about the date hereof (the “Asset Purchase Agreement”).

WHEREAS, as of the date hereof, the Stockholder is the record and beneficial owner of, and is entitled to vote and dispose of, the number of shares of Company Capital Stock set forth on the Stockholder’s signature page hereto (such shares and any shares of Company Capital Stock that may hereafter be acquired by the Stockholder collectively, the “Subject Shares”);

WHEREAS, the execution and delivery of this Agreement by the Stockholder is a condition and material inducement to the willingness of the Purchaser to enter into the Asset Purchase Agreement, a copy of which has been provided to the Stockholder and pursuant to which the Purchaser shall, at the Closing, purchase substantially all of the assets of the Company, other than the Excluded Assets, and assume certain specified liabilities of the Company, other than the Excluded Liabilities, upon the terms and subject to the conditions set forth therein (the “Acquisition”); and

WHEREAS, the Stockholder desires to enter into this Agreement and to vote the Subject Shares to facilitate the consummation of the Acquisition;

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.     Agreement to Vote Subject Shares. The Stockholder irrevocably and unconditionally agrees that the Stockholder shall be present or otherwise cause the Subject Shares to be counted as present for purposes of establishing a quorum at every annual or special meeting of the stockholders of the Company prior to the Closing of the Acquisition, however called, and at every adjournment or postponement thereof, and shall vote and cause to be voted the Subject Shares or execute a stockholder written consent in case of any action or approval by written consent of the stockholders of the Company, in each case:

(a)     in favor of the approval of the Asset Purchase Agreement, the Acquisition and the other transactions contemplated thereby, and in favor of any other action required in furtherance thereof;

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(b)     against any merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company (other than the Acquisition and the dissolution after the Closing expressly contemplated by Section 7.16 of the Asset Purchase Agreement, any other Acquisition Proposal or any other action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation of the Stockholder under this Agreement or of the Company under the Asset Purchase Agreement or any other agreement contemplated hereby or thereby, or that would reasonably be expected to result in any of the conditions of the Purchaser’s obligations under the Asset Purchase Agreement not being fulfilled; and

(c)     against any amendment to the Company Articles of Incorporation or the Company Bylaws or any proposal or transaction involving the Company, which amendment, proposal or transaction would in any manner impede, frustrate, prevent or nullify the Asset Purchase Agreement, the Acquisition or any other transaction contemplated thereby, or change in any manner the voting rights of any class or series of Company Capital Stock.

2.     Irrevocable Proxy. Concurrently with the execution and delivery of this Agreement, the Stockholder shall execute and deliver to the Purchaser a proxy in the form attached hereto as Exhibit A with respect to all of the Subject Shares (the “Proxy”), which Proxy shall be deemed to be a proxy coupled with an interest and shall be irrevocable until the termination of this Agreement pursuant to Section 10 hereof. The Stockholder hereby revokes any and all prior proxies given by the Stockholder with respect to any Subject Shares.

3.     Waiver of Appraisal Rights and Dissenters’ Rights. The Stockholder agrees not to exercise, and hereby waives, any rights of appraisal or rights to dissent from the Acquisition that the Stockholder may have, whether under applicable law or otherwise, or could potentially have or acquire in connection with the Acquisition.

4.     Restrictions on Subject Shares.

(a)     The Stockholder shall not, directly or indirectly, sell, transfer, exchange, pledge or otherwise create an Encumbrance, deposit, exchange, hypothecate, assign or otherwise dispose of, with or without consideration, including by operation of law, liquidation, dissolution, dividend, distribution or otherwise (each, a “Transfer”), or enter into, or propose to enter into, any agreement with respect to the Transfer of any Subject Shares or any interest therein to any Person. Notwithstanding the foregoing, the Stockholder may Transfer the Subject Shares to (i) any member of the Stockholder’s immediate family, (ii) a trust for the benefit of the Stockholder or any member of the Stockholder’s immediate family for estate planning purposes or (iii) any Affiliate of the Stockholder; provided, however, that, as a precondition to any such Transfer referred to in the foregoing clauses (i) through (iii), the transferee shall have agreed in writing, in form and substance reasonably satisfactory to the Purchaser, (A) to accept the Subject Shares subject to the terms and conditions of this Agreement, (B) to be bound by this Agreement and to agree and acknowledge that such Person shall constitute the Stockholder for all purposes of this Agreement and (C) if requested by the Purchaser, execute the Proxy.

2

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(b)     Except pursuant to the terms of this Agreement, the Stockholder shall not, directly or indirectly, grant any proxies or powers of attorney with respect to any of the Subject Shares, deposit any of the Subject Shares into a voting trust, enter into a voting agreement or similar arrangement or commitment with respect to any of the Subject Shares or make any public announcement that is in any manner inconsistent with the provisions of Section 1 hereof.

(c)     In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting Company Common Stock, or the acquisition of additional shares of Company Capital Stock or other voting securities of the Company by the Stockholder, whether by purchase, conversion or otherwise, the number of the Subject Shares set forth on the Stockholder’s signature page hereto and to the Proxy shall be adjusted appropriately, and this Agreement and the obligations hereunder shall apply to any adjusted or additional shares of Company Capital Stock or other voting securities of the Company acquired by the Stockholder.

(d)     The Stockholder shall not, and shall not cause any Affiliate, investment banker, attorney, agent or other adviser or representative of such Stockholder acting on such Stockholder’s behalf to, directly or indirectly, (i) solicit, initiate, seek or knowingly encourage or facilitate or take any action to solicit, initiate or seek or knowingly encourage any proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal, (ii) enter into, participate in, maintain or continue any discussions of negotiations relating to, any Acquisition Proposal with any Person other than the Purchaser, or (iii) furnish to any Person other than the Purchaser any non-public information that the Stockholder believes or should reasonably expect would be used for the purposes of facilitating any Acquisition Proposal.

5.     Representations and Warranties of Stockholder. The Stockholder hereby represents and warrants to the Purchaser as follows:

(a)     The Stockholder, if an entity, is validly existing and in good standing under the laws of the jurisdiction of its organization.

(b)     The Stockholder has all requisite power, capacity and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly authorized by all action on the part of the Stockholder, and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery by the Stockholder of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby.

(c)     This Agreement has been duly executed and delivered by the Stockholder and, assuming the due execution and delivery of this Agreement by the Purchaser, constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity.

3

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(d)     The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of the Stockholder’s obligations hereunder will not, conflict with, result in a breach or violation of or default under, with or without notice or lapse of time or both, or require notice to or the consent of any person under, any provisions of the organizational documents of the Stockholder, if applicable, or any agreement, law, rule, regulation, judgment, order or decree to which the Stockholder is a party or by which the Stockholder or any of his, her or its properties or assets, including the Subject Shares, are bound. No consent, approval, order, authorization or permit of, or registration, declaration or filing with or notification to, any Governmental Entity or any other Person is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement by the Stockholder or the performance by the Stockholder of his, her or its obligations hereunder or to consummate the transactions contemplated hereby.

(e)     The Stockholder is the record and beneficial owner of, and is entitled to vote and dispose of, the Subject Shares. The Subject Shares constitute the Stockholder’s entire interest in Company Capital Stock and the Stockholder is not a record or beneficial owner of, and does not hold any voting power over, any other shares of Company Capital Stock or other voting securities of the Company. The Stockholder has the sole right and authority to vote and dispose of the Subject Shares, and except as contemplated by this Agreement, the Stockholder is not a party to or bound by, and the Subject Shares are not subject to, any voting trust or other agreement, option, warrant, proxy, arrangement or restriction with respect to the voting of the Subject Shares.

(f)     As of the date hereof, there is no Action pending, or, to the knowledge of the Stockholder, threatened against the Stockholder or any of his, her or its properties or assets, including the Subject Shares, that questions the validity of this Agreement or would reasonably be expected to impair in the ability of the Stockholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby.

(g)     The Stockholder has received, reviewed and understands the terms of this Agreement and the Asset Purchase Agreement, including all schedules and exhibits hereto and thereto. The Stockholder understands and acknowledges that the Purchaser is entering into the Asset Purchase Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

6.     Representations and Warranties of Purchaser. The Purchaser hereby represents and warrants to the Stockholder as follows:

(a)     The Purchaser is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

(b)     The Purchaser has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all action on the part of the Purchaser, and no other actions or proceedings on the part of the Purchaser are necessary to authorize the execution and delivery by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby.

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** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(c)     This Agreement has been duly executed and delivered by the Purchaser and, assuming the due execution and delivery of this Agreement by the Stockholder, constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity.

7.     Consent and Waiver. The Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Acquisition under the terms of any agreement or instrument to which the Stockholder is a party or subject or in respect of any rights the Stockholder may have in connection with the Acquisitions or the other transactions contemplated by the Asset Purchase Agreement.

8.     Confidentiality. The Stockholder shall hold any information regarding this Agreement, the Asset Purchase Agreement, the Acquisition and the other transactions contemplated thereby or thereby in strict confidence and shall not divulge any such information to any third person until the Purchaser has publicly disclosed the Acquisition. Neither the Stockholder, nor any of its Affiliates, shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Asset Purchase Agreement, the Acquisition or the other transactions contemplated hereby or thereby without the prior written consent of the Purchaser.

9.     Stockholder Capacity. No Person executing this Agreement, or any officer, director, partner, employee, agent or representative of such Person, who is or becomes during the term of this Agreement a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director or officer of the Company. The Stockholder is entering into this Agreement solely in the capacity as the record holder or beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, the Subject Shares, and nothing herein shall limit or affect any actions taken or to be taken by the Stockholder in the Stockholder’s capacity as a director or officer of the Company.

10.     Termination. The term of this Agreement, including the Proxy delivered in connection herewith, shall commence on the date hereof and shall terminate and have no further force or effect upon (i) the closing of the Acquisition pursuant to the terms and conditions of the Asset Purchase Agreement or (ii) the termination of the Asset Purchase Agreement in accordance with the terms thereof; provided, however, that no termination of this Agreement shall relieve either party from any liability for any breach of this Agreement prior to such termination.

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** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

11.     Miscellaneous.

(a)     Notices. All notices and other communications hereunder shall be in writing and shall be deemed given to a party hereto at the following applicable address (or at such other address for a party as shall be specified by like notice) (i) on the date of delivery, if delivered personally, (ii) on the Business Day following receipt for delivery by a nationally recognized commercial delivery service, if delivered next-day delivery service by such service and if provided to such commercial delivery service prior to the cutoff time for next-day delivery, (iii) three (3) Business Days following mailing, if mailed by registered or certified mail, return receipt requested, (iv) on the date of transmission if sent via facsimile with confirmation of receipt during normal business hours or (v) on the Business Day following transmission if sent via facsimile with confirmation of receipt outside of normal business hours:

(A)	if to the Purchaser, to:

Celsion Corporation

997 Lenox Drive, Suite 100

Lawrenceville, NJ 08648

Attention: Chief Executive Officer

Facsimile No.: (609) 896 2200

with copies (which shall not constitute notice) to:

Sidley Austin LLP

1001 Page Mill Rd, Building 1

Palo Alto, CA 94304

Attention: Sam Zucker, Esq.

Facsimile No.: (650) 565-7100

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, CA 94025

Attention: Jennifer A. DePalma, Esq.

Facsimile No.: (650) 473-2601

(B)	if to the Stockholder, to the address set forth for the Stockholder on the signature page hereto.

(b)     Interpretation. When a reference is made in this Agreement to sections or exhibits, such reference shall be to a section of or an exhibit to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; and (iii) the terms “hereof”, “herein”, “hereunder” and derivative or similar words refer to this entire Agreement.

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** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(c)     Specific Performance; Injunctive Relief. The parties hereto acknowledge that the Purchaser will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the obligations, covenants or agreements of the Stockholder set forth herein or in the Proxy. Therefore, it is agreed that, in addition to any other remedies that may be available to the Purchaser upon any such violation of this Agreement or the Proxy, the Purchaser shall have the right to enforce such obligations, covenants and agreements and the Proxy by specific performance, injunctive relief or by any other means available to the Purchaser at law or in equity and the Stockholder hereby waives any and all defenses that could exist in his, her or its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

(d)     Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties hereto.

(e)     Entire Agreement; Third Party Beneficiaries. This Agreement, including the Proxy, contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any right, benefit or remedy hereunder.

(f)     Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by the Stockholder without the prior written consent of the Purchaser, and any such assignment or delegation that is not consented to shall be null and void. This Agreement and any rights, interests or obligations of the Purchaser hereunder may be assigned or delegated, in whole or in part, by the Purchaser, without the consent of the Stockholder, to any successor or permitted assignee of the Purchaser pursuant to Section 11.6 of the Asset Purchase Agreement. All authority conferred herein shall survive the death or incapacity of the Stockholder and in the event of the Stockholder’s death or incapacity, any obligation of the Stockholder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Stockholder.

(g)     Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to use all reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(h)     Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with, and not exclusive of, any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

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Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(i)     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state’s principles of conflicts of law. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in the State of Delaware, County of Wilmington, in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11(a) hereof or in such other manner as may be permitted by applicable laws shall be valid and sufficient service thereof. With respect to any particular action, suit or proceeding, venue shall lie solely in the County of Wilmington in the State of Delaware.

(j)     Amendment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against which the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right hereunder.

(k)     No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Purchaser any direct or indirect ownership of the Subject Shares. All rights, ownership and economic benefits of or relating to the Subject Shares shall remain vested in and belong to the Stockholder, and the Purchaser shall have no authority to exercise any power or authority to direct the Stockholder in the voting of any of the Subject Shares, except as otherwise specifically provided herein.

(l)     Rules of Construction. The parties hereto agree that each party has had the opportunity be represented and advised by separate counsel of such party’s choosing during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

[Signature Page Follows]

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** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be executed as of the date first above written.

PURCHASER CELSION CORPORATION

By:
Name:
Title:

[Signature Page to Voting Agreement]

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

 IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be executed as of the date first above written.

STOCKHOLDER:

If an individual:	By:
Name:
Address:

Tel:
Fax:
Email:

If joint tenants or tenants in common:	By:
Name:
Address:

Tel:
Fax:
Email:

By:
Name:
Address:

Tel:
Fax:
Email:

If an entity:

By:
Name:
Address:

Tel:
Fax:
Email:

[Signature Page to Voting Agreement]

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Number of shares beneficially owned:

___________________ shares of Company Common Stock

___________________ shares of Company Series A Preferred Stock

___________________ shares of Company Series B Preferred Stock

[Signature Page to Voting Agreement]

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

EXHIBIT A

FORM OF IRREVOCABLE PROXY

TO VOTE STOCK OF

EGEN, INC.

The undersigned stockholder (the “Stockholder”) of Egen, Inc., an Alabama corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by applicable law) appoints Michael H. Tardugno, president and chief executive officer, and Jeffrey W. Church, senior vice president and chief financial officer, of Celsion Corporation, a Delaware corporation (the “Purchaser”), and each of them, or any other designee of the Purchaser, as the sole and exclusive attorneys-in-fact and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies (other than this Irrevocable Proxy) given by the undersigned with respect to the subject matter contemplated by this Irrevocable Proxy are hereby revoked with respect to such subject matter and the undersigned agrees not to grant any subsequent proxies with respect to such subject matter or enter into any agreement or understanding with any person to vote or give instructions with respect to such subject matter in any manner inconsistent with the terms of this Irrevocable Proxy until after the Expiration Time (as defined below).

Until the Expiration Time, this Irrevocable Proxy is irrevocable (to the fullest extent permitted by applicable law), is coupled with an interest sufficient in law to support an irrevocable proxy, is granted pursuant to that certain Voting Agreement dated as of June 4, 2014, by and between the Purchaser and the undersigned (the “Voting Agreement”), and an Asset Purchase Agreement to be entered into by and between the Purchaser and the Company dated on or about the date hereof (the “Asset Purchase Agreement”), pursuant to which the Purchaser shall purchase substantially all of the assets of the Company, other than the Excluded Assets (as defined therein), and assume certain specified liabilities of the Company, other than the Excluded Liabilities (as defined therein), upon the terms and subject to the conditions set forth therein (the “Acquisition”). As used herein, the term “Expiration Time” shall mean (i) the closing of the Acquisition pursuant to the terms and conditions of the Asset Purchase Agreement or (ii) the termination of the Asset Purchase Agreement in accordance with the terms thereof.

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** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

The attorneys-in-fact and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Time, to act as the undersigned’s attorney-in-fact and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares, including the power to execute and deliver written consents pursuant to the Alabama Business Corporation Law, at every annual or special meeting of the stockholders of the Company prior to the closing of the Acquisition, however called, and at every adjournment or postponement thereof, and in every stockholder written consent in lieu of such meeting as follows:

(i)	in favor of the approval of the Asset Purchase Agreement, the Acquisition and the other transactions contemplated thereby, and in favor of any other action required in furtherance thereof;

(ii)

against any merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company (other than the Acquisition and dissolution expressly contemplated by the Asset Purchase Agreement), any other Acquisition Proposal (as defined in the Asset Purchase Agreement) or any other action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation of the Stockholder or the Company under the Voting Agreement, the Asset Purchase Agreement or any other agreement contemplated hereby or thereby, as applicable, or which would reasonably be expected to result in any of the conditions of the Purchaser’s obligations under the Asset Purchase Agreement not being fulfilled; and

(iii)

against any amendment to the articles of incorporation of the Company, as amended and restated and currently in effect, or the bylaws of the Company, as amended and currently in effect, or any proposal or transaction involving the Company, which amendment, proposal or transaction would in any manner impede, frustrate, prevent or nullify the Asset Purchase Agreement, the Acquisition or any other transaction contemplated thereby, or change in any manner the voting rights of any class or series of capital stock of the Company.

The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

[Signature Page Follows]

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** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable. This Irrevocable Proxy may not be amended or otherwise modified without the prior written consent of the Purchaser. This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Time.

Dated: _______________________, 2014

If an individual:	By:
Name:

If joint tenants or tenants in common:	By:
Name:

By:
Name:

If an entity:

By:
Name:
Title:

Number of shares beneficially owned:

___________________ shares of Company Common Stock

___________________ shares of Company Series A Preferred Stock

___________________ shares of Company Series B Preferred Stock

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

EXHIBIT B

FORM OF BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

     This BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made as of           , 2014, by and between CLSN Laboratories, Inc., a Delaware corporation (the “Purchaser”), and Egen, Inc., an Alabama corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in that certain Asset Purchase Agreement dated as of June 6, 2014, by and between Celsion Corporation, a Delaware corporation, and the Company (the “Purchase Agreement”).

Recitals

WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to sell, convey, transfer, assign and deliver to the Purchaser, and the Purchaser has agreed to purchase and acquire, all of the Company’s right, title and interest in, to and under the Transferred Assets on the terms and subject to the conditions, exceptions and limitations set forth herein and in the Purchase Agreement; and

WHEREAS, pursuant to the Purchase Agreement, the Purchaser has agreed to assume, and pay, discharge and perform when due, the Assumed Liabilities in connection with the Purchaser’s purchase of the Transferred Assets on the terms and subject to the conditions, exceptions and limitations set forth herein and in the Purchase Agreement;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto provide and agree as follows:

1.     Transfer of Transferred Assets. On the terms and subject to the conditions, exceptions and limitations contained herein and in the Purchase Agreement, at the Closing and as of the Closing Date, the Company hereby sells, transfers, conveys, assigns and delivers to the Purchaser, as set forth in this Section 1 and the Purchase Agreement, all of the Company’s right, title and interest in, to and under the Transferred Assets. The Purchaser hereby purchases, takes delivery of and acquires from the Company all of the Company’s right, title and interest in, to and under the Transferred Assets as set forth in Section 2.1(a) of the Purchase Agreement and the Transferred Contracts. For the avoidance of doubt, the Transferred Assets shall not include the Excluded Assets.

2.     Assumed Liabilities. On the terms and subject to the conditions, exceptions and limitations contained herein and in the Purchase Agreement, at the Closing and as of the Closing Date, the Purchaser hereby assumes and agrees to pay, discharge or perform when due, the Assumed Liabilities.

3.     Excluded Liabilities. Notwithstanding anything to the contrary contained in this Agreement or the Purchase Agreement, the Purchaser will not assume or be liable for any Excluded Liabilities, and the Company shall retain the Excluded Liabilities.

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Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

4.     Nonassignable Assets. This Agreement shall not constitute an assignment of any Nonassignable Asset. The assignment of any Nonassignable Asset shall be made in accordance with the provisions set forth in Section 2.4 of the Purchase Agreement.

5.     Counterparts; Facsimile Signature. This Agreement may be executed in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when all counterparts have been signed by each of the parties and delivered to the other parties. Any party may execute this Agreement by facsimile or scanned signature, and the other parties will be entitled to rely on such facsimile or scanned signature as conclusive evidence that this Agreement has been duly executed by such party.

6.     Controlling Document. In the event of any conflict between the terms and conditions of this Agreement, on the one hand, and the Purchase Agreement, on the other hand, the applicable provisions in the Purchase Agreement shall control. Notwithstanding anything to the contrary in this Agreement, in no event shall any provision of this Agreement (a) expand or increase in any way the scope or effect of any provision of, or the rights or obligations of the Purchaser or the Company under, the Purchase Agreement or (b) modify any provision of the Purchase Agreement.

7.     Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Purchaser, the Company and their respective successors and permitted assigns, in accordance with the terms of the Purchase Agreement.

8.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state’s principles of conflicts of law.

9.     Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably necessary to effect the intent of the parties hereto. The parties hereto shall use all reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.     Further Assurances. It is the intent of the parties that all of the Company’s right, title and interest in, to and under the Transferred Assets be sold, transferred, conveyed, assigned and delivered to, and all of the Assumed Liabilities be assumed and paid, discharged or performed when due by, the Purchaser as set forth herein and in the Purchase Agreement. From time to time after the Closing, at the request of the Purchaser or the Company but without further consideration, the Company or the Purchaser, as the case may be, will each execute and deliver to the applicable party such other instruments of conveyance, assignment and transfer and take such other actions as the Purchaser or the Company reasonably may request in order to consummate the transactions contemplated by the Purchase Agreement.

2

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Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

11.     No Waiver. Nothing contained herein shall be construed as a waiver of or limitation upon any of the rights or remedies of the parties as set forth in, or arising in connection with, the Purchase Agreement. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated other than by an instrument signed by the parties hereto.

12.     Headings. The section headings are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

IN WITNESS WHEREOF, the parties have executed and delivered this Bill of Sale, Assignment and Assumption Agreement as of the date first referenced above.

PURCHASER: CLSN LABORATORIES, INC.

By:
Name:
Title:

[Signature Page to Bill of Sale, Assignment and Assumption Agreement]

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

IN WITNESS WHEREOF, the parties have executed and delivered this Bill of Sale, Assignment and Assumption Agreement as of the date first referenced above.

COMPANY: EGEN, INC.

By:
Name:
Title:

[Signature Page to Bill of Sale, Assignment and Assumption Agreement]

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

 EXHIBIT C

FORM OF ASSIGNMENT OF PATENT RIGHTS

This ASSIGNMENT OF PATENT RIGHTS dated as of             , 2014, is entered into by Egen, Inc., an Alabama corporation with offices located at 601 Genome Way, Huntsville, AL 35806 (“Assignor”), for the benefit of CLSN Laboratories, Inc., a Delaware Corporation with the registered office located at c/o the Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, State of Delaware (the “Assignee”).

WHEREAS, Assignor owns all right, title, and interest in and to the patents and patent applications set forth on Schedule A attached hereto and the inventions covered thereby (the “Assigned Patents”); and

WHEREAS, pursuant to that certain Asset Purchase Agreement dated as of June 6, 2014, by and between Assignor and Celsion Corporation, a Delaware corporation, Assignor has agreed to sell and assign, and the Assignee has agreed to purchase and acquire, all of Assignor’s rights, title and interests in and to the Assigned Patents;

NOW, THEREFORE, for good and valuable consideration and in consideration of the foregoing recitals and the covenants and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ASSIGNOR HEREBY sells, assigns, transfers and conveys to Assignee, its successors, legal representatives and assigns, all of Assignor’s rights, title and interest throughout the world in, to and under the Assigned Patents, including, without limitation, the right to sue for past infringement, and the patents and patent applications and all patents of the United States which may be granted thereon, and all divisions, renewals and continuations thereof, and all patents of the United States which may be granted thereon and all reissues and extensions thereof; and all applications for industrial property protection, including, without limitation, all applications for patents, utility models, and designs which may hereafter be filed for the invention in any country or countries foreign to the United States, together with the right to file such applications and the right to claim for the same the priority rights derived from the patent under the patent laws of the United States, the International Convention for the Protection of Industrial Property, or any other international agreement or the domestic laws of the country in which any such application is filed, as may be applicable; and all forms of industrial property protection, including, without limitation, patents, utility models, inventors' certificates and designs which may be granted for said invention in any country or countries foreign to the United States and all extensions, renewals and reissues thereof;

ASSIGNOR HEREBY, in conjunction with the foregoing assignment, authorizes and requests, the Commissioner of Patents and Trademarks of the United States, and any official of any country or countries foreign to the United States, whose duty it is to issue patents or other evidence or forms of industrial property protection on patents and applications as aforesaid, to issue the same to Assignee, its successors, legal representatives and assigns, in accordance with the terms of this instrument;

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

ASSIGNOR HEREBY covenants and agrees that it has the full right to convey the entire interest herein assigned, and that Assignor has not executed, and will not execute, any agreement in conflict herewith; and

ASSIGNOR HEREBY further covenants and agrees that Assignor will communicate to Assignee, its successors, legal representatives and assigns, any material facts known to Assignor respecting the Assigned Patents, and upon request and at the expense of Assignee, its successor and, legal representatives and assigns, testify in any legal proceeding, sign all lawful papers, execute all divisional, continuing, reissue and foreign applications, make all rightful oaths, and generally cooperate to the best of its ability with the Assignee to aid Assignee, its successors, legal representatives and assigns, to obtain and enforce proper protection for the Assigned Patents in all countries.

[SIGNATURE PAGE FOLLOWS]

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** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

IN WITNESS WHEREOF, Assignor has caused this Assignment of Patent Rights to be to be executed by its duly authorized representatives effective as of the date first written above.

EGEN, INC.

By:
Name:
Title:

STATE OF ALABAMA

COUNTY OF ___________

     On this the _____ day of           , 2014, before me, the undersigned Notary Public, personally appeared                     , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument to be the _________________________ of Egen, Inc., an Alabama corporation, and acknowledged to me that he/she executed the same as his/her free act and deed.

Notary Public

Name:

My commission expires:

[Signature Page to Assignment of Patent Rights]

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

EXHIBIT C

FORM OF ASSIGNMENT OF TRADEMARK RIGHTS

This ASSIGNMENT OF TRADEMARK RIGHTS dated as of             , 2014, is entered into by Egen, Inc., an Alabama corporation with offices located at 601 Genome Way, Huntsville, AL 35806 (“Assignor”), for the benefit of CLSN Laboratories, Inc., a Delaware Corporation with the registered office located at c/o the Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, State of Delaware (the “Assignee”).

WHEREAS, Assignor owns all right, title, and interest in and to the trademarks set forth on Schedule A attached hereto and the registrations thereof (the “Assigned Trademarks”); and

WHEREAS, pursuant to that certain Asset Purchase Agreement dated as of June 6, 2014, by and between Assignor and Celsion Corporation, a Delaware corporation, Assignor has agreed to sell and assign to Assignee, and Assignee has agreed to purchase and acquire, all of Assignor’s right, title and interest in and to the Assigned Trademarks;

NOW, THEREFORE, for good and valuable consideration and in consideration of the foregoing recitals and the covenants and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ASSIGNOR HEREBY sells, assigns, and transfers to Assignee its entire right, title and interest in and to the Assigned Trademarks, together with the goodwill of the business associated with the Assigned Trademarks, including, without limitation, the right to sue for past infringements, and all other corresponding rights, claims and privileges secured under the laws of the United States and any foreign country; and

ASSIGNOR HEREBY, in conjunction with the foregoing assignment, authorizes and requests, the Commissioner for Trademarks of the United States Patent and Trademark Office, and the corresponding entities or agencies in any applicable foreign countries, to record Assignee as the assignee and owner of the Assigned Trademarks registered in the corresponding jurisdiction.

[SIGNATURE PAGE FOLLOWS]

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

IN WITNESS WHEREOF, Assignor has caused this Assignment of Trademark Rights to be executed by its duly authorized representatives effective as of the date first written above.

EGEN, INC.

By:
Name:
Title:

STATE OF ALABAMA

COUNTY OF ___________

     On this the _____ day of           , 2014, before me, the undersigned Notary Public, personally appeared                     , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument to be the _________________________ of Egen, Inc., an Alabama corporation, and acknowledged to me that he/she executed the same as his/her free act and deed.

Notary Public

Name:

My commission expires:

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

EXHIBIT C

FORM OF ASSIGNMENT OF DOMAIN NAMES

This ASSIGNMENT OF DOMAIN NAMES dated as of             , 2014, is entered into by Egen, Inc., an Alabama corporation with offices located at 601 Genome Way, Huntsville, AL 35806 (“Assignor”), for the benefit of CLSN Laboratories, Inc., a Delaware Corporation with the registered office located at c/o the Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, State of Delaware (the “Assignee”).

WHEREAS, Assignor owns all right, title, and interest in and to the domain names set forth on Schedule A attached hereto and the registrations thereof (the “Assigned Domain Names”); and

WHEREAS, pursuant to that certain Asset Purchase Agreement dated as of June 6, 2014, by and between Assignor and Celsion Corporation, a Delaware corporation, Assignor has agreed to sell and assign to Assignee, and Assignee has agreed to purchase and acquire, all of Assignor’s right, title and interest in and to the Assigned Domain Names;

NOW, THEREFORE, for good and valuable consideration and in consideration of the foregoing recitals and the covenants and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ASSIGNOR HEREBY sells, assigns, and transfers to Assignee its entire right, title and interest in and to the Assigned Domain Names, together with the goodwill of the business associated with the Assigned Domain Names, including, without limitation, the right to sue for past infringements, and all other corresponding rights, claims and privileges secured under the laws of the United States and any foreign country;

ASSIGNOR HEREBY, in conjunction with the foregoing assignment, authorizes and requests, the applicable domain name registrars to reflect Assignee as the assignee and owner of the Assigned Domain Names in records; and

ASSIGNOR HEREBY, agrees to provide, within one (1) business day after the execution of this Assignment of Domain Names, the applicable domain name registrars with all necessary verification required by such registrars to effectuate the transfer of the Assigned Domain Names to Assignee and take all such further action as Assignee may reasonably request to carry out and fulfill the purposes and intent of this Assignment of Domain Names.

[SIGNATURE PAGE FOLLOWS]

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

IN WITNESS WHEREOF, Assignor has caused this Assignment of Domain Names to be executed by its duly authorized representatives effective as of the date first written above.

EGEN, INC.

By:
Name:
Title:

STATE OF ALABAMA

COUNTY OF ___________

     On this the _____ day of           , 2014, before me, the undersigned Notary Public, personally appeared                     , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument to be the _________________________ of Egen, Inc., an Alabama corporation, and acknowledged to me that he/she executed the same as his/her free act and deed.

Notary Public

Name:

My commission expires:

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

 EXHIBIT D

FORM OF REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of                , 2014, by and between Celsion Corporation, a Delaware corporation (the “Company”), and Egen, Inc., an Alabama corporation (the “Holder”).

WHEREAS, the Company and the Holder have entered into that certain Asset Purchase Agreement dated as of June 6, 2014 (the “Asset Purchase Agreement”), pursuant to which the Company shall purchase substantially all of the assets of the Holder, other than the Excluded Assets (as defined therein), and assume certain specified liabilities of the Holder, other than the Excluded Liabilities (as defined therein), upon the terms and subject to the conditions set forth therein (the “Acquisition”); and

WHEREAS, Company has agreed to provide the registration rights set forth in this Agreement with respect to any and all shares of common stock, par value $0.01 per share, of the Company issued to the Holder at the closing of the Acquisition and in relation to the occurrence of each Earnout Milestone (as defined in the Asset Purchase Agreement), if any, pursuant to the Asset Purchase Agreement, including any securities issued to the Holder in the event of any stock split, reverse stock split, or stock dividend (including any dividend or distribution of securities convertible into capital stock) with respect to such shares (the “Shares”);

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1     Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Asset Purchase Agreement. The terms set forth below are used herein as so defined.

“Acquisition” has the meaning set forth in the recitals hereof.

“Agreement” has the meaning set forth in the preamble hereof.

“Asset Purchase Agreement” has the meaning set forth in the recitals hereof.

“Company” has the meaning set forth in the preamble hereof.

“Effectiveness Period” has the meaning set forth in Section 2.2(c) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

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** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

“Holder” has the meaning set forth in the preamble hereof.

“Losses” has the meaning set forth in Section 2.5(a) hereof.

“Person” means any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, government or agency or subdivision thereof or any other entity.

“Prospectus” means (a) the prospectus included in any registration statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such registration statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (b) any “free writing prospectus” as defined in Rule 405 under the Securities Act.

“Registrable Securities” means the Shares; provided, however, that any of the Shares shall cease to be the Registrable Securities, and the Company’s obligations under this Agreement with respect to any such Shares shall terminate and be of no further force or effect with respect to such Shares, upon the earlier to occur of (a) when the Registration Statement for such Shares has been declared effective by the SEC and such Shares have been sold or disposed of pursuant to such Registration Statement and (b) when such Shares cease to be outstanding; provided, further, that Shares shall cease to be Registrable Securities, and the Company’s obligations under this Agreement with respect to such Shares shall terminate and be of no further force or effect with respect to such Shares, on the one (1) year anniversary of the effective date of the Registration Statement applicable to such Shares.

“Registration Expenses” means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of the Registrable Securities, and the disposition of the Registrable Securities, including all registration, filing, securities exchange listing and exchange fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or comfort letters required by or incident to such performance and compliance.

“Registration Statement” has the meaning set forth in Section 2.1 hereof.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“Shares” has the meaning set forth in the recitals hereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

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** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

“Selling Expenses” means all discounts and selling commissions allocable to the sale of the Registrable Securities.

ARTICLE II
REGISTRATION RIGHTS

2.1     Registration. Subject to the terms and conditions of this Agreement, including Section 2.3 hereof, the Company shall file, as promptly as reasonably practicable and within ninety (90) days following each issuance of Shares to the Holder, with the SEC a registration statement for the resale by the Holder of such Registrable Securities on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, in respect of which the Company may use a Form S-3 registration statement to the extent the Company is then eligible to use Form S-3 or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of such Registrable Securities, covering the resale of such Registrable Securities (such registration statement, together with any prospectus included therein, as such registration statement or the prospectus may be amended or supplemented, as applicable, from time to time, the “Registration Statement”).

2.2     Obligations of Company. In connection with its obligations contained in this Article II, the Company will:

(a)     use its commercially reasonable efforts to cause all such Registrable Securities registered pursuant to this Agreement to be listed on the securities exchange or trading system on which similar securities issued by the Company are then listed;

(b)     provide a transfer agent and registrar for all Registrable Securities covered by a Registration Statement not later than the effective date of such Registration Statement;

(c)     use commercially reasonable efforts to cause a Registration Statement to become effective with respect to each issuance of Shares to the Holder and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, and (ii) the one (1) year anniversary of the effective date of such Registration Statement (with respect to each issuance of Shares to the Holder, the “Effectiveness Period”);

(d)     prepare and file with the SEC such amendments and post-effective amendments to a Registration Statement as may be necessary to keep such Registration Statement effective for the Effectiveness Period for the Registrable Securities covered by such Registration Statement and to comply with the provisions of the Exchange Act and the Securities Act with respect to the distribution of all of the Registrable Securities covered thereby;

(e)     furnish to the Holder such number of copies of any Prospectus, including any preliminary prospectus, and all amendments and supplements thereto and such other documents as the Holder may reasonably request in writing in order to facilitate the disposition of the Registrable Securities owned by the Holder that are covered by a Registration Statement in accordance with the terms of this Agreement;

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** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(f)     prior to any public offering of the Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Holder in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions reasonably requested in writing by the Holder; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.2(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 2.2(f) or (iii) file a general consent to service of process in any such jurisdiction; and

(g)     as promptly as reasonably practicable, notify the Holder in writing, at any time prior to the end of any Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus for the applicable Registration Statement includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (each such written notice, a “Disclosure Notice”), and promptly prepare, file with the SEC and furnish to the Holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

2.3     Obligations of the Holder.

(a)     It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the Holder furnish to the Company such other information in writing regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities by the Holder as the Company shall reasonably request and as shall be required in connection with the actions to be taken by the Company with respect to the Holder hereunder. In addition, the Holder shall promptly notify the Company in writing of the occurrence, from the date on which such information or documents are furnished to the date of the closing for the sale of any such Registrable Securities, of any event relating to the Holder that is required under the Securities Act to be set forth in the Registration Statement applicable to such Registrable Securities.

(b)     It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the Holder shall cooperate with any reasonable requests of the Company in connection with the Company’s compliance with applicable rules and regulations of the SEC, including providing access to the Holder’s management upon reasonable prior notice during normal business hours, allowing access to and discussing with the Holder’s auditor its audit work on the Holder’s financial statements, and discussing with and obtaining from such auditor consents to fulfill the Company’s reporting requirements. Without limiting the foregoing, not later than thirty (30) days after the date of this Agreement, the Holder shall provide to the Company such information as the Company may reasonably require to prepare pro forma financial information regarding the Holder required to be filed in accordance with the requirements of Regulation S-X, Form 8-K and the other applicable rules and regulations of the SEC.

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** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(c)     The Holder hereby agrees with the Company that upon receipt of a Disclosure Notice, the Holder will forthwith discontinue dispositions of Registrable Securities pursuant to the applicable Registration Statement until (i) the Holder has received copies of the supplemented or amended Prospectus contemplated by Section 2.2(g) hereof or (ii) the Holder is advised in writing by the Company that the use of such Registration Statement, or the prospectus included therein, may be resumed, and has received copies of any additional or supplemental filings that are required to be incorporated by reference in the prospectus. The Holder receiving a Disclosure Notice hereby agrees that it will cease using any Prospectus, other than permanent file copies, then in the Holder’s possession which have been replaced by the Company with more recently dated Prospectus. The Holder further agrees with the Company to hold the fact that it has received any Disclosure Notice, and any communication from the Company to the Holder relating to an event giving rise to a such notice, in confidence.

2.4     Expenses. The Company will pay all reasonable Registration Expenses as determined in good faith. The Company shall not be responsible for legal fees or other expenses incurred by the Holder in connection with the exercise of the Holder’s rights hereunder. The Holder shall pay all Selling Expenses in connection with any sale of its Registrable Securities hereunder.

2.5     Indemnification.

(a)     In the event of an offering of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the Holder, the Holder’s directors and officers, and each underwriter, pursuant to the applicable underwriting agreement with such underwriter, of Registrable Securities thereunder and each Person, if any, who controls the Holder or underwriter within the meaning of the Securities Act and the Exchange Act, and its directors and officers, and each agent of the Holder (including legal counsel and accountants), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which the Holder, director, officer, underwriter, controlling Person or agent may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, or (iii) any violation or alleged violation by the indemnifying party of the Securities Act or the Exchange Act, and shall reimburse the Holder, its directors and officers, such underwriter, such controlling Person or agent for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings as any such expenses are incurred; provided, however, that the Company shall not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement, omission or alleged omission or violation or alleged violation made in connection with any Registration Statement, any preliminary prospectus, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, in reliance upon and in conformity with information furnished in writing expressly for use in connection with such registration by or on behalf of the Holder, its directors or officers, any underwriter, controlling Person or agent; provided, further, that the indemnity agreement contained in this Section 2.5(a) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned.

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** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(b)     The Holder shall indemnify and hold harmless the Company, the Company’s directors and officers, underwriters and each Person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act and the Exchange Act, directors and officers of such controlling Person, and each agent of the Company (including legal counsel and accountants) against any Losses, joint or several, to which the Company or any such director, officer, underwriter, controlling Person or agent may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, or (iii) any violation or alleged violation by the indemnifying party of the Securities Act or the Exchange Act, in each case to the extent that such untrue statement or alleged untrue statement, omission or alleged omission or violation or alleged violation was made in connection with any Registration Statement, preliminary prospectus, free writing prospectus or final prospectus, or amendments or supplements thereof, in reliance upon and in conformity with information furnished in writing expressly for use in connection with such registration by or on behalf of the Holder, and shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, underwriter, controlling Person or agent with investigating or defending any such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Holder, which consent shall not be unreasonably withheld, delayed or conditioned.

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** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(c)     Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, the indemnifying party shall not be liable to such indemnified party under this Section 2.5 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that, (i) if the indemnifying party has failed to assume the defense or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that the interests of the indemnified party materially conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent.   No indemnifying party shall, without the prior written consent of the indemnified party, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the indemnified parties with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.   The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified parties under this Section 2.5, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. Notwithstanding any other provision of this Agreement, if the indemnifying party is actively conducting a diligent good faith defense of an action brought against an indemnified party with respect to which the indemnified party is entitled to indemnification hereunder, no indemnified party shall settle any such action brought against it with respect to which it is entitled to indemnification hereunder without the written consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.

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Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

(d)     The provisions of this Section 2.5 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

2.6     Transfer or Assignment of Registration Rights. Without the Company’s written consent, the rights of the Holders under this Article II may not be transferred or assigned by the Holder to any other Person.

2.7     Rule 144 Compliance. With a view to making available to the Holder the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Holder to sell Shares to the public without registration or pursuant to a registration on Form S-3 (or any successor form), the Company shall:

(a)     make and keep public information current and available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the date hereof until the earlier of (x) six (6) months after such date as such Shares may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect and (y) such date as such Shares shall have been resold;

(b)     use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)     furnish to the Holder so long as the Holder owns Shares, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company filed with the SEC, and such other reports and documents so filed or furnished by the Company with the SEC as the Holder may reasonably request in connection with the sale of Shares without registration.

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Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

ARTICLE III
MISCELLANEOUS

3.1     Notices. All notices and other communications hereunder shall be in writing and shall be deemed given to a party hereto at the following applicable address (or at such other address for a party as shall be specified by like notice) (a) on the date of delivery, if delivered personally, (b) on the Business Day following receipt for delivery by a nationally recognized commercial delivery service, if delivered next-day delivery service by such service and if provided to such commercial delivery service prior to the cutoff time for next day delivery, (c) three (3) Business Days following mailing, if mailed by registered or certified mail, return receipt requested, (d) on the date of transmission if sent via facsimile with confirmation of receipt during normal business hours or (e) on the Business Day following transmission if sent via facsimile with confirmation of receipt outside of normal business hours:

(a)	if to the Company, to:

Celsion Corporation

997 Lenox Drive, Suite 100

Lawrenceville, NJ 08648

Attention: Chief Executive Officer

Facsimile No.: (609) 896 2200

with copies (which shall not constitute notice) to:

Sidley Austin LLP

1001 Page Mill Rd, Building 1

Palo Alto, CA 94304

Attention: Sam Zucker, Esq.

Facsimile No.: (650) 565-7100

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, CA 94025

Attention: Jennifer A. DePalma, Esq.

Facsimile No.: (650) 473-2601

(b)	if to the Holder, to:

EGWU, Inc.

601 Genome Way

Suite 3400

Huntsville, Alabama 35806

Attention: ** **

with a copy (which shall not constitute notice) to:

Bradley Arant Boult Cummings LLP

200 Clinton Avenue West

Suite 900

Huntsville, AL 35801

Attention: Scott E. Ludwig

Facsimile No.: (256) 517-5249

3.2     Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties hereto.

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3.3     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state’s principles of conflicts of law. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in the State of Delaware, County of Wilmington, in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 3.1 hereof or in such other manner as may be permitted by applicable Laws shall be valid and sufficient service thereof. With respect to any particular action, suit or proceeding, venue shall lie solely in the County of Wilmington in the State of Delaware.

3.4     Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party. Notwithstanding the foregoing sentence, the Company may assign all of its rights, interests and obligations under this Agreement to any party that acquires all of the issued and outstanding capital stock of the Company without the prior written consent of the Holder, provided that any such assignee shall be required to expressly assume and agree to perform all of the Company’s obligations under this Agreement.

3.5     Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to use all reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

3.6     Entire Agreement. This Agreement, together with the Asset Purchase Agreement, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

3.7     Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

3.8     Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

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3.9     Amendment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against which the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right hereunder

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CELSION CORPORATION

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

EGEN, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

EXHIBIT E

FORM OF LOCK-UP AGREEMENT

                                   , 2014

Celsion Corporation

997 Lenox Drive, Suite 100

Lawrenceville, NJ 08648

RE:     Common Stock of Celsion Corporation

Ladies and Gentlemen:

Reference is made to that certain Asset Purchase Agreement dated as of June 6, 2014, by and between Celsion Corporation, a Delaware corporation (the “Company”), and Egen, Inc., an Alabama corporation (the “Holder”), which provides that the Company shall purchase substantially all of the assets and assume certain specified liabilities of the Holder and the Holder shall receive from the Company 2,712,188 shares of common stock, par value $0.01 per share, of the Company (the “Shares”) to be issued at the closing thereunder and certain other consideration set forth therein.

Annex A hereto sets forth the definitions for the capitalized terms used in this letter agreement that are not defined in the body of this letter agreement. Those definitions are a part of this letter agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Holder hereby agrees that, during the Lock-Up Period, it shall not, without the prior written consent of the Company, which consent may be withheld by the Company in its sole discretion:

(a)	Sell or Offer to Sell any Shares or any Related Securities that may be hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the Holder;

(b)	enter into any Swap;

(c)

make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement (other than as contemplated by the Resale Registration Statement), prospectus or prospectus supplement, or an amendment or supplement thereto, with respect to any such registration; or

(d)	publicly announce any intention to do any of the foregoing.

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The Holder further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this letter agreement during the period from the date of this letter agreement through the close of trading on the date that is the 34th day following the expiration of the ninety (90)-day initial lock-up period, the Holder will give notice thereof to the Company and will not consummate any such transaction or take any such action unless the Holder has received written confirmation from the Company that the Lock-Up Period has expired.

The Holder agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or Related Securities held by the Holder. In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of any Shares or Related Securities.

The Holder further agrees and acknowledges that the provisions set forth herein shall apply, and the Holder shall comply with its obligations hereunder, during the Lock-Up Period regardless of whether the Resale Registration Statement has been filed and declared effective before the expiration of the Lock-Up Period.

The Holder hereby represents and warrants that the Holder has not, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. The Holder will not, directly or indirectly, take any such action.

The Holder hereby represents and warrants that the Holder has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the Holder and the successors, heirs, personal representatives and assigns of the Holder. The Holder understands and agrees that the Company is relying upon the accuracy, completeness and truthfulness of the Holder’s representations, warranties, agreements and covenants contained in this letter agreement.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

EGEN, INC.

By:
Name:
Title:

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17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Certain Defined Terms
Used in Lock-Up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

●	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

●	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

●

“Lock-Up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is ninety (90) days after the date hereof; provided, however, that if (i) during the last seventeen (17) days of the ninety (90)-day initial lock-up period, the Company issues an earnings release or discloses material news or a material event relating to the Company occurs or (ii) prior to the expiration of such period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of such period, then, in each case, the Lock-Up Period will be extended until the expiration of the eighteen (18)-day period beginning on the date of the issuance of the earnings release or the disclosure of the material news or occurrence of the material event, as applicable, but in no event shall the lock-up period be extended more than thirty four (34) days. If the initial lock-up period is extended pursuant to the provisions above, the “Lock-Up Period” shall mean the period described in the first clause of this paragraph, as so extended.

●	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

●	“Registration Rights Agreement” shall mean that certain Registration Rights Agreement dated as of the date hereof, by and between the Company and the Holder.

●

“Related Securities” shall mean any options or warrants or other rights to acquire any Shares or any securities exchangeable or exercisable for or convertible into any Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares.

●

“Resale Registration Statement” shall mean the registration statement on Form S-3 or such form of registration statement as is available to the Company to be filed by the Company pursuant to the Registration Rights Agreement with the SEC providing for the resale of the Shares.

●	“Securities Act” shall mean the Securities Act of 1933, as amended.

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●	“Sell or Offer to Sell” shall mean to:

–	sell, offer to sell, contract to sell or lend,

–	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position

–	pledge, hypothecate or grant any security interest in, or

–	in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

●

“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of the Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of the letter agreement to which this Annex A is attached.

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EXHIBIT F

FORM OF ARTICLES OF DISSOLUTION

OF

EGWU, INC.

STATE OF ALABAMA                                     )

:

COUNTY OF MADISON                                    )

TO THE HONORABLE JUDGE OF PROBATE, MADISON COUNTY, ALABAMA:

Pursuant to the provisions of § 10A-2-14.03 of the Code of Alabama of 1975, as amended, the undersigned corporation executes the following Articles of Dissolution:

FIRST: The name of the corporation is EGWU, Inc.

SECOND: The dissolution of the corporation was authorized on the       day of June, 2014.

THIRD: The dissolution (the “Dissolution”) of the Corporation was approved by the shareholders of the Corporation in accordance with §10A-2-14.02 of the Code of Alabama of 1975, as amended, pursuant to a resolution adopted at a meeting of the shareholders of the Corporation held on the           day of June, 2014.

FOURTH: At the time of the approval of the Dissolution, there were 1,275,000 shares of Company Series A Preferred Stock, par value $0.01 per share, outstanding and entitled to vote on the Dissolution. The holders of those shares of Company Series A Preferred Stock were entitled to cast one vote per share, or an aggregate of 1,275,000 votes.

FIFTH: The undisputed number of Company Series A Preferred Stock votes cast in favor of the Dissolution was [Insert Number]. This number of votes cast in favor of Dissolution was sufficient for approval.

SIXTH: At the time of the approval of the Dissolution, there were 2,000,000 shares of Company Series B Preferred Stock, par value $0.01 per share, outstanding and entitled to vote on the Dissolution. The holders of those shares of Company Series B Preferred Stock were entitled to cast one vote per share, or an aggregate of 2,000,000 votes.

SEVENTH: The undisputed number of Company Series B Preferred Stock votes cast in favor of the Dissolution was [Insert Number]. This number of votes cast in favor of Dissolution was sufficient for approval.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

EIGHTH: At the time of the approval of the Dissolution, there were 14,084,223 shares of Company Common Stock, par value $0.01 per share, outstanding and entitled to vote on the Dissolution. The holders of those shares of Company Common Stock were entitled to cast one vote per share, or an aggregate of 14,084,223 votes.

NINTH: The undisputed number of Company Common Stock votes cast in favor of the Dissolution was [Insert Number]. This number of votes cast in favor of Dissolution was sufficient for approval.

Dated the       day of June, 2014.

EGWU, INC.

By:_____________________________________________

____________________, as its President

This instrument prepared by:

Scott E. Ludwig

Bradley Arant Boult Cummings LLP

200 Clinton Avenue West, Suite 900

Huntsville, AL 35801-4900

(256) 517-5100

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

EXHIBIT G

FORM OF NOTICE OF DISSOLUTION

OF EGWU, INC.,

AN ALABAMA CORPORATION

FORMERLY KNOWN AS EGEN, INC.

Notice is hereby given, pursuant to the provisions of § 10A-1-9.21 of the Code of Alabama of 1975, as amended, that Articles of Dissolution were filed with the Office of the Judge of Probate of Madison County, Alabama, on behalf of EGWU, Inc., an Alabama corporation, formerly known as EGEN, Inc., with its last principal office located at 601 Genome Way Huntsville, Alabama 35806 (the “Company”), and were effective on June __ 2014. Persons making any claim against the Company must submit such claim in writing, together with any contracts, documents or invoices relating thereto, or in the case of a noncontractual claim, a description of the facts and circumstances in which the claim arises and the basis on which the claim is brought, in each case identifying the claimants, the officer, employee or agent of the Company with whom contact was made, and the date of the transaction or occurrence. Information regarding claims should be submitted to the attention of [Insert Name], [Insert New Address]. The deadline by which the Company must receive a claim is 120 days from the date of this notice. All claims against the Company not received by the deadline will be barred.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
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EXHIBIT H

[Form of Notice to be Published in The Huntsville Times:

To appear one time in the Sunday edition]

NOTICE OF DISSOLUTION

Articles of Dissolution of EGWU, Inc., an Alabama corporation, formerly known as EGEN, Inc., were filed with the Judge of Probate Office of Madison County, Alabama, on June __ 2014. All claimants of EGWU, Inc., formerly known as EGEN, Inc., must provide written notice of any claim against the company, to EGWU, Inc., formerly known as EGEN, Inc., 601 Genome Way, Huntsville, Alabama 35806, setting forth (i) the basis of the claim, (ii) the amount of the claim, and (iii) the name of the claimant. All claims against EGWU, Inc., formerly known as EGEN, Inc., will be barred unless a proceeding to enforce the claim is commenced within two years after the date of publication of this notice.

** ** Text Omitted and Filed Separately with the Securities and Exchange
Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

EXHIBIT I

ACKNOWLEDGMENT AND AGREEMENT

OF EGWU, INC., FORMERLY KNOWN AS EGEN, INC.

This Acknowledgement and Agreement (this “Acknowledgment”) is entered into on this the ___ day of _____, 2014, by and between EGWU, Inc., an Alabama corporation, formerly known as Egen, Inc. (the “Company”) and Celsion Corporation, a Delaware Corporation (the “Purchaser”).

RECITALS

A. The Purchaser and the Company have heretofore entered into that certain Asset Purchase Agreement dated June 6, 2014, along with the Ancillary Agreements as defined therein to which the Company is a party (the “Agreement”).

B. Pursuant to Section 7.16 of the Agreement, the Company has filed its Articles of Dissolution in the Office of the Judge of Probate of Madison County, Alabama, effective as of __________________ (the “Articles of Dissolution”).

C. Pursuant to Section 7.16 of the Agreement, the Company has provided notice to known and unknown creditors and known and unknown claimants as set forth on Attachments A and B, attached hereto and incorporated herein, along with this Acknowledgment which constitutes written notice to the Purchaser of the Purchaser’s rights, interests, and claims under the Agreement (the “Claimants’ Notices”).

D. Pursuant to Section 7.16 of the Agreement, the Claimants’ Notices and pursuant to Sections 10A-1-9.21 and 10A-1-9.22 of the Alabama Business Corporation Law (the “ABCL”), the Purchaser is, by this Agreement, providing the Company with its claim and the Company is, by this Agreement, accepting the claim in full.

AGREEMENT

THE PREMISES CONSIDERED and in further consideration of the sum of Ten and No/100 ($10.00) Dollars paid by each party to the other, the mutual undertakings hereinafter recited, and other good and valuable considerations accrued and accruing to the mutual benefit and burden of the parties hereto, the receipt and sufficiency of which are hereby acknowledged, IT IS THEREFORE, AGREED AS FOLLOWS:

1. The Company acknowledges and agrees that it has filed its Articles of Dissolution in accordance with Section 7.16 of the Agreement and in accordance with the ABCL. The Articles of Dissolution are attached hereto and incorporated herein as Attachment C.

2. In accordance with Section 7.16 of the Agreement and in accordance with Section 10A-1-9.21 of the ABCL, the Company has provided written notice to its known claimants, which notice is attached hereto as Attachment A. The parties acknowledge and agree that this Acknowledge shall constitute written notice to the Purchaser of the Purchaser’s rights, interests, and claims under the Agreement with respect to the Company, as required by Section 10A-1-9.21 of the ABCL.

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Commission. Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

3. In accordance with Section 7.16 of the Agreement and in accordance with Section 10A-1-9.22 of the ABCL, the Company has provided notice to its unknown claimants by publishing the notice attached hereto as Attachment B one time in a newspaper of general circulation in Madison County, Alabama.

4. In accordance with Section 7.16 of the Agreement and in accordance with Sections 10A-1-9.21 and 10A-1-9.22 of the ABCL, the parties hereby acknowledge and agree that this Acknowledgement is and shall constitute (i) notice of and delivery to the Company of any and all claims and potential claims, including all claims which are contingent or based on an event occurring after the effective date of the dissolution, by Purchaser against the Company with respect to the Purchaser’s rights, interests, and remedies under the Agreement (the “Purchaser Claims”), and (ii) the Company’s irrevocable acceptance of the Purchaser Claims in full and without reservation. The parties acknowledge and agree that each and every provision of the Agreement, including, without limitation, all rights, obligations and remedies of the Purchaser and the Company, shall remain enforceable against the Company and the Purchaser according to the terms thereof, and that the Agreement shall remain in full force and effect, notwithstanding any bar to any claims provided by Section 10A-1-9.21 or 10A-1-9.22 of the ABCL. The parties agree that (i) this Acknowledgement preserves the rights, remedies, obligations, defenses and interests of each party under the Agreement and does not create any new rights, remedies, obligations, defenses or interests, and (ii) the parties’ said rights, remedies, obligations, defenses and interests, including the Purchaser's Claims, are governed by the Agreement.

5. The Company and the Purchaser hereby acknowledge and agree that neither the Purchaser’s nor the Company’s rights, obligations and remedies as set forth in the Agreement are affected by any Claimants Notices and that each and every provision of the Agreement, including, without limitation, all rights, obligations and remedies of the Purchaser and the Company, remain in full force and effect and shall not be subject to any bar to any claims provided in either Section 10A-1-9.21 of the ABCL or Section 10A-1-9.22 of the ABCL.

IN WITNESS WHEREOF, the parties hereunto have caused these presents to be executed on this the date first above written.

PURCHASER	COMPANY

Celsion Corporation,	EGWU, Inc., an Alabama corporation,
a Delaware Corporation	formerly known as Egen, Inc.

By:_______________________	By:_______________________
Name:________________________	Name:________________________
Title: _________________________	Title: _________________________

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EXHIBIT J

FORM OF OPINION OF COMPANY COUNSEL

** **

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EXHIBIT K

FORM OF INVENTIONS ASSIGNMENT

(former employee)

** **

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EXHIBIT K

FORM OF INVENTIONS ASSIGNMENT

** **

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EXHIBIT L

** **

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